DEUTSCHE MORTGAGE SECURITIES, INC.


                                    Depositor

                                       and


                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                  Master Servicer and Securities Administrator


                                       and


                                  HSBC BANK USA

                                     Trustee
                            ________________________

                         POOLING AND SERVICING AGREEMENT

                           Dated as of January 1, 2004

                            ________________________

                       Mortgage Pass-Through Certificates
                                  Series 2004-1

                                                 TABLE OF CONTENTS

ARTICLE I             DEFINITIONS.................................................................................8

Section 1.1           Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:................................8
Section 1.2           Allocation of Certain Interest Shortfall...................................................60

ARTICLE II            CONVEYANCE OF TRUST FUND; ORIGINAL ISSUANCE OF CERTIFICATES................................62

Section 2.1           Conveyance of Trust Fund...................................................................62
Section 2.2           Acceptance by Trustee......................................................................62
Section 2.3           Repurchase or Substitution of Loans........................................................62
Section 2.4           Authentication and Delivery of Certificates; Designation of Certificates as REMIC
                      Regular and Residual Interests.............................................................65
Section 2.5           Representations and Warranties of the Master Servicer......................................66
Section 2.6           Establishment of the Trust.................................................................67

ARTICLE III           ADMINISTRATION AND SERVICING OF THE LOANS; ACCOUNTS........................................69

Section 3.1           Master Servicer............................................................................69
Section 3.2           REMIC-Related Covenants....................................................................70
Section 3.3           Monitoring of Servicers....................................................................70
Section 3.4           Fidelity Bond..............................................................................71
Section 3.5           Power to Act; Procedures...................................................................71
Section 3.6           Due-on-Sale Clauses; Assumption Agreements.................................................72
Section 3.7           Release of Mortgage Files..................................................................73
Section 3.8           Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.......74
Section 3.9           Standard Hazard Insurance and Flood Insurance Policies.....................................74
Section 3.10          Presentment of Claims and Collection of Proceeds...........................................75
Section 3.11          Maintenance of the Primary Mortgage Insurance Policies.....................................75
Section 3.12          Trustee to Retain Possession of Certain Insurance Policies and Documents...................76
Section 3.13          Realization Upon Defaulted Loans...........................................................76
Section 3.14          Compensation for the Master Servicer.......................................................76
Section 3.15          REO Property...............................................................................77
Section 3.16          Annual Officer's Certificate as to Compliance..............................................78
Section 3.17          Annual Independent Accountant's Servicing Report...........................................78
Section 3.18          Reports Filed with Securities and Exchange Commission......................................79
Section 3.19          UCC........................................................................................80
Section 3.20          Obligation of the Master Servicer in Respect of Compensating Interest......................80


                                                        -i-


Section 3.21          Reserved...................................................................................80
Section 3.22          Protected Accounts.........................................................................80
Section 3.23          Distribution Accounts......................................................................82
Section 3.24          Permitted Withdrawals and Transfers from the Distribution Accounts.........................83
Section 3.25          Reserve Fund...............................................................................85
Section 3.26          Prepayment Penalty Verification............................................................87

ARTICLE IV            PAYMENTS TO CERTIFICATEHOLDERS; ADVANCES; STATEMENTS AND REPORTS...........................88

Section 4.1           Distributions to Group I and Group II Certificateholders...................................88
Section 4.2           Allocation of Group I/II Realized Losses...................................................92
Section 4.3           Distributions to Group III Certificateholders..............................................94
Section 4.4           Allocation of Group III Realized Losses....................................................99
Section 4.5           Reduction of Certificate Principal Balances on the Group I, Group II and Group III
                      Certificates..............................................................................100
Section 4.6           Compliance with Withholding Requirements..................................................101
Section 4.7           Distributions on the Uncertificated REMIC Regular Interests...............................101
Section 4.8           Statements to Certificateholders..........................................................104
Section 4.9           Advances..................................................................................110

ARTICLE V             THE CERTIFICATES..........................................................................111

Section 5.1           The Certificates..........................................................................111
Section 5.2           Certificates Issuable in Classes; Distributions of Principal and Interest; Authorized
                      Denominations.............................................................................113
Section 5.3           Registration of Transfer and Exchange of Certificates.....................................113
Section 5.4           Mutilated, Destroyed, Lost or Stolen Certificates.........................................119
Section 5.5           Persons Deemed Owners.....................................................................119

ARTICLE VI            THE DEPOSITOR AND THE MASTER SERVICER.....................................................120

Section 6.1           Liability of the Depositor and the Master Servicer........................................120
Section 6.2           Merger or Consolidation of the Depositor or the Master Servicer...........................120
Section 6.3           Limitation on Liability of the Depositor, the Master Servicer, the Servicers, the
                      Securities Administrator and Others.......................................................120
Section 6.4           Limitation on Resignation of the Master Servicer..........................................121
Section 6.5           Assignment of Master Servicing............................................................122
Section 6.6           Rights of the Depositor in Respect of the Master Servicer.................................122
Section 6.7           Duties of the Credit Risk Manager.........................................................123
Section 6.8           Limitation Upon Liability of the Credit Risk Manager......................................123
Section 6.9           Removal of the Credit Risk Manager........................................................123

ARTICLE VII           DEFAULT...................................................................................125

Section 7.1           Master Servicer Events of Default.........................................................125
Section 7.2           Trustee to Act; Appointment of Successor..................................................126


                                                       -ii-


Section 7.3           Notification to Certificateholders........................................................127
Section 7.4           Waiver of Master Servicer Events of Default...............................................128

ARTICLE VIII          CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR...................................129

Section 8.1           Duties of Trustee and Securities Administrator............................................129
Section 8.2           Certain Matters Affecting Trustee and Securities Administrator............................130
Section 8.3           Trustee and Securities Administrator not Liable for Certificates or Loans.................132
Section 8.4           Trustee and Securities Administrator May Own Certificates.................................132
Section 8.5           Fees and Expenses of Trustee and Securities Administrator.................................132
Section 8.6           Eligibility Requirements for Trustee and Securities Administrator.........................133
Section 8.7           Resignation and Removal of Trustee and Securities Administrator...........................133
Section 8.8           Successor Trustee or Securities Administrator.............................................135
Section 8.9           Merger or Consolidation of Trustee or Securities Administrator............................135
Section 8.10          Appointment of Co-Trustee or Separate Trustee.............................................136
Section 8.11          Appointment of Office or Agency...........................................................137
Section 8.12          Representations and Warranties of the Trustee.............................................137

ARTICLE IX            TERMINATION...............................................................................139

Section 9.1           Termination Upon Purchase or Liquidation of the Group I and Group II Loans................139
Section 9.2           Additional Termination Requirements with Respect to the Group I Loans and Group II
                      Loans:....................................................................................141
Section 9.3           Termination Upon Purchase or Liquidation of the Group III  Loans..........................142
Section 9.4           Additional Termination Requirements with Respect to the Group III Loans...................145

ARTICLE X             REMIC PROVISIONS..........................................................................147

Section 10.1          REMIC Administration......................................................................147
Section 10.2          Prohibited Transactions and Activities....................................................150
Section 10.3          Indemnification...........................................................................150

ARTICLE XI            MISCELLANEOUS PROVISIONS..................................................................152

Section 11.1          Amendment.................................................................................152
Section 11.2          Recordation of Agreement; Counterparts....................................................153
Section 11.3          Limitation on Rights of Certificateholders................................................154
Section 11.4          Governing Law.............................................................................154
Section 11.5          Notices...................................................................................155
Section 11.6          Severability of Provisions................................................................155
Section 11.7          Notice to Rating Agencies.................................................................155
Section 11.8          Article and Section References............................................................156
Section 11.9          Grant of Security Interest................................................................156

EXHIBITS
Exhibit A-1       -        Forms of Group I Senior  Certificates and Group II Senior  Certificates  (other than the
                           Principal Only Certificates and Group I/II Interest Only Certificates)
Exhibit A-2       -        Forms of Principal Only Certificates
Exhibit A-3       -        Forms of Group I/II Interest Only Certificates
Exhibit A-4       -        Forms of Class [M][B-1][B-2] Certificates
Exhibit A-5       -        Forms of Class B-[3][4][5] Certificates
Exhibit A-6       -        Form of Class R Certificates
Exhibit A-7       -        Forms  of  Class  Group  III  Senior   Certificates   (other  than  the  Class  III-A-IO
                           Certificates)
Exhibit A-8       -        Form of  Class III-A-IO Certificates
Exhibit A-9       -        Forms of Class III-M-[1][2][3] Certificates
Exhibit A-10      -        Form of Class III-CE Certificates
Exhibit A-11      -        Form of Class III-P Certificates
Exhibit A-12      -        Form of Class III-R Certificates
Exhibit B         -        [Reserved]
Exhibit C         -        Form of Transfer Affidavit
Exhibit D         -        Form of Transferor Certificate
Exhibit E         -        Form of Investment Letter (Non-Rule 144A)
Exhibit F         -        Form of Rule 144A Investment Letter
Exhibit G         -        Form of Benefit Plan Affidavit
Exhibit H-1       -        Form of Regulation S Transfer Certificate
Exhibit H-2       -        Form of Clearing System Certificate
Schedule One      -        Loan Schedule
Schedule Two               Prepayment Charge Schedule

                  This Pooling and Servicing Agreement, dated and effective as of January 1, 2004 (this "Agreement"), is executed by and among Deutsche Mortgage Securities, Inc., as depositor (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and HSBC Bank USA, as trustee (the "Trustee"). Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to such terms in Article I hereof.

                              PRELIMINARY STATEMENT

                  The Depositor at the Closing Date is the owner of the Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Trust Fund as consideration for its transfer to the Trust Fund of the Loans and certain other assets and will be the owner of the Certificates. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Loans and the issuance to the Depositor of the Certificates representing in the aggregate the entire beneficial ownership of the Trust Fund. All covenants and agreements made by the Depositor, the Master Servicer, the Securities Administrator and the Trustee herein with respect to the Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates. The Depositor, the Master Servicer and the Securities Administrator are entering into this Agreement, and the Trustee is accepting the trust created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

                  The Certificates issued hereunder, other than the Class B-3, Class B-4, Class B-5 Class III-CE and Class III-P Certificates have been offered for sale pursuant to a Prospectus, dated January 28, 2004, and a Prospectus Supplement, dated January 28, 2004 of the Depositor (together, the "Prospectus"). The Class B-3, Class B-4 and Class B-5 Certificates have been offered for sale pursuant to a Private Placement Memorandum dated January 30, 2004. The Class III-CE Certificates and Class III-P Certificates have been sold by the Depositor to the Underwriter. The Trust Fund created hereunder is intended to be the "Trust" as described in the Prospectus and the Private Placement Memorandum and the Certificates are intended to be the "Certificates" described therein.

                  As provided herein, the Trustee will make an election to treat the entire segregated pool of assets described in the definition of REMIC I (as defined herein), and subject to this Agreement, as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes and such segregated pool of assets will be designated as "REMIC I." The REMIC I Regular Interests will be the "regular interests" in REMIC I and Component R-1 of the Class R Certificates will represent the sole Class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under the federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I Regular Interests. None of the REMIC I Regular Interests will be certificated.

                                             Uncertificated                 Initial
                REMIC I                           REMIC I                 Uncertificated            Latest Possible
     Regular Interest Designation           Pass-Through Rate          Principal Balance           Maturity Date(1)
     ----------------------------           -----------------          -----------------           ----------------
                LT-I-IO                            (2)                        (3)                 September 25, 2033
                LT-I-PO                           0.00%                $      487,899.97          September 25, 2033
               LT-I-SUB                           5.50%                $          149.35          September 25, 2033
               LT-I-ZZZ                           5.50%                $   63,054,356.58          September 25, 2033
               LT-II-IO                            (4)                        (3)                 September 25, 2033
               LT-II-PO                           0.00%                $    1,172,299.97          September 25, 2033
               LT-II-SUB                          4.75%                $          271.78          September 25, 2033
               LT-II-ZZZ                          4.75%                $  114,477,335.61          September 25, 2033
               LT-III-IO                           (5)                        (3)                 September 25, 2033
                 LT-RI                            5.50%                $          100.00          September 25, 2033

_________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the latest possible maturity date for the Group I Loans and Group II Loans has been designated as the "latest possible maturity date" for each REMIC I Regular Interest.

(2) Calculated in accordance with the definition of "Pool Strip Rate" with respect to the Group I Loans herein.

(3) REMIC I Regular Interest LT-I-IO and REMIC I Regular Interest LT-II-IO have no Uncertificated Principal Balance.

(4) Calculated in accordance with the definition of "Pool Strip Rate" with respect to the Group II Loans herein.

                  As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC II". Component R-2 of the Class R Certificates shall represent the sole Class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designations, the Remittance Rate and initial Class Principal Balance for each Class of Certificates which, together with Component R-2, constitute the entire beneficial interests in REMIC II. Determined solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class of Certificates shall be the first Distribution Date that is two years after the end of the remaining amortization schedule of the Loan in the Mortgage Pool that has, as of the Closing Date, the longest remaining amortization schedule, irrespective of its scheduled maturity:

                                   Initial Class                                   Assumed Final Maturity
          Class Designation      Principal Balance        Pass-Through Rate               Date (1)
          -----------------      -----------------        -----------------               --------
                I-A-1             $ 61,561,000.00               5.50%                September 25, 2033
                I-A-X                   (2)                     5.50%                September 25, 2033
                I-A-PO            $    487,899.97               0.00%                September 25, 2033
                II-A-1            $ 64,867,800.00               4.75%                September 25, 2033
                II-A-2            $ 45,000,000.00               4.75%                September 25, 2033
                II-A-3            $  1,892,000.00               4.50%                September 25, 2033
                II-A-X                  (3)                     5.50%                September 25, 2033
               II-A-PO            $  1,172,299.97               0.00%                September 25, 2033
                  R               $        100.00               5.50%                September 25, 2033
                  M               $  2,151,000.00                (4)                 September 25, 2033
                 B-1              $    717,000.00                (4)                 September 25, 2033
                 B-2              $    448,000.00                (4)                 September 25, 2033
                 B-3              $    358,000.00                (4)                 September 25, 2033
                 B-4              $    358,000.00                (4)                 September 25, 2033
                 B-5              $    179,313.32                (4)                 September 25, 2033

___________________

(1) The Distribution date in the month after the maturity date for the latest maturing Group I Loan and Group II Loans. Solely for purposes of
         Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Group I Loan and Group II Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.
(2) The Class I-A-X Certificates will accrue interest at their Pass-Through Rate on the Notional Amount of the Class I-A-X Certificates calculated in accordance with the definition of "Class I-A-X Notional Amount" herein. The Class I-A-X Certificates will not be entitled to distributions in respect of principal. For federal income tax purposes, the Class I-A-X Certificates will not have a Notional Amount, but will be entitled to 100% of amounts distributed on REMIC I Regular Interest LT-I-IO.
(3) The Class II-A-X Certificates will accrue interest at their Pass-Through Rate on the Notional Amount of the Class II-A-X Certificates calculated in accordance with the definition of "Class II-A-X Notional Amount" herein. The Class II-A-X Certificates will not be entitled to distributions in respect of principal. For federal income tax purposes, the Class II-A-X Certificates will not have a Notional Amount, but will be entitled to 100% of amounts distributed on REMIC II Regular Interest LT-II-IO.

(4) Each such Class of Certificates will accrue interest at the weighted average of the rates at which each of the Subordinate Components accrue interest, however, each of the Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Pass-Through Rates on each REMIC I Regular Interest ending with the designation "SUB," weighted on the basis of the Uncertificated Principal Balance of each such REMIC I Regular Interest.

                  As provided herein, the Trustee will make an election to treat the entire segregated pool of assets described in the definition of REMIC III (as defined herein), and subject to this Agreement, as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes and such segregated pool of assets will be designated as "REMIC III." The REMIC III Regular Interests will be the "regular interests" in REMIC III and Component R-3 of the Class III-R Certificates will represent the sole Class of "residual interests" in REMIC III for purposes of the REMIC Provisions (as defined herein) under the federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC III Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC III Regular Interests. None of the REMIC III Regular Interests will be certificated.

                                             Uncertificated                 Initial
               REMIC III                        REMIC III                Uncertificated            Latest Possible
     Regular Interest Designation           Pass-Through Rate          Principal Balance           Maturity Date(1)
     ----------------------------           -----------------          -----------------           ----------------
                LT-III                             (2)                  $  270,847,186.00         December 25, 2033
              LT-III-IO-1                          (2)                  $    7,738,300.00         December 25, 2033
              LT-III-IO-2                          (2)                  $    7,738,400.00         December 25, 2033
              LT-III-IO-3                          (2)                  $    7,738,300.00         December 25, 2033
              LT-III-IO-4                          (2)                  $    4,643,000.00         December 25, 2033
              LT-III-IO-5                          (2)                  $   10,833,700.00         December 25, 2033
               LT-III-P                            (2)                  $          100.00         December 25, 2033

_________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the latest possible maturity date for the Group III Loans has been designated as the "latest possible maturity date" for each REMIC III Regular Interest.
(2) Calculated in accordance with the definition of "Uncertificated REMIC III Pass-Through Rate" herein.

                  As provided herein, the Trustee will make an election to treat the assets consisting of the REMIC III Regular Interests, and subject to this Agreement, as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes and such segregated pool of assets will be designated as "REMIC IV." The REMIC IV Regular Interests will be the "regular interests" in REMIC IV and Component R-4 of the Class III-R Certificates will represent the sole Class of "residual interests" in REMIC IV for purposes of the REMIC Provisions (as defined herein) under the federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC IV Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC IV Regular Interests. None of the REMIC IV Regular Interests will be certificated.

   Uncertificated REMIC IV       Uncertificated REMIC     Initial Uncertificated             Latest
 Regular Interest Designation    IV Pass-Through Rate-      Principal Balance         Possible Maturity(1)
 ----------------------------    ---------------------      -----------------         --------------------
          MT-III-AA                      (2)               $   303,348,108.28          December 25, 2033
          MT-III-A1                      (2)               $     1,106,050.00          December 25, 2033
          MT-III-A2                      (2)               $       274,320.00          December 25, 2033
          MT-III-A3                      (2)               $       584,180.00          December 25, 2033
          MT-III-A4                      (2)               $       382,680.00          December 25, 2033
          MT-III-A5                      (2)               $       283,810.00          December 25, 2033
          MT-III-A6                      (2)               $       309,530.00          December 25, 2033
          MT-III-M1                      (2)               $        74,290.00          December 25, 2033
          MT-III-M2                      (2)               $        46,430.00          December 25, 2033
          MT-III-M3                      (2)               $        23,220.00          December 25, 2033
          MT-III-ZZ                      (2)               $     3,106,267.72          December 25, 2033
        MT-III-IO-A(3)                   (2)                       (4)                 December 25, 2033
        MT-III-IO-B(5)                   (2)                       (6)                 December 25, 2033
           MT-III-P                      (2)               $           100.00          December 25, 2033

___________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Group III Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Uncertificated REMIC IV Regular Interest.
(2) Calculated in accordance with the definition of "Uncertificated REMIC IV Pass-Through Rate" herein.
(3)      REMIC IV Regular Interest MT-III-IO-A will accrue interest at a rate of
         (i) for the first twelve distribution dates,1.00% and (ii) thereafter, 0.00%.
(4) REMIC IV Regular Interest MT-III-IO-A will not have an Uncertificated Principal Balance, but will accrue interest on its Uncertificated Notional Amount, as defined herein.
(5)      REMIC IV Regular Interest MT-III-IO-B will accrue interest at a rate of
         (i) for the first twenty-four distribution dates ,3.50% and (ii) thereafter, 0.00%.
(6) REMIC IV Regular Interest MT-III-IO-B will not have an Uncertificated Principal Balance, but will accrue interest on its Uncertificated Notional Amount, as defined herein.

                  As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the REMIC IV Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC V". Component R-5 of the Class III-R Certificate shall represent the sole Class of "residual interests" in REMIC V for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designations, the Remittance Rate and initial Class Principal Balance for each Class of Certificates which, together with the Component R-5, constitute the entire beneficial interests in REMIC V. Determined solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class of Certificates shall be the first Distribution Date that is two years after the end of the remaining amortization schedule of the Loan in the Mortgage Pool that has, as of the Closing Date, the longest remaining amortization schedule, irrespective of its scheduled maturity:

                                    Initial Class                                   Assumed Final Maturity
          Class Designation       Principal Balance        Pass-Through Rate               Date (1)
          -----------------       -----------------        -----------------               --------
               III-A-1            $ 110,605,000.00                (2)                 December 25, 2033
               III-A-2            $  27,432,000.00                (2)                 December 25, 2033
               III-A-3            $  58,418,000.00                (2)                 December 25, 2033
               III-A-4            $  38,268,000.00                (2)                 December 25, 2033
               III-A-5            $  28,381,000.00                (2)                 December 25, 2033
               III-A-6            $  30,953,000.00                (2)                 December 25, 2033
               III-A-IO                (3)                        (2)                  January 25, 2006
               III-M-1            $   7,429,000.00                (2)                 December 25, 2033
               III-M-2            $   4,643,000.00                (2)                 December 25, 2033
               III-M-3            $   2,322,000.00                (2)                 December 25, 2033
                III-CE            $   1,087,886.00 (3)            (4)                 December 25, 2033
                III-P             $        100.00                 (5)                 December 25, 2033

___________________
(1) The Distribution date in the month after the maturity date for the latest maturing Group III Loan. Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Group III Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.
(2) Calculated in accordance with the definition of "Pass-Through Rate" herein.
(3) The Class III-A-IO Certificates will accrue interest at their Pass-Through Rate on their Notional Amount, as defined herein.
(4) The Class III-CE Certificates will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class III-CE Certificates outstanding from time to time which shall equal the Uncertificated Principal Balance of the REMIC IV Regular Interests (other than REMIC IV Regular Interest MT-III-P) The Class III-CE Certificates will not accrue interest on their Class Principal Balance.
(5) The Class III-P Certificates are not entitled to distribution of interest.

                               W I T N E S S E T H
                               -------------------

                  In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

                  Section 1.1 Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

                  ACCEPTED MASTER SERVICING PRACTICES: With respect to any Loan, those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to a Servicer).

                  ACCOUNT: The Distribution Accounts and any Protected Account as the context may require.

                  ADVANCE: Either (i) a Monthly Advance made by a Servicer as such term is defined in and pursuant to the related Servicing Agreement or (ii) an advance made by the Master Servicer pursuant to Section 4.9.

                  AFFILIATE: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The Trustee may obtain and rely on an Officer's Certificate of the Servicer or the Depositor to determine whether any Person is an Affiliate of such party.

                  AGGREGATE CERTIFICATE PRINCIPAL BALANCE: At any given time, the sum of the then current Class Principal Balances of all related Classes of Certificates.

                  AGGREGATE SENIOR PERCENTAGE: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Balance of the Group I Senior Certificates and Group II Senior Certificates (other than the related Principal Only Certificates) immediately prior to that Distribution Date, and the denominator of which is the sum of the Scheduled Principal Balances of the Group I Loans and Group II Loans as of the first day of the related Due Period (exclusive of the applicable Discount Fraction of the Scheduled Principal Balance of each Discount Loan).

                  AGGREGATE SUBORDINATE AMOUNT: With respect to any date of determination, an amount equal to the excess of the aggregate Scheduled Principal Balance of the Group I Loans and Group II Loans (exclusively of the applicable Discount Fraction of the Scheduled Principal Balance of each Discount
Loan) over the aggregate Class Principal Balances of the Group I Senior Certificates and Group II Senior Certificates then outstanding.

                  AGREEMENT: This Pooling and Servicing Agreement and all amendments and supplements hereto.

                  ANNIVERSARY: Each anniversary of the Cut-Off Date.

                  APPRAISED VALUE: The amount set forth in an appraisal made by or for the mortgage originator in connection with its origination of each Loan.

                  ASSIGNMENT: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

                  ASSIGNMENT AGREEMENTS: Shall mean (i) the Assignment, Assumption and Recognition Agreement, dated as of January 30, 2004, among the Seller, the Depositor and National City, pursuant to which the National City Servicing Agreement was assigned to the Depositor, (ii) the Assignment, Assumption and Recognition Agreement, dated as of January 30, 2004, among the Seller, the Depositor and Downey pursuant to which the Downey Servicing Agreement was assigned to the Depositor, (iii) the Assignment, Assumption and Recognition Agreement, dated as of January 30, 2004, among the Seller, the Depositor and Greenpoint, pursuant to which the Greenpoint Servicing Agreement was assigned to the Depositor and (iv) the Assignment, Assumption and Recognition Agreement, dated as of January 30, 2004, among the Seller, the Depositor and GMAC, pursuant to which the GMAC Servicing Agreement was assigned to the Depositor.

                  AUTHORIZED DENOMINATION: With respect to the Offered Certificates (other than the Residual Certificates), a minimum initial Certificate Principal Balance of $25,000 each and integral multiples of $1 in excess thereof as set forth on the face thereof. With respect to each of the Class R Certificates and the Class III-R Certificates, one Certificate with a Percentage Interest equal to 100% as set forth on the face thereof. With respect to the Class III-P Certificates, minimum initial Certificate Principal Balances of $20 and integral multiples thereof as set forth on the face thereof. With respect to the Class III-CE Certificates, minimum initial Certificate Principal Balances of $10,000 and integral multiples of $1.00 in excess thereof as set forth on the face thereof.

                  BANKRUPTCY COVERAGE: As of the Cut-Off Date, with respect to the Group I Loans and Group II Loans, $100,000. The Bankruptcy Coverage may be reduced upon written confirmation from each Rating Agency that such reduction will not adversely affect the then current Ratings assigned to the Group I Senior Certificates, Group II Senior Certificates and Group I/II Subordinate Certificates by each Rating Agency.

                  BENEFICIAL HOLDER: A Person holding a beneficial interest in any Book-Entry Certificate as or through a Depository Participant or an Indirect Depository Participant or a Person holding a beneficial interest in any Definitive Certificate.

                  BOOK-ENTRY CERTIFICATES: The Group I Senior, Group II Senior, Group III Senior, Group III Mezzanine, Class M, Class B-1 and Class B-2 Certificates.

                  BUSINESS DAY: Any day other than a Saturday, a Sunday, or a day on which banking institutions in Maryland, Minnesota or New York or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

                  CAP AGREEMENT: Shall mean the Cap Contract between the Trustee and Deutsche Bank AG New York Branch, together with any successor thereto, for the benefit of the Holders of the Class III-A-1 Certificates.

                  CERTIFICATE: Any one of the Certificates issued pursuant to this Agreement, executed and authenticated by or on behalf of the Securities Administrator hereunder in substantially one of the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11 and A-12 hereto.

                  CERTIFICATE PRINCIPAL BALANCE: For each Group I Senior Certificate, Group II Senior Certificate and Group I/II Subordinate Certificate, the portion of the related Class Principal Balance, if any, represented by such Certificate. For each Group III Certificate, the Certificate Principal Balance with respect to a Group III Senior Certificate (other than the Class III-A-IO Certificates, which have no Certificate Principal Balance), Group III Mezzanine Certificate or Class III-P Certificate outstanding at any time, represents the then maximum amount that the holder of such certificate is entitled to receive as distributions allocable to principal from the cash flow on the Group III Loans and the other assets in the Trust Fund. The Certificate Principal Balance of a Group III Senior Certificate, Group III Mezzanine Certificate or a Class III-P Certificate as of any date of determination is equal to the initial Certificate Principal Balance of such Certificate reduced by the aggregate of
(i) all amounts allocable to principal previously distributed with respect to that Certificate and (ii) with respect to the Group III Mezzanine Certificates, any reductions in the Certificate Principal Balance of such certificate deemed to have occurred in connection with allocations of Group III Realized Losses, if any. The Certificate Principal Balance of the Class III-CE Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate Principal Balance of the Group III Loans over (ii) the then Aggregate Certificate Principal Balance of the Group III Senior Certificates, the

Group III Mezzanine Certificates and the Class III-P Certificates. The initial Certificate Principal Balance of each Class of Certificates is set forth in the Preliminary Statement hereto.

                  CERTIFICATE REGISTER: The register maintained pursuant to
Section 5.3.

                  CERTIFICATEHOLDER OR HOLDER: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Percentage Interests necessary to effect any such consent has been obtained. The Trustee or the Securities Administrator may conclusively rely upon a certificate of the Depositor, the Seller or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners (as defined below) as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee or the Securities Administrator shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  CERTIFICATE OWNER: With respect to a Book-Entry Certificate or Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an Indirect Depository Participant.

                  CLASS: Certificates having the same priority and rights to payments from the Group I Available Distribution Amount, Group II Available Distribution Amount or Group III Available Distribution Amount, as applicable, designated as a separate Class, as set forth in the forms of Certificates attached hereto as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11 and A-12, as applicable.

                  CLASS I-A-X NOTIONAL AMOUNT: As of the Closing Date $1,875,735.97, and with respect to any Distribution Date thereafter, shall equal the aggregate Scheduled Principal Balance of the Group I Non-Discount Loans as of the first day of the related Due Period, multiplied by the following fraction:

                the weighted average of the Net Mortgage Rates of
                 the Group I Non-Discount Loans as of the first
                   day of the related Due Period minus 5.500%
                   ------------------------------------------
                                     5.500%

For federal income tax purposes, the Class I-A-X Certificates will not have a Notional Amount, but will be entitled to 100% of amounts distributed on REMIC I Regular Interest LT-I-IO.

                  CLASS II-A-X NOTIONAL AMOUNT: As of the Closing Date, $5,513,577.97, and with respect to any Distribution Date will equal the aggregate Scheduled Principal Balance of the Group II Non-Discount Loans, as of the first day of the related Due Period, multiplied by the following fraction:

                Weighted Average of the Net Mortgage Rates of the
             Group II Non-discount Loans as of the First Day of the
                         Related Due Period Minus 4.750%
                         -------------------------------
                                     4.750%.

For federal income tax purposes, the Class II-A-X Certificates will not have a Notional Amount, but will be entitled to 100% of amounts distributed on REMIC I Regular Interest LT-II-IO.

                  CLASS III-A-IO NOTIONAL AMOUNt: With respect to the Class III-A-IO Certificates will be as follows: the lesser of (a) from and including the 1st Distribution Date through and including the 6th Distribution Date $38,691,700; from and including the 7th Distribution Date through and including the 18th Distribution Date $30,953,400; from and including the 19th Distribution Date through and including the 20th Distribution Date $23,215,000; from and including the 21st Distribution Date through and including the 23rd Distribution Date $15,476,700; on the 24th Distribution Date $10,833,700; thereafter $0 and
(b) the then aggregate principal balance of the Group III Loans (prior to giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

                  CLASS III-A-6 LOCKOUT DISTRIBUTION AMOUNT: For any Distribution Date will be the Class III-A-6 Lockout Distribution Percentage for that Distribution Date multiplied by the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class III-A-6 Certificates and the denominator of which is the Aggregate Certificate Principal Balance of all of the Group III Senior Certificates, in each case immediately prior to such Distribution Date and (y) the Group III Senior Principal Distribution Amount for such Distribution Date.

         CLASS III-A-6 LOCKOUT DISTRIBUTION PERCENTAGE: For each Distribution Date, the applicable percentage set forth below:

                                                                                        CLASS III-A-6
                                                                                           LOCKOUT
                                                                                        DISTRIBUTION
                                 DISTRIBUTION DATES                                      PERCENTAGE
                                 ------------------                                      ----------
      February 2004 through and including January 2007........................               0%
      February 2007 through and including January 2009........................               45%
      February 2009 through and including January 2010........................               80%
      February 2010 through and including January 2011........................              100%
      February 2011 and thereafter............................................              300%

         CLASS PRINCIPAL BALANCE: With respect to any Class of Group I Senior, Group II Senior or Group I/II Subordinate Certificates (other than the Group I/II Interest Only Certificates), the applicable initial Class Principal Balance set forth in the Preliminary Statement hereto, corresponding to the rights of such Class in payments of principal due to be passed through to Certificateholders from principal payments on the Group I Loans and Group II Loans, as reduced from time to time by (x) distributions allocable to principal made thereon and (y) the portion of Group I/II Realized Losses allocated thereto pursuant to Section 4.2 with respect to a given Distribution Date. For any Distribution Date, the reduction of the Class Principal Balance of any Class of Group I Senior or Group II Senior or Group I/II Subordinate Certificates (other than the Group I/II Interest Only Certificates) pursuant to Section 4.2 shall be deemed effective prior to the determination and distribution of principal on such Class pursuant to Section 4.1(b) or Section 4.1(c). Notwithstanding the foregoing, the Principal Balance of the most subordinate Class of Group I/II Subordinate Certificates outstanding at any time shall be equal to the aggregate Scheduled Principal Balance of all of the Group I Loans and Group II Loans less the Principal Balance of all other Classes of Group I Senior, Group II Senior and Group I/II Subordinate Certificates. The Class Principal Balance for the Class I-A-1 Certificates shall be referred to as the "Class I-A-1 Principal Balance", and so on. The Class Principal Balances of the Group I/II Interest Only Certificates shall be zero. With respect to any Class of Group III Certificates (other than the Class III-A-IO Certificates), the applicable initial Class Principal Balance set forth in the Preliminary Statement hereto, corresponding to the rights of such Class in payments of principal due to be passed through to Group III Certificateholders from principal payments on the Group III Loans, as reduced from time to time by (x) distributions allocable to principal made thereon and (y) with respect to the Group III Mezzanine Certificates and Class III-CE Certificates the portion of Group III Realized Losses allocated thereto pursuant to Section 4.4 with respect to a given Distribution Date. For any Distribution Date, the reduction of the Class Principal Balance of any Class of Group III Certificates pursuant to Section 4.4 shall be deemed effective prior to the determination and distribution of principal on such Class pursuant to Section 4.3. The Class Principal Balance for the Class III-A-1 Certificates shall be referred to as the "Class III-A-1 Principal Balance", and so on. The Class Principal Balances of the Class III-A-IO Certificates shall be zero.

                  CLEARING AGENCY: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities and Exchange Act of 1934, as amended, which initially shall be the Depository.

                  CLEARING AGENCY PARTICIPANT: A broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  CLEARSTREAM: Clearstream, Luxembourg, societe anonyme (formerly known as Cedelbank), a corporation organized under the laws of the Duchy of Luxembourg.

                  CLOSING DATE:  January 30, 2004.

                  CODE: The Internal Revenue Code of 1986, as amended.

                  COLLATERAL DEFICIENCY AMOUNT: With respect the Group I Loans and Group II Loans and any Distribution Date prior to the Credit Support Depletion Date, the amount by which (i) the sum of (x) the aggregate Class Principal Balances of the Group I Senior Certificates or Group II Senior Certificates, as applicable (other than the related Group I/II Interest Only Certificates and Principal Only Certificates) after giving effect to payments of principal (other than the related Collateral Deficiency Amount) on that Distribution Date exceeds (ii) the Scheduled Principal Balance of the Loans in the related Loan Group as of the last day of the related Due Period.

                  COMPENSATING INTEREST: For any Distribution Date, (i) with respect to the Loans serviced by National City, an amount equal to the aggregate Group I/II Prepayment Interest Shortfalls and Curtailment Shortfalls for such Loans for such Distribution Date, (ii) with respect to the Loans serviced by Downey, an amount equal to the lesser of (a) the aggregate Group I/II Prepayment Interest Shortfalls and Curtailment Shortfalls for such Loans for such Distribution Date and (b) the Servicing Fee payable to Downey for such Distribution Date, (iii) with respect to the Loans serviced by Greenpoint and GMAC, an amount equal to the lesser of (a) the aggregate Group III Prepayment Interest Shortfalls and Curtailment Shortfalls for such Loans for such Distribution Date and (b) the Servicing Fee payable to Greenpoint and GMAC, respectively, for such Distribution Date and (iv) with respect to the Master Servicer, the amount described in Section 3.20 for such Distribution Date. In no event, howeber, shall any Servicer or the Master Servicer be liable for any Group I/II Relief Act Interest Shortfall or any Group III Relief Act Interest Shortfall.

                  COMPONENT R-1: The uncertificated residual interest in REMIC
I.

                  COMPONENT R-2: The uncertificated residual interest in REMIC
II.

                  COMPONENT R-3: The uncertificated residual interest in REMIC III.

                  COMPONENT R-4: The uncertificated residual interest in REMIC
IV.

                  COMPONENT R-5: The uncertificated residual interest in REMIC
V.

                  CORPORATE TRUST OFFICE: The principal corporate trust office of the Trustee or the Securities Administrator, as the case may be, at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at (i) with respect to the Trustee, HSBC Bank USA, 452 Fifth Avenue, New York, New York 10018, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Securities Administrator, or (ii) with respect to the Securities Administrator, (A) for Certificate transfer and surrender purposes, Wells Fargo Bank Minnesota, National Association, Sixth and Marquette, Minneapolis, Minnesota 55479, Attention: DMSI 2004-1 and (B) for all other purposes, Wells Fargo Bank Minnesota, National Association, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: DMSI 2004-1, or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Trustee.

                  CORRESPONDING CERTIFICATE: With respect to the REMIC IV Regular Interests listed below, the Regular Certificates listed below:

REMIC IV REGULAR INTEREST                 REGULAR CERTIFICATE
-------------------------                 -------------------
REMIC IV Regular Interest MT-III-A1       Class III-A-1
REMIC IV Regular Interest MT-III-A2       Class III-A-2
REMIC IV Regular Interest MT-III-A3       Class III-A-3
REMIC IV Regular Interest MT-III-A4       Class III-A-4
REMIC IV Regular Interest MT-III-A5       Class III-A-5
REMIC IV Regular Interest MT-III-A6       Class III-A-6
REMIC IV Regular Interest MT-III-M1       Class III-M-1
REMIC IV Regular Interest MT-III-M2       Class III-M-2
REMIC IV Regular Interest MT-III-M3       Class III-M-3
REMIC IV Regular Interest MT-III-P        Class III-P


                  CREDIT ENHANCEMENT PERCENTAGE: For any Distribution Date and any Class of Group III Senior Certificates (other than the Class III-A-IO Certificates) and Group III Mezzanine Certificates will be the percentage obtained by dividing (x) the sum of (i) the Aggregate Certificate Principal Balance of the Class or Classes of Group III Mezzanine Certificates subordinate thereto and (ii) the Overcollateralization Amount by (y) the aggregate principal balance of the Group III Loans, calculated after taking into account distributions of principal on the Group III Loans and distribution of the Group III Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date.

                  CREDIT RISK MANAGEMENT AGREEMENT OR CREDIT RISK MANAGEMENT
AGREEMENTS: Each agreement between the Credit Risk Manager and a Servicer or the Master Servicer, regarding the loss mitigation and advisory services to be provided by the Credit Risk Manager.

                  CREDIT RISK MANAGEMENT FEE: The amount payable to the Credit Risk Manager on each Distribution Date as compensation for all services rendered by it in the exercise and performance of any and all powers and duties of the Credit Risk Manager under any Credit Risk Management Agreement, which amount shall equal one twelfth of the product of (i) the Credit Risk Management Fee Rate multiplied by (ii) the Scheduled Principal Balance of the Loans and any related REO Properties as of the first day of the related Due Period.

                  CREDIT RISK MANAGEMENT FEE RATE: 0.009% per annum.

                  CREDIT RISK MANAGER: The Murrayhill Company, a Colorado corporation, and its successors and assigns.

                  CREDIT SUPPORT DEPLETION DATE: With respect to the Group I Senior Certificates and Group II Senior Certificates, the Distribution Date on which the Class Principal Balances of the Group I/II Subordinate Certificates have been reduced to zero, prior to giving effect to principal distributions thereon and the allocation of Group I/II Realized Losses on such Distribution Date.

                  CROSS PAYMENT TRIGGER DATE: Any Distribution Date on which (i) the Class Principal Balances of the Group I Senior Certificates or the Group II Senior Certificates have been reduced to zero and (ii) either (a) the Aggregate Subordination Percentage is less than 200% times the Aggregate Subordination Percentage as of the Closing Date, or (b) the mean aggregate Principal Balance of the Group I Loans and Group II Loans (including Group I Loans and Group II Loans in bankruptcy, foreclosure and REO) which are 60 or more days delinquent for each of the immediately preceding six calendar months is greater than 50% of the Aggregate Subordination Amount for such Distribution Date.

                  CURTAILMENT: Any payment of principal on a Loan, made by or on behalf of the related Mortgagor, other than a Monthly Payment, a Prepaid Monthly Payment or a Payoff, which is applied to reduce the outstanding Principal Balance of the Loan.

                  CURTAILMENT SHORTFALL: With respect to any Distribution Date and any Curtailment received during the related Prepayment Period, an amount equal to one month's interest on such Curtailment at the applicable Mortgage Interest Rate on such Loan.

                  CUSTODIAL AGREEMENT: The Custodial Agreement dated as of January 30, 2004, among the Trustee, Wells Fargo as Custodian, National City, Downey, Greenpoint and GMAC as such agreement may be amended or supplemented from time to time, or any other custodial agreement entered into after the date hereof with respect to any Loan subject to this Agreement.

                  CUSTODIAN: Either Wells Fargo or any other custodian appointed under any custodial agreement entered into after the date of this Agreement.

                  CUT-OFF DATE: January 1, 2004; except that with respect to each Substitute Loan, the Cut-Off Date shall be the date of substitution.

                  DEFINITIVE CERTIFICATES: As defined in Section 5.3.

                  DELETED LOAN: A Loan replaced or to be replaced by a Substitute Loan.

                  DEPOSITOR: Deutsche Mortgage Securities, Inc., a Delaware corporation, or its successor-in-interest.

                  DEPOSITORY: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a Clearing Agency.

                  DEPOSITORY PARTICIPANT: A broker, dealer, bank, other financial institution or other Person for whom the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  DETERMINATION DATE: With respect to each Servicer, the day of the month set forth as the Determination Date in the related Servicing Agreement.

                  DISCOUNT FRACTION: With respect to the Group I Loans and Group II Loans, the Group I Discount Fraction and Group II Discount Fraction, respectively.

                  DISCOUNT FRACTIONAL PRINCIPAL AMOUNT: With respect to the Group I Loans and Group II Loans, respectively, the Group I Discount Fractional Principal Amount and the Group II Discount Fractional Principal Amount.

                  DISCOUNT LOAN: Any of the Group I Discount Loans or Group II Discount Loans, as applicable.

                  DISQUALIFIED ORGANIZATION: A "disqualified organization" as defined in Section 860E(e)(5) of the Code, and, for purposes of Article V herein, any Person which is not a Permitted Transferee; provided, that a Disqualified Organization does not include any Pass-Through Entity which owns or holds a Residual Certificate and of which a Disqualified Organization, directly or indirectly, may be a stockholder, partner or beneficiary.

                  DISTRIBUTION ACCOUNT: The trust account or accounts created and maintained by the Securities Administrator pursuant to Section 3.23 relating to the Group I Loans and Group II Loans, and the trust account or accounts relating to the Group III Loans, for the benefit of the related Certificateholders and designated "Wells Fargo Bank Minnesota, National Association, as Securities Administrator, in trust for registered holders of Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 2004-1 Group I Loans and Group II Loans" and "Wells Fargo Bank Minnesota, National Association, as Securities Administrator, in trust for registered holders of Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 2004-1 Group III Loans", respectively. Funds in the Distribution Account shall be held in trust for the related Certificateholders for the uses and purposes set forth in this Agreement. Each Distribution Account must be an Eligible Account.

                  DISTRIBUTION ACCOUNT DEPOSIT DATE: The Business Day prior to such Distribution Date.

                  DISTRIBUTION DATE: With respect to distributions on the Certificates, the 25th day (or, if such 25th day is not a Business Day, the Business Day immediately succeeding such 25th day) of each month, with the first such date being February 25, 2004. The "related Due Date" for any Distribution Date is the Due Date immediately preceding such Distribution Date.

                  DOWNEY: Downey Savings and Loan Association, F.A., or any successor thereto.

                  DOWNEY SERVICING AGREEMENT: Shall mean the Master Mortgage Loan Purchase and Servicing Agreement, dated as of May 1, 2003, between the Seller and Downey, (as modified pursuant to the related Assignment Agreement).

                  DUE DATE: The first day of each calendar month, which is the day on which the Monthly Payment for each Loan is due, exclusive of any days of grace. The "related Due Date" for any Distribution Date is the Due Date immediately preceding such Distribution Date.

                  DUE PERIOD: With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

                  ELIGIBLE ACCOUNT: Any account or accounts held and established by the Securities Administrator in trust for the Certificateholders at any Eligible Institution.

                  ELIGIBLE INSTITUTION: An institution having (i) the highest short-term debt rating, and one of the two highest long-term debt ratings of each Rating Agency, (ii) with respect to the Distribution Account, an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of each Rating Agency, or (iii) the approval of each Rating Agency.

                  ELIGIBLE INVESTMENTS: Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the following Distribution Date (or, with respect to a Distribution Account maintained with the Securities Administrator, having a scheduled maturity on or before the following Distribution

Date; provided that, such Eligible Investments shall be managed by, or an obligation of, the institution that maintains a Distribution Account if such Eligible Investments mature on the Distribution Date), regardless of whether any such obligation is issued by the Depositor, the applicable Servicer, the Trustee, the Master Servicer, the Securities Administrator or any of their respective Affiliates and having at the time of purchase, or at such other time as may be specified, the required ratings, if any, provided for in this definition:

                  (a) direct obligations of, or guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided, that such obligations are backed by the full faith and credit of the United States of America;

                  (b) direct obligations of, or guaranteed as to timely payment of principal and interest by, Freddie Mac, Fannie Mae or the Federal Farm Credit System, provided, that any such obligation, at the time of purchase or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities rated "AAA" in the case of S&P and Moody's (the initial rating of the Group I Senior, Group II Senior and Group III Senior Certificates);

                  (c) demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided, that the short-term deposit ratings and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institutions in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have, in the case of commercial paper, the highest rating available for such securities by each Rating Agency and, in the case of long-term unsecured debt obligations, one of the two highest ratings available for such securities by each Rating Agency, or in each case such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency but in no event less than the initial rating of the Group I Senior Certificates, Group II Senior Certificates, or Group III Senior Certificates, as applicable;

                  (d) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving one of the two highest long-term debt ratings available for such securities by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency;

                  (e) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in one of its two highest long-term unsecured rating categories, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency but in no event less than the initial rating of the Group I Senior Certificates, Group II Senior Certificates or Group III Senior Certificates, as applicable;

                  (f) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest rating levels available to such issuers by each Rating Agency at the time of such investment, provided, that any such agreement must by its terms provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

                  (g) repurchase obligations with respect to any security described in clause (a) or (b) above entered into with a depository institution or trust company (acting as principal) meeting the rating standards described in
(c) above;

                  (h) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and rated by each Rating Agency in one of its two highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any such corporation will not be Eligible Investments to the extent that investment therein would cause the outstanding principal amount of securities issued by such corporation that are then held as part of the related Distribution Account to exceed 20% of the aggregate principal amount of all Eligible Investments then held in the Distribution Account;

                  (i) units of taxable money market funds (including those for which the Trustee, the Securities Administrator, the Master Servicer or any affiliate thereof receives compensation with respect to such investment) which funds have been rated by each Rating Agency rating such fund in its highest rating category or which have been designated in writing by each Rating Agency as Eligible Investments with respect to this definition;

                  (j) if previously confirmed in writing to the Trustee and the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as a permitted investment of funds backing securities having ratings equivalent to the initial rating of the Group I Senior, Group II Senior or Group III Senior Certificates, as applicable; and

                  (k) such other obligations as are acceptable as Eligible Investments to each Rating Agency;

provided, however, that such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) and that no instrument or security shall be an Eligible Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

                  ERISA: The Employee Retirement Income Security Act of 1974, as amended.

                  EUROCLEAR: Euroclear Bank SA/NV, Brussels office, as operator of the Euroclear system.

                  EXCESS LOSS: A Special Hazard Loss incurred on a Group I Loan or Group II Loan in excess of the Special Hazard Coverage, a Fraud Loss incurred on a Loan in excess of the Fraud Coverage and a Group I/II Bankruptcy Loss incurred on a Group I Loan or Group II Loan in excess of the Bankruptcy Coverage.

                  EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

                  EXTRA PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, the lesser of (i) the Net Monthly Excess Cashflow for such Distribution Date and (ii) the Overcollateralization Increase Amount.

                  FANNIE MAE: Fannie Mae, formerly known as the Federal National Mortgage Association, or any successor thereto.

                  FDIC: Federal Deposit Insurance Corporation, or any successor thereto.

                  FRAUD COVERAGE: As of the Cut-Off Date, will be $3,583,848.26. As of any date of determination after the Cut-Off Date, the Fraud Coverage will generally be equal to:

                  (1) before the second Anniversary, an amount equal to:

                              (a) 2.00% of the aggregate principal balance of the Group I Loans and Group II Loans as of the Cut-Off Date, minus

                              (b)   the aggregate amounts allocated to the
                                    certificates with respect to Fraud Losses on the Group I Loans and Group II Loans up to such date of determination;

                  (2) from the second to but not including the fifth Anniversary, an amount equal to:

                              (a) 1.00% of the aggregate principal balance of the Group I Loans and Group II Loans as of the Cut-Off Date, minus

                              (b)   the aggregate amounts allocated to the
                                    certificates with respect to Fraud Losses on the Group I Loans and Group II Loans up to such date of determination;

                  (3) on and after the fifth Anniversary, the Fraud Coverage will be zero.

                  FRAUD LOSS: The occurrence of a loss on a Group I Loan or Group II Loan, as reported by the related Servicer, arising from any action, event or state of facts with respect to such Group I Loan or Group II Loan which, because it involved or arose out of any dishonest, fraudulent, criminal, negligent or knowingly wrongful act, error or omission by the Mortgagor, originator (or assignee thereof) of such Loan, or the related Servicer, would result in an exclusion from, denial of, or defense to coverage which otherwise would be provided by an insurance policy previously issued with respect to such Loan.

                  FREDDIE MAC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

                  GLOBAL CERTIFICATE: A Regulation S Temporary Global Certificate or a Regulation S Permanent Global Certificate.

                  GREENPOINT: Greenpoint Mortgage Funding, Inc., or any successor thereto.

                  GREENPOINT SERVICING AGREEMENT: Shall mean the Master Mortgage Loan Purchase and Servicing Agreement, dated as of August 1, 2003, as amended by Amendment Number One, dated as of September 1, 2003, each between the Seller and Greenpoint (as modified pursuant to the related Assignment Agreement).

                  GROUP I AVAILABLE DISTRIBUTION AMOUNT: With respect to a Distribution Date, the sum of the following amounts that are related to the Group I Loans:

         (1) the total amount of all cash received by or on behalf of each Servicer with respect to the Group I Loans serviced by it by the Determination Date for such Distribution Date and not previously distributed (including Group I/II Liquidation Proceeds and Insurance Proceeds), except:

                  (a) all scheduled payments of principal and interest collected on the Group I Loans but due on a date after the related Due Date;

                  (b) all Curtailments received with respect to the Group I Loans after the related Prepayment Period, together with all interest accrued on such Group I Loans;

                  (c) all Payoffs received with respect to the Group I Loans after the related Prepayment Period, together with all interest accrued on such Group I Loans;

                  (d) Group I/II Liquidation Proceeds, Insurance Proceeds and condemnation proceeds received on the Group I Loans after the related Prepayment Period;

                  (e) all amounts reimbursable to the related Servicer pursuant to the terms of the related Servicing Agreement or to the Master Servicer, the Securities Administrator, the Trustee or the Custodian pursuant to the terms of this Agreement;

                  (f) reinvestment income on the balance of funds, if any, in the Protected Accounts or the related Distribution Account; and

                  (g) any fees payable to the Servicers, the Master Servicer and the Credit Risk Manager with respect to the Group I Loans;

         (2) all Advances made by each Servicer and/or the Master Servicer with respect to the Group I Loans for that Distribution Date;

         (3) any amounts paid as Compensating Interest on the Group I Loans by each Servicer and/or the Master Servicer for that Distribution Date; and

         (4) the total amount of any cash deposited in the related Distribution Account in connection with the repurchase of any Group I Loan by the Depositor or the Mortgage Loan Seller.

                  GROUP I DISCOUNT FRACTION: With respect to any Distribution Date and a Group I Discount Loan, the following fraction:


        5.500% minus the Net Mortgage Rate as of the Cut-Off Date on such
                              Group I Discount Loan
                              ---------------------
                                     5.500%

                  GROUP I DISCOUNT FRACTIONAL PRINCIPAL AMOUNT: On each Distribution Date, the aggregate of the following with respect to each Group I Discount Loan: an amount equal to the product of (a) the related Group I Discount Fraction multiplied by (b) the sum of the amounts allocable to such Group I Discount Loan described in the definition of Group I/II Principal Distribution Amount, Principal Prepayment Amount and Liquidation Principal for that Distribution Date.

                  GROUP I DISCOUNT FRACTIONAL PRINCIPAL SHORTFALL: For any Distribution Date prior to the Credit Support Depletion Date, the aggregate of the following with respect to each Group I Discount Loan: an amount equal to the related Group I Discount Fraction of any Group I/II Realized Loss incurred with respect to such Group I Discount Loan during the related Prepayment Period, other than an Excess Loss. For any Distribution Date on or after the Credit Support Depletion Date, zero.

                  GROUP I DISCOUNT LOAN: Any Group I Loan with a Net Mortgage Rate as of the Cut-Off Date of less than 5.500%.

                  GROUP I LOANS: Those Loans having original terms to maturity not greater than thirty (30) years and identified on the Loan Schedule as Group I Loans.

                  GROUP I NON-DISCOUNT LOAN: Any Group I Loan having a Net Mortgage Rate as of the Cut-Off Date greater than or equal to 5.500% per annum.

                  GROUP I SENIOR CERTIFICATES: The Class I-A-1, Class I-A-X, Class I-A-PO and Class R Certificates.

                  GROUP I/II BANKRUPTCY LOSS: Any Group I/II Debt Service Reduction or Group I/II Deficient Valuation.

                  GROUP I/II DEBT SERVICE REDUCTION: Any reduction of the amount of the monthly payment on a Group I Loan or Group II Loan made by a bankruptcy court in connection with a personal bankruptcy of a Mortgagor.

                  GROUP I/II DEFICIENT VALUATION: In connection with a personal bankruptcy of a Mortgagor on a Group I Loan or Group II Loan, the positive difference, if any, resulting from the outstanding principal balance on a Group I Loan or Group II Loan less a bankruptcy court's valuation of the related Mortgaged Property.

                  GROUP I/II INSURANCE PROCEEDS: Proceeds of any title policy, hazard policy or other insurance policy covering a Group I Loan or Group II Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the applicable Servicing Agreement.

                  GROUP I/II INTEREST DISTRIBUTION AMOUNT: On any Distribution Date, for any Class of Group I Senior, Group II Senior and Group I/II Subordinate Certificates (other than the Principal Only Certificates), the sum of (i) interest accrued on the Group I Senior, Group II Senior and Group I/II Subordinate Certificates which shall be equal to (a) the product of (1) 1/12th of the Pass-Through Rate for such Class and (2) the Class Principal Balance or Notional Amount, as applicable, for such Class before giving effect to allocations of Group I/II Realized Losses in connection with such Distribution Date or distributions to be made on such Distribution Date, reduced by (b) Net Interest Shortfalls allocated to such Class pursuant to the definition of "Net Interest Shortfall" and the interest portion of Group I/II Realized Losses allocated to such Class pursuant to Section 4.2. The Interest Distribution Amount for the Principal Only Certificates on any Distribution Date shall equal zero.

                  GROUP I/II INTEREST ONLY CERTIFICATES: The Class I-A-X and Class II-A-X Certificates.

                  GROUP I/II LIQUIDATED LOAN: A Group I Loan or Group II Loan as to which a Servicer has determined in accordance with its customary servicing practices that all amounts which it expects to recover from or on account of such Group I Loan or Group II Loan, whether from Group I/II Insurance Proceeds, Group I/II Liquidation Proceeds or otherwise, have been recovered. For purposes of this definition, acquisition of a Mortgaged Property by the Trust Fund shall not constitute final liquidation of the related Group I Loan or Group II Loan.

                  GROUP I/II LIQUIDATION PROCEEDS: The amount (other than Group I/II Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the applicable Servicer pursuant to the related Servicing Agreement in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Group I Loan or Group II Loan through a trustee's sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Group I Loan or Group II Loan or an REO Property pursuant to or as contemplated by Section 2.3 or Section 9.1, in each case net of any portion thereof that represents a recovery of principal or interest for which an Advance was made by a Servicer or the Master Servicer.

                  GROUP I/II NON-OFFERED SUBORDINATE CERTIFICATES: The Class B-3, Class B-4, and Class B-5 Certificates.

                  GROUP I/II PREPAYMENT INTEREST SHORTFALL: For any Distribution Date and any Group I Loan or Group II Loan on which a Payoff was made by a Mortgagor during the related Prepayment Period, an amount equal to one month's interest at the applicable Net Mortgage Rate on such Group I Loan or Group II Loan less the amount of interest actually paid by the Mortgagor with respect to such Payoff.

                  GROUP I/II PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, and a Loan Group, the sum of:

                  (1) scheduled principal payments on the Group I Loans or Group II Loans, as applicable, due during the related Due Period;

                  (2) the principal portion of repurchase proceeds received with respect to the Group I Loans or Group II Loans, as applicable, which were repurchased as permitted or required by this Agreement during the related Prepayment Period; and

                  (3) any other unscheduled payments of principal which were received on the Group I Loans or Group II Loans, as applicable, during the related Prepayment Period, other than Principal Prepayments in full, prepayments in part or Liquidation Principal. Group I/II Senior Principal Distribution Amount: The Principal Distribution Amount with respect to the Group I and Group II Senior Certificates.

                  GROUP I/II REALIZED LOSS: With respect to the Group I Loans and Group II Loans, for any Distribution Date and any Group I Loan or Group II Loan which became a Group I/II Liquidated Loan during the related Prepayment Period, the sum of (i) the Principal Balance of such Group I Loan or Group II Loan remaining outstanding (after all recoveries of principal, including net Group I/II Liquidation Proceeds, have been applied thereto) and the principal portion of Nonrecoverable Advances with respect to such Group I Loan or Group II Loan which have been reimbursed from amounts received in respect of the Group I Loans and Group II Loans other than the related Group I Loan or Group II Loan, and (ii) the accrued interest on such Group I Loan or Group II Loan remaining unpaid and the interest portion of Nonrecoverable Advances with respect to such Group I Loan or Group II Loan which have been reimbursed from amounts received in respect of the Group I Loans and Group II Loans other than the related Group I Loan or Group II Loan. The amounts described in clause (i) shall be the principal portion of Group I/II Realized Losses and the amounts described in clause (ii) shall be the interest portion of Group I/II Realized Losses. For any Distribution Date and any Group I Loan or Group II Loan which is not a Group I/II Liquidated Loan, the amount of any Group I/II Bankruptcy Loss incurred with respect to such Group I Loan or Group II Loan as of the related Due Date shall be treated as a Group I/II Realized Loss allocable to principal.

                  GROUP I/II RELIEF ACT INTEREST SHORTFALL: With respect to any Distribution Date and a Group I Loan or Group II Loan, any reduction in the amount of interest collectible on such Group I Loan or Group II Loan for the most recently ended calendar month immediately preceding such Distribution Date as a result of the application of the Relief Act.

                  GROUP I/II SENIOR PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date and a Loan Group, the sum of the following for that Distribution Date:

                  (1) the related Senior Percentage of the related Group I/II Principal Distribution Amount (exclusive of the portion thereof attributable to the applicable Discount Fractional Principal Amount);

                  (2) the related Senior Prepayment Percentage of the related Principal Prepayment Amount (exclusive of the portion thereof attributable to the applicable Discount Fractional Principal Amount); and

                  (3)      the related Senior Liquidation Amount.

                  GROUP I/II SUBORDINATE CERTIFICATES: The Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

                  GROUP I/II TERMINATION PRICE: As defined in Section 9.1.

                  GROUP I/II TERMINATOR: As defined in Section 9.1.

                  GROUP II AVAILABLE DISTRIBUTION AMOUNT: With respect to a Distribution Date, the sum of the following amounts that are related to the Group II Loans:

         (1) the total amount of all cash received by or on behalf of each Servicer with respect to the Group II Loans serviced by it by the Determination Date for such Distribution Date and not previously distributed (including Group I/II Liquidation Proceeds and Insurance Proceeds), except:

                  (a) all scheduled payments of principal and interest collected on the Group II Loans but due on a date after the related Due Date;

                  (b) all Curtailments received with respect to the Group II Loans after the related Prepayment Period, together with all interest accrued on such Group II Loans;

                  (c) all Payoffs received with respect to the Group II Loans after the related Prepayment Period, together with all interest accrued on such Group II Loans;

                  (d) Group I/II Liquidation Proceeds, Group I/II Insurance Proceeds and condemnation proceeds received on the Group II Loans after the related Prepayment Period;

                  (e) all amounts reimbursable to the related Servicer pursuant to the terms of the related Servicing Agreement or to the Master Servicer, the Securities Administrator, the Trustee or the Custodian pursuant to the terms of this Agreement;

                  (f) reinvestment income on the balance of funds, if any, in the Protected Accounts or the related Distribution Account; and

                  (g) any fees payable to the Servicers, the Master Servicer and the Credit Risk Manager with respect to the Group II Loans;

         (2) All Advances made by each Servicer and/or the Master Servicer with respect to the Group II Loans for that Distribution Date;

         (3) Any amounts paid as Compensating Interest on the Group II Loans by each Servicer and/or the Master Servicer for that Distribution Date; and

         (4) The total amount of any cash deposited in the related Distribution Account in connection with the repurchase of any Group II Loan by the Depositor or the Mortgage Loan Seller.

                  GROUP II DISCOUNT FRACTION: With respect to any Distribution Date and a Group II Discount Loan, the following fraction:

                       4.750% MINUS THE NET MORTGAGE RATE
             AS OF THE CUT-OFF DATE ON SUCH GROUP II DISCOUNT LOAN
             -----------------------------------------------------
                                    4.750%.

                  GROUP II DISCOUNT FRACTIONAL PRINCIPAL AMOUNT: On each Distribution Date, the aggregate of the following with respect to each Group II Discount Loan: an amount equal to the product of (a) the Group II Discount Fraction multiplied by (b) the sum of the amounts allocable to such Loan described in the definition of Group I/II Principal Distribution Amount, Principal Prepayment Amount and Liquidation Principal for that Distribution Date.

                  GROUP II DISCOUNT FRACTIONAL PRINCIPAL SHORTFALL: For any Distribution Date prior to the Credit Support Depletion Date the aggregate of the following with respect to each Group II Discount Loan: an amount equal to the Group II Discount Fraction of any Group I/II Realized Loss incurred with respect to each Group II Discount Loan during the related Prepayment Period, other than an Excess Loss. For any Distribution Date on or after the Credit Support Depletion Date, zero.

                  GROUP II DISCOUNT LOAN: Any Group II Loan with a Net Mortgage Rate as of the Cut-Off Date of less than 4.750% per annum.

                  GROUP II LOANS: Those Loans having original terms to maturity of not greater than fifteen (15) years and identified on the Loan Schedule as Group II Loans.

                  GROUP II NON-DISCOUNT LOAN: Any Group II Loan with a Net Mortgage Rate as of the Cut-Off Date greater than or equal to 4.750% per annum.

                  GROUP II SENIOR CERTIFICATES: The Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-X and Class II-A-PO Certificates.

                  GROUP III AVAILABLE DISTRIBUTION AMOUNT: With respect to a Distribution Date, the sum of the following amounts that are related to the Group III Loans:

         (1) the total amount of all cash received by or on behalf of each Servicer with respect to the Group III Loans serviced by it by the Determination Date for such Distribution Date and not previously distributed (including Group III Liquidation Proceeds, condemnation proceeds and Group III Insurance Proceeds), except:

                  (a) all scheduled payments of principal and interest collected on the Group III Loans but due on a date after the related Due Date;

                  (b) all Curtailments received with respect to the Group III Loans after the related Prepayment Period, together with all interest accrued on the Group III Loans;

                  (c) all Prepayment Charges received in connection with the Group III Loans;

                  (d) all Payoffs received with respect to the Group III Loans after the related Prepayment Period, together with all interest accrued on the Group III Loans;

                  (e) Group III Liquidation Proceeds, condemnation proceeds and Group III Insurance Proceeds received on the Group III Loans after the previous calendar month;

                  (f) all amounts reimbursable to a Servicer pursuant to the terms of the related Servicing Agreement or to the Master Servicer, the Securities Administrator, the Trustee or the Custodian pursuant to the terms of this Agreement;

                  (g) reinvestment income on the balance of funds, if any, in the Protected Accounts or the related Distribution Account; and

                  (h) any fees payable to the Servicers, the Master Servicer and the Credit Risk Manager with respect to the Group III Loans;

            (2) all Advances made by each Servicer and/or the Master Servicer with respect to the Group III Loans for that Distribution Date;

            (3) any amounts paid as Compensating Interest on the Group III Loans by each Servicer and/or the Master Servicer for that Distribution Date; and

            (4) the total amount of any cash deposited in the related Distribution Account in connection with the repurchase of any Group III Loans by the Depositor or the Mortgage Loan Seller.

                  GROUP III BANKRUPTCY LOSS: Any Group III Debt Service Reduction or Group III Deficient Valuation with respect to such Loan.

                  GROUP III CERTIFICATES: The Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-A-6, Class III-A-IO, Class III-M-1, Class III-M-2, Class III-M-3, Class III-CE, Class III-P and Class III-R Certificates.

                  GROUP III DEBT SERVICE REDUCTION: Any reduction of the amount of the monthly payment on a Group III Loan made by a bankruptcy court in connection with a personal bankruptcy of a Mortgagor.

                  GROUP III DEFICIENT VALUATION: In connection with a personal bankruptcy of a Mortgagor on a Group III Loan, the positive difference, if any, resulting from the outstanding principal balance on a Group III Loan less a bankruptcy court's valuation of the related Mortgaged Property.

                  GROUP III INSURANCE PROCEEDS: Proceeds of any title policy, hazard policy or other insurance policy covering a Group III Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Proprty or released to the Mortgagor in accordance with the applicable Servicing Agreement.

                  GROUP III INTEREST DISTRIBUTION AMOUNT: With respect to any Class of Group III Senior Certificates, Group III Mezzanine Certificates and Class III-CE Certificates on any Distribution Date, interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or, with respect to the Class III-A-IO Certificates, the Class III-A-IO Notional Amount, of that Class immediately prior to the Distribution Date at the Pass-Through Rate for that Class reduced (to an amount not less than zero), in the case of such Class, by the allocable share, if any, for that Class of Group III Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicers and Group III Relief Act Interest Shortfalls.

                  GROUP III INTEREST REMITTANCE AMOUNT: For any Distribution Date, that portion of the Group III Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group III Loans.

                  GROUP III LIQUIDATED LOAN: A Group III Loan as to which a Servicer has determined in accordance with its customary servicing practices that all amounts which it expects to recover from or on account of such Group III Loan, whether from Group III Insurance Proceeds, Group III Liquidation Proceeds or otherwise, have been recovered. For purposes of this definition, acquisition of a Mortgaged Property by the Trust Fund shall not constitute final liquidation of the related Group III Loan.

                  GROUP III LIQUIDATION PROCEEDS: The amount (other than Group III Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the applicable Servicer pursuant to the related Servicing Agreement in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Group III Loan through a trustee's sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Group III Loan or an REO Property pursuant to or as contemplated by Section 2.3 or Section 9.3, in each case net of any portion thereof that represents a recovery of principal or interest for which an Advance was made by a Servicer or the Master Servicer.

                  GROUP III LOANS: Those Loans having original terms, to maturity of not greater than thirty (30) years and identified on the Loan Schedule as Group III Loans.

                  GROUP III MEZZANINE CERTIFICATES: The Class III-M-1, Class III-M-2 and Class III-M-3 Certificates.

                  GROUP III NON-OFFERED SUBORDINATE CERTIFICATES: The Class III-CE Certificates.

                  GROUP III PREPAYMENT INTEREST SHORTFALL: For any Distribution Date and any Group III Loan on which a Payoff was made by a Mortgagor during the related Prepayment Period, an amount equal to one month's interest at the applicable Net Mortgage Rate on such Group III Loan less the amount of interest actually paid by the Mortgagor with respect to such Payoff.

                  GROUP III PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group III Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group III Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by this Agreement) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including Group III Insurance Proceeds, Group III Liquidation Proceeds and all Principal Prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group III Loans minus (iv) the amount of any Overcollateralization Reduction Amount for such Distribution Date and any amounts payable or reimbursable therefrom to the Servicers, the Trustee, the Custodian, the Master Servicer or the Securities Administrator prior to distributions being made on the Group III Senior Certificates and Group III Mezzanine Certificates. In no event will the Group III Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding Aggregate Certificate Principal Balance of the Group III Senior Certificates and Group III Mezzanine Certificates.

                  GROUP III REALIZED LOSS: With respect to any Distribution Date and any Group III Liquidated Loan that became a liquidated loan during the related Prepayment Period will be the sum of (i) the principal balance of such Group III Loan remaining outstanding (after all recoveries of principal have been applied thereto) and the principal portion of Advances made by the related Servicer with respect to such Group III Loan which have been reimbursed from Group III Liquidation Proceeds, and (ii) the accrued interest on such Group III Loan remaining unpaid and the interest portion of Advances made by the related Servicer with respect to such Group III Loan which have been reimbursed from Group III Liquidation Proceeds. The amounts set forth in clause (i) are the principal portion of Group III Realized Losses and the amounts set forth in clause (ii) are the interest portion of Group III Realized Losses. With respect to any Group III Loan that is not a Group III Liquidated Loan, the amount of the Group III Bankruptcy Loss incurred with respect to such Group III Loan as of the related Due Date will be treated as a Group III Realized Loss.

                  GROUP III RELIEF ACT INTEREST SHORTFALL: For any Distribution Date and a Group III Loan will be the reduction in the amount of interest collectible on such Group III Loan for the most recently ended calendar month immediately preceding the related Distribution Date as a result of the application of the Relief Act.

                  GROUP III SENIOR CERTIFICATES: The Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-A-6 and Class III-A-IO Certificates.

                  GROUP III SENIOR INTEREST DISTRIBUTION AMOUNT: For any Distribution Date will be equal to the Group III Interest Distribution Amount for such Distribution Date for the Group III Senior Certificates and the Interest Carry Forward Amount, if any, for such Distribution Date for the Group III Senior Certificates.

                  GROUP III SENIOR PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, the Group III Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                  o the Group III Principal Distribution Amount for that Distribution Date; and

                  o the excess of (A) the Aggregate Certificate Principal Balance of the Group III Senior Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate outstanding Principal Balance of the Group III Loans as of the last day of the related Due Period (after reduction for Group III Realized Losses incurred during the related Prepayment Period) and (ii) the product of (x) the aggregate outstanding Principal Balance of the Group III Loans as of the last day of the related Due Period (after reduction for Group III Realized Losses incurred during the related Prepayment Period) and (y) the sum of 9.30% and the Required Overcollateralization Percentage.

                  GROUP III SUBORDINATE CERTIFICATES: The Class III-M-1, Class III-M-2, Class III-M-3 and Class III-CE Certificates.

                  GROUP III TERMINATION PRICE: As defined in Section 9.3.

                  GROUP III TERMINATOR: As defined in Section 9.3.

                  INDEPENDENT: When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, each Servicer and the Master Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor, either Servicer or the Master Servicer or any Affiliate of either and (iii) is not connected with the Depositor, either Servicer or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  INDIRECT DEPOSITORY PARTICIPANTS: Entities such as banks, brokers, dealers or trust companies that clear through or maintain a custodial relationship with a Depository Participant, either directly or indirectly.

                  INSURANCE PROCEEDS: Group I/II Insurance Proceeds and Group III Insurance Proceeds.

                  INTEREST ACCRUAL PERIOD: With respect to each Distribution Date and each Certificate, other than any Class III-A-1 Certificate, the calendar month preceding the month in which the Distribution Date occurs. The Interest Accrual Period for the Class III-A-1 Certificates is (a) as to the Distribution Date in February 2004, the period commencing on the Closing Date and ending on the day preceding the Distribution Date in February 2004, and (b) as to any Distribution Date after the Distribution Date in February 2004, the period commencing on the Distribution Date in the month immediately preceding the month in which that Distribution Date occurs and ending on the day preceding that Distribution Date.

                  INTEREST CARRY FORWARD AMOUNT: With respect to any Class of Group III Senior Certificates and Group III Mezzanine Certificates and any Distribution Date will be equal to the amount, if any, by which the Group III Interest Distribution Amount for that Class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such Class in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such Class remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

                  INVESTMENT WITHDRAWAL DISTRIBUTION DATE: As defined in Section 3.23(c).

                  JUNIOR SUBORDINATE CERTIFICATES: The Class B-3, Class B-4 and Class B-5 Certificates, collectively.

                  LIBOR: For the initial Interest Accrual Period, 1.12% with respect to the Class III-A-1 Certificates, and for any Interest Accrual Period thereafter, the one month rate which appears on the Dow Jones Telerate System, page 3750, as of 11:00 a.m., London time on the LIBOR Determination Date. If such rate is not provided, LIBOR shall mean the rate determined by the Securities Administrator (or a calculation agent on its behalf) in accordance with the following procedure:

                  (i) The Securities Administrator on the LIBOR Determination Date will request the principal London offices of each of four major Reference Banks in the London interbank market, as selected by the Securities Administrator, to provide the Securities Administrator with its offered quotation for deposits in United States dollars for the upcoming one-month period, commencing on the second LIBOR Business Day immediately following such LIBOR Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m. London time on such LIBOR Determination Date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of such quotations.

                  (ii) If fewer than two quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in New York City on such LIBOR Determination Date by three major banks in New York City selected by the Securities Administrator for one-month United States dollar loans to lending European banks, in a principal amount that is representative for a single transaction in United States dollars in such market at such time; provided, however, that if the banks so selected by the Securities Administrator are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Determination Date will continue to be LIBOR as then currently in effect on such LIBOR Determination Date.

                  LIBOR BUSINESS DAY: Any day on which dealings in United States dollars are transacted in the London interbank market.

                  LIBOR DETERMINATION DATE: The second LIBOR Business Day before the first day of the related Interest Accrual Period.

                  LIQUIDATED LOAN: A Loan as to which a Servicer has determined in accordance with its customary servicing practices that all amounts which it expects to recover from or on account of such Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise, have been recovered. For purposes of this definition, acquisition of a Mortgaged Property by the Trust Fund shall not constitute final liquidation of the related Loan.

                  LIQUIDATION PRINCIPAL: With respect to any Distribution Date and any Loan Group, the principal portion of net Liquidation Proceeds received with respect to each such Loan which became a Liquidated Loan (but not in excess of the Principal Balance thereof) during the related Prepayment Period.

                  LIQUIDATION PROCEEDS: Group I/II Liquidation Proceeds and/or Group III Liquidation Proceeds, as applicable.

                  LOAN DOCUMENTS: The documents evidencing or relating to each Loan delivered to the Custodian under the Custodial Agreement on behalf of the Trustee.

                  LOAN GROUP: The Group I Loans, Group II Loans and/or Group III Loans, as applicable.

                  LOAN SCHEDULE: The schedule, as amended from time to time, of Loans, attached hereto as Schedule One, which shall set forth as to each Loan the following, among other things:

                  (i) the loan number of the Loan and name of the related Mortgagor;

                  (ii) the street address of the Mortgaged Property including city, state and zip code;

                  (iii)    the Mortgage Interest Rate as of the Cut-Off Date;

                  (iv) the original term and maturity date of the related Mortgage Note;

                  (v)      the original Principal Balance;

                  (vi)     the first payment date;

                  (vii)    the Monthly Payment in effect as of the Cut-Off Date;

                  (viii)   the date of the last paid installment of interest;

                  (ix) the unpaid Principal Balance as of the close of business on the Cut-Off Date;

                  (x)      the Loan-to-Value ratio at origination;

                  (xi) the type of property and the Original Value of the Mortgaged Property;

                  (xii) whether a primary mortgage insurance policy is in effect as of the Cut-Off Date;

                  (xiii)   the nature of occupancy at origination; and

                  (xiv)    the related Loan Group.

                  LOANS: The Mortgages and the related Mortgage Notes, each transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as part of the Trust Fund, as so identified in the Loan Schedule. Each of the Loans is referred to individually in this Agreement as a "Loan".

                  LOAN-TO-VALUE RATIO: The original principal amount of a Loan divided by the Original Value; however, references to "current Loan-to-Value Ratio" shall mean the then current Principal Balance of a Loan divided by the Original Value.

                  LOCKOUT  CERTIFICATES: The Class III-A-6 Certificates.

                  MARKER RATE: With respect to the Class III-CE Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the REMIC IV Remittance Rate for each of REMIC IV Regular Interest MT-III-A1, REMIC IV Regular Interest MT-III-A2, REMIC IV Regular Interest MT-III-A3, REMIC IV Regular Interest MT-III-A4, REMIC IV Regular Interest MT-III-A5, REMIC IV Regular Interest MT-III-A6, REMIC IV Regular Interest MT-III-M1, Regular Interest MT-III-M2, Regular Interest MT-III-M3 and Regular Interest MT-III-ZZ, with the rate on each such REMIC IV Regular Interest (other than REMIC IV Regular Interest MT-III-ZZ) subject to a cap equal to Pass-Through Rate for the Corresponding Certificate, and with the rate on REMIC IV Regular Interest MT-III-ZZ subject to a cap of zero for the purpose of this calculation; provided however, each such cap for REMIC IV Regular

Interest MT-III-A1 shall be multiplied by a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 30.

                  MASTER SERVICER: As of the Closing Date, Wells Fargo Bank Minnesota, National Association and thereafter, its respective successors in interest who meet the qualifications of this Agreement. The Master Servicer and the Securities Administrator shall at all times be the same Person.

                  MASTER SERVICER EVENT OF DEFAULT: One or more of the events described in Section 7.1 hereof.

                  MASTER SERVICING FEE RATE:  0.005% per annum.

                  MASTER SERVICING FEE: As to each Loan and any Distribution Date, an amount equal to one twelfth of the product of the Master Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Loan as of the Due Date in the month preceding the month of such Distribution Date.

                  MONTHLY PAYMENT: The scheduled payment of principal and interest on a Loan which is due on any Due Date for such Loan after giving effect to any reduction in the amount of interest collectible from any Mortgagor pursuant to the Relief Act.

                  MOODY'S: Moody's Investors Service, Inc. or its successor in interest.

                  MORTGAGE: The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

                  MORTGAGE FILE: The Loan Documents pertaining to a particular Loan.

                  MORTGAGE INTEREST RATE: For any Loan, the per annum rate at which interest accrues on such Loan pursuant to the terms of the related Mortgage Note without regard to any reduction thereof as a result of the Relief Act.

                  MORTGAGE LOAN PURCHASE AGREEMENT: The Mortgage Loan Purchase Agreement dated as of January 30, 2004, between the Depositor and the Seller.

                  MORTGAGE NOTE: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Loan.

                  MORTGAGE POOL: All of the Loans.

                  MORTGAGED PROPERTY: With respect to any Loan, the real property, together with improvements thereto, securing the indebtedness of the Mortgagor under the related Loan.

                  MORTGAGOR: The obligor on a Mortgage Note.

                  NATIONAL CITY: National City Mortgage Co., or any successor thereto.

                  NATIONAL CITY SERVICING AGREEMENT: The Master Seller's Warranties and Servicing Agreement, dated as of October 1, 2002, as amended by Amendment Number One, dated as of October 1, 2002, each between the Seller and National City (as modified pursuant to the related Assignment Agreement).

                  NET INTEREST SHORTFALL: For any Distribution Date, the sum of
(i) any Group I/II Prepayment Interest Shortfall for such Distribution Date,
(ii) any Group I/II Relief Act Interest Shortfall for such Distribution Date and
(iii) the portion of Group I/II Realized Losses attributable to interest allocated to the Group I Senior Certificates, the Group II Senior Certificates and the Group I/II Subordinate Certificates.

                  NET MONTHLY EXCESS CASHFLOW: For any Distribution Date, an amount equal to the sum of (i) any Overcollateralization Reduction Amount and
(ii) the excess of (x) the Group III Available Distribution Amount for the Distribution Date over (y) the sum of the aggregate of the Group III Senior Interest Distribution Amounts payable to the Holders of the Group III Senior Certificates, the Aggregate of the Group III Interest Distribution Amounts payable to the Holders of the Group III Mezzanine Certificates and the Principal Remittance Amount.

                  NET MORTGAGE RATE: For each Loan and for any date of determination, a per annum rate equal to the Mortgage Interest Rate for such Loan less the Servicing Fee Rate, the Master Servicing Fee Rate and the Credit Risk Management Fee Rate.

                  NET WAC PASS-THROUGH RATE: For the February 2004 Distribution Date through the January 2005 Distribution Date, a per annum rate equal to (1) the weighted average of the Net Mortgage Rates of the Group III Loans as of the first day of the month preceding the month in which such Distribution Date occurs minus (2) the Pass-Through Rate for the Class III-A-IO Certificates for such Distribution Date multiplied by a fraction, the numerator of which is the Notional Amount of the Class III-A-IO Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Scheduled Principal Balance of the Group III Loans before giving effect to distributions on such Distribution Date. With respect to any subsequent Distribution Date, the weighted average of the Net Mortgage Rates of the Group III Loans as of the first day of the month preceding the month in which such Distribution Date occurs. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the Uncertificated REMIC IV Pass-Through Rate.

                  For federal income tax purposes, the Class III-A-IO Certificates will not have a Net WAC Pass-Through Rate, but will be entitled to 100% of amounts distributed on REMIC IV Regular Interest MT-III-IO-A and REMIC IV Regular Interest MT-III-IO-B.

                  NET WAC RATE CARRYOVER AMOUNT: With respect to any Class of Group III Senior Certificates (other than the Class III-A-IO Certificates) and the Group III Mezzanine Certificates and any Distribution Date on which the Pass-Through Rate is limited to the applicable Net WAC

Pass-Through Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest such Class would have been entitled to receive on such Distribution Date if the Net WAC Pass-Through Rate would not have been applicable to such Certificates on such Distribution Date over (y) the amount of interest accrued on such Distribution Date at the applicable Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the related Pass-Through Rate for such Class of Certificates for the most recently ended Interest Accrual Period.

                  NONRECOVERABLE ADVANCE: With respect to any Loan, any Advance or Servicing Advance which the related Servicer shall have determined to be a Nonrecoverable Advance as defined in and pursuant to the related Servicing Agreement, or which the Master Servicer shall have determined to be nonrecoverable pursuant to Section 4.9, respectively, and which was, or is proposed to be, made by such Servicer or the Master Servicer.

                  NON-U.S. PERSON: A Person that is not a U.S. Person.

                  NOTIONAL AMOUNT: With respect to the Class I-A-X Certificates, the Class I-A-X Notional Amount. With respect to the Class II-A-X Certificates, the Class II-A-X Notional Amount.

                  With respect to the Class III-A-IO Certificates will be as follows: the lesser of (a) from and including the 1st Distribution Date through and including the 6th Distribution Date $38,691,700; from and including the 7th Distribution Date through and including the 18th Distribution Date $30,953,400; from and including the 19th Distribution Date through and including the 20th Distribution Date $23,215,000; from and including the 21st Distribution Date through and including the 23rd Distribution Date $15,476,700; on the 24th Distribution Date $10,833,700; thereafter $0 and (b) the then aggregate Principal Balances of the Group III Loans (prior to giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

                  For federal income tax purposes and the Class III-A-IO Certificates (i) from the Closing Date through the Distribution Date in July 2004, an amount equal to the aggregate Uncertificated Principal Balance of REMIC III Regular Interest LT-III-IO-1 through LT-III-IO-5, (ii) from the Distribution Date in August 2004 through the Distribution Date in July 2005 an amount equal to the aggregate Uncertificated Principal Balance of REMIC III Regular Interest LT-III-IO-2 through LT-III-IO-5, (iii) from the Distribution Date in August 2005 through the Distribution Date in September 2005 an amount equal to the aggregate Uncertificated Principal Balance of REMIC III Regular Interest LT-III-IO-3 through LT-III-IO-5, (iv) from the Distribution Date in October 2005 through the Distribution Date in December 2005 an amount equal to the aggregate Uncertificated Principal Balance of REMIC III Regular Interest LT-III-IO-4 and LT-III-IO-5, (v) for the Distribution Date in January 2006, an amount equal to the

Uncertificated Principal Balance of REMIC III Regular Interest LT-III-IO-5 and
(vi) thereafter, zero.

                  For federal income tax purposes and the Class III-CE Certificates, an amount equal to the aggregate Uncertificated Principal Balance of the REMIC IV Regular Interests (other than REMIC IV Regular Interest MT-III-IO-A, REMIC IV Regular Interest MT-III-IO-B and REMIC IV Regular Interest MT-III-P).

                  OFFICER'S CERTIFICATE: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice-President, however denominated, of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

                  OPINION OF COUNSEL: A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, a Servicer, the Securities Administrator or the Master Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

                  ORIGINAL VALUE: With respect to any Loan other than a Loan originated for the purpose of refinancing an existing mortgage debt, the lesser of (a) the Appraised Value (if any) of the Mortgaged Property at the time the Loan was originated or (b) the purchase price paid for the Mortgaged Property by the Mortgagor. With respect to a Loan originated for the purpose of refinancing existing mortgage debt, the Original Value shall be equal to the lesser of (a) the Appraised Value of the Mortgaged Property at the time the Loan was originated or (b) the appraised value at the time the refinanced mortgage debt was incurred.

                  OTS: The Office of Thrift Supervision, or any successor thereto.

                  OWNERSHIP INTEREST: With respect to any Residual Certificate, any ownership or security interest in such Residual Certificate, including any interest in a Residual Certificate as the Holder thereof and any other interest therein whether direct or indirect, legal or beneficial, as owner or as pledge.

                  OVERCOLLATERALIZATION AMOUNT: Initially, $1,087,986. With respect to any Distribution Date following the Closing Date, an amount by which the aggregate outstanding principal balance of the Group III Loans immediately following the Distribution Date exceeds the sum of the Certificate Principal Balances of the Group III Senior Certificates, the Group III Mezzanine Certificates and the Class III-P Certificates after taking into account all payments of principal on such Distribution Date.

                  OVERCOLLATERALIZATION INCREASE AMOUNT: With respect to any Distribution Date, will be the amount, if any, by which the Required Overcollateralization Amount exceeds the

Overcollateralization Amount (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed).

                  OVERCOLLATERALIZATION REDUCTION AMOUNT: With respect to any Distribution Date, is the lesser of (i) the Principal Remittance Amount and (ii) the excess, if any, of (a) the Overcollateralization Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed, over (b) the Required Overcollateralization Amount; provided however that on any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Reduction Amount shall equal zero.

                  PASS-THROUGH ENTITY: Any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate, and any organization to which Section 1381 of the Code applies.

                  PASS-THROUGH RATE: For each Class of Group I Senior Certificates and Group II Senior Certificates other than the related Principal Only Certificates, the per annum rate set forth as the Pass-Through Rate for such Class in the Preliminary Statement hereto. On each Distribution Date, the Pass-Through Rate on each Class of Group I/II Subordinate Certificates will be equal to the Subordinate Interest Rate for such Distribution Date. With respect to the Group III Senior Certificates (other than the Class III-A-IO Certificates) and Group III Mezzanine Certificates and any Distribution Date, the lesser of (i) the fixed rate listed in the Preliminary Statement hereto and
(ii) the Net WAC Pass-Through Rate; provided, that with respect to the Class III-A-5, Class III-A-6 and Group III Mezzanine Certificates, the fixed rate listed in the Preliminary Statement hereto shall be increased by 0.50% per annum on the Distribution Date following the first possible optional termination date, and (ii) the Net WAC Pass-Through Rate. With respect to the Class III-A-IO Certificates (i) for the first twelve Distribution Dates, 4.50% per annum, (ii) for the next twelve Distribution Dates, 3.50% per annum and (iii) for any Distribution Date thereafter, 0.00%. For federal income tax purposes, however, the Class III-A-IO Certificates will not have a Pass-Through Rate, and the Group III Interest Distribution Amount for the Class III-A-IO Certificates and any Distribution Date will be deemed to be 100% of the amount distributed on REMIC IV Regular Interest MT-III-IO-A and MT-III-IO-B for such Distribution Date.

         With respect to the Class III-CE Certificates, on any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is (x) the sum of the amounts calculated pursuant to clauses
(A) through (L) below, and the denominator of which is (y) the aggregate of the Uncertificated Principal Balances of the REMIC IV Regular Interests (other than REMIC IV Regular Interest MT-III-P, REMIC IV Regular Interest MT-III-IO-A and REMIC IV Regular Interest MT-III-IO-B). For purposes of calculating the Pass-Through Rate for the Class III-CE Certificates, the numerator is equal to the sum of the following components:

                  (A) the Uncertificated REMIC IV Pass-Through Rate for REMIC IV Regular Interest MT-III-AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IV Regular Interest MT-III-AA;

                  (B) the Uncertificated REMIC IV Pass-Through Rate for REMIC IV Regular Interest MT-III-A1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IV Regular Interest MT-III-A1;

                  (C) the Uncertificated REMIC IV Pass-Through Rate for REMIC IV Regular Interest MT-III-A2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IV Regular Interest MT-III-A2;

                  (D) the Uncertificated REMIC IV Pass-Through Rate for REMIC IV Regular Interest MT-III-A3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IV Regular Interest MT-III-A3;

                  (E) the Uncertificated REMIC IV Pass-Through Rate for REMIC IV Regular Interest MT-III-A4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IV Regular Interest MT-III-A4;

                  (F) the Uncertificated REMIC IV Pass-Through Rate for REMIC IV Regular Interest MT-III-A5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IV Regular Interest MT-III-A5;

                  (G) the Uncertificated REMIC IV Pass-Through Rate for REMIC IV Regular Interest MT-III-A6 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IV Regular Interest MT-III-A6;

                  (H) the Uncertificated REMIC IV Pass-Through Rate for REMIC IV Regular Interest MT-III-M1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IV Regular Interest MT-III-M1;

                  (I) the Uncertificated REMIC IV Pass-Through Rate for REMIC IV Regular Interest MT-III-M2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IV Regular Interest MT-III-M2;

                  (J) the Uncertificated REMIC IV Pass-Through Rate for REMIC IV Regular Interest MT-III-M3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IV Regular Interest MT-III-M3;

                  (K) the Uncertificated REMIC IV Pass-Through Rate for REMIC IV Regular Interest MT-III-ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC IV Regular Interest MT-III-ZZ;

                  (L) 100% of the interest distributable on REMIC IV Regular Interest MT-III-P.

                  PAYOFF: Any payment of principal on a Loan by a Mortgagor equal to the entire outstanding Principal Balance of such Loan, if received in advance of the last scheduled Due Date for such Loan and is not accompanied by scheduled interest due on any date or dates in any month or months subsequent to the month of such payment-in-full.

                  PERCENTAGE INTEREST: With respect to any Class of Certificates (other than the Residual Certificates), the undivided percentage ownership in such Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance or Notional Amount represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance or Notional Amount of all of the Certificates of such Class. Each Certificate is issuable only in minimum Percentage Interests corresponding to the Authorized Denomination of the related Class of Certificates; provided, however, that a single Certificate of each such Class of Certificates may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Certificate Principal Balance or Notional Amount of such Class or to an otherwise Authorized Denomination for such Class plus such remainder. With respect to any Residual Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, is as set forth on the face of such Certificate.

                  PERMITTED TRANSFEREE: With respect to the holding or ownership of any Residual Certificate, any Person other than (i) the United States, a State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government or International Organization, or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Code Section
521) which is exempt from the taxes imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(C), (v) any electing large partnership under Section 775 of the Code, (vi) any Person from whom the Trustee or the Securities Administrator has not received an affidavit to the effect that it is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Code, and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel (which shall not be an expense of the Securities Administrator or Trustee) that the transfer of an Ownership Interest in a Residual Certificate to such Person may cause the Trust Fund to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions. A corporation shall not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

                  PERSON: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  PLAN: As defined in Section 5.3.

                  POOL STRIP RATE: With respect to each Group I Loan, a per annum rate equal to the excess of (a) the Net Mortgage Rate of such Group I Loan over (b) 5.50%. With respect to each Group II Loan, a per annum rate equal to the excess of (a) the Net Mortgage Rate of such Group II Loan over (b) 4.75%.

                  PREPAID MONTHLY PAYMENT: Any Monthly Payment received prior to its scheduled Due Date, which is intended to be applied to a Loan on its scheduled Due Date and held in the related Protected Account until the related Servicer Remittance Date following its scheduled Due Date.

                  PREPAYMENT CHARGE: With respect to any Principal Prepayment, any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Group III Loan pursuant to the terms of the related Mortgage Note.

                  PREPAYMENT CHARGE SCHEDULE: As of any date, the list of Group III Loans providing for a Prepayment Charge included in the Trust Fund on such date, attached hereto as Schedule Two (including the prepayment charge summary attached thereto). The Depositor shall deliver or cause the delivery of the Prepayment Charge Schedule to the Master Servicer, the Trustee and the Credit Risk Manager on the Closing Date. The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

                  (i)      the Loan identifying number;

                  (ii)     a code indicating the type of Prepayment Charge;

                  (iii) the date on which the first Monthly Payment was due on the related Mortgaged Loan;

                  (iv)     the term of the related Prepayment Charge;

                  (v)      the original Principal Balance of the related Loan;
                           and

                  (vi) the Principal Balance of the related Loan as of the Cut-off Date.

                  PREPAYMENT PERIOD: For any Distribution Date, the calendar month immediately preceding such Distribution Date.

                  PRINCIPAL BALANCE: For any Loan and at the time of any determination, the principal balance of such Loan remaining to be paid at the close of business on the Cut-Off Date, after deduction of all principal payments due on or before the Cut-Off Date whether or not received, reduced by the principal portion of all amounts received with respect to such Loan after the Cut-Off Date and distributed or to be distributed to Certificateholders through the Distribution Date in the month of such determination. In the case of a Substitute Loan, "Principal Balance" shall mean, at the time of any determination, the principal balance of such Substitute Loan on the related Cut-Off Date, reduced by the principal portion of all amounts received with respect to such Loan after the Cut-Off Date and distributed or to be distributed to Certificateholders through the Distribution Date in the month of determination.

                  PRINCIPAL ONLY CERTIFICATES: The Class I-A-PO Certificates and Class II-A-PO Certificates.

                  PRINCIPAL PREPAYMENT: Any payment of principal on a Loan which constitutes a Payoff or a Curtailment.

                  PRINCIPAL PREPAYMENT AMOUNT: On any Distribution Date and for any Loan Group, the sum of (i) Curtailments received during the related Prepayment Period and (ii) Payoffs received during the related Prepayment Period.

                  PRINCIPAL REMITTANCE AMOUNT: For any Distribution Date, the sum of the amounts described in clauses (i) through (iii) of the definition of Group III Principal Distribution Amount net of any amounts payable or reimbursable therefrom to the Servicers, the Trustee, the Custodian, the Master Servicer or the Securities Administrator.

                  PRO RATA ALLOCATION: On any Distribution Date with respect to
(i) the allocation of the principal portion of certain losses relating to a Group I Loan or Group II Loan to the related Group I Senior Certificates or Group II Senior Certificates (other than the related Principal Only Certificates and Group I/II Interest Only Certificates) and/or to the Group I/II Subordinate Certificates, as applicable, pro rata, according to their respective Class Principal Balances on such date of allocation (except that if the loss is incurred with respect to a Discount Loan, the related Discount Fraction of such loss will be allocated to the related Class of Principal Only Certificates, and the remainder of such loss will be allocated as described above in this definition without regard to this parenthetical); and (ii) the allocation of the interest portion of certain losses relating to a Group I Loan or Group II Loan to the related Group I Senior Certificates or Group II Senior Certificates (other than the related Principal Only Certificates), and/or to the Group I/II Subordinate Certificates, as applicable, pro rata, first according to the Group I/II Interest Distribution Amounts due to such Classes on such date of allocation in reduction thereof until the amount accrued but unpaid on such Distribution Date has been reduced to zero and then, pro rata, according to their respective Class Principal Balances on such date of allocation in reduction thereof until the Certificate Principal Balances thereof have been reduced to zero.

                  PROTECTED ACCOUNT: An account or accounts established and maintained for the benefit of the Certificateholders by each Servicer with respect to the related Loans and with respect to REO Property pursuant to the applicable Servicing Agreement.

                  PURCHASE OBLIGATION: An obligation of the Depositor to repurchase Loans under the circumstances and in the manner provided in Section 2.3.

                  PURCHASE PRICE: With respect to any Loan to be purchased pursuant to a Purchase Obligation, or any Loan to be purchased or repurchased relating to an REO Property, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee and the Securities Administrator, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 9.1 or 9.3, as applicable),
(ii) in the case of (x) a Loan, accrued interest on such Principal Balance at the applicable Net Mortgage Rate from the date interest was last paid by the related Mortgagor or the date an Advance by the applicable Servicer or the Master Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to Section 4.1 or Section 4.3, as applicable, through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Principal Balance at the applicable Net Mortgage Rate from the date interest was last paid by the related Mortgagor or the date an Advance by the applicable Servicer or the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest in accordance with the applicable Servicing Agreement, (iii) any unreimbursed Servicing Advances and Advances (including Nonrecoverable Advances) and any unpaid Servicing Fees or Master Servicing Fees allocable to such Loan or REO Property and (iv) in the case of a Loan required to be purchased pursuant to
Section 2.3, expenses reasonably incurred or to be incurred by the Master Servicer, the Servicers, the Trustee or the Securities Administrator in respect of the breach or defect giving rise to a Purchase Obligation and any costs and damages incurred by the Trust Fund in connection with a violation by any such Loan of any predatory or abusive lending law.

                  RATE CHANGE DATE: With respect to a REMIC IV Regular Interest Component, the first month in which the Pass-Through Rate for such component is equal to 0.00%.

                  RATING AGENCY: Initially, each of S&P and Moody's; thereafter, each nationally recognized statistical rating organization that has rated the Certificates at the request of the Depositor, or their respective successors in interest.

                  RATINGS: As of any date of determination, the ratings, if any, of the Certificates as assigned by each Rating Agency.

                  RECORD DATE: With respect to each Distribution Date and each Certificate other than the Class III-A-1 Certificates, the last Business Day of the month immediately preceding the month of the related Distribution Date; and with respect to each Distribution Date and the Class III-A-1 Certificates, the Business Day prior to the related Distribution Date.

                  REFERENCE BANKS: Barclay's Bank PLC, The Tokyo Mitsubishi Bank and National Westminster Bank PLC and their successors in interest; provided, however, that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Securities Administrator which are engaged in transactions in Eurodollar deposits in the International Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Depositor or any Affiliate thereof and (iii) which have been designated as such by the Securities Administrator.

                  REGULAR INTEREST CERTIFICATES: The Certificates, other than the Class R Certificates and the Class III-R Certificates.

                  REGULATION S PERMANENT GLOBAL CERTIFICATE: As defined in
Section 5.1.

                  REGULATION S TEMPORARY GLOBAL CERTIFICATE: As defined in
Section 5.1.

                  RELEASE DATE: The 40th day after the later of (i) commencement of the offering of the Certificates and (ii) the Closing Date.

                  RELIEF ACT: The Servicemembers Relief Act of 2003, as amended, or similar state laws.

                  REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  REMIC OPINION: An Opinion of Counsel stating that, under the REMIC Provisions, any contemplated action will not cause REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code).

                  REMIC PROVISIONS: Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

                  REMIC REGULAR INTERESTS: Any of the REMIC I Regular Interests, REMIC III Regular Interests, REMIC IV Regular Interests or Regular Interest Certificates.

                  REMIC I: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of: (i) the Group I Loans and the Group II Loans (exclusive of payments of principal and interest due on or before the Cut-off Date, if any, received by the Master Servicer which shall not constitute an asset of the Trust Fund) as from time to time are subject to this Agreement and all payments under and proceeds of such Loans (exclusive of any Prepayment Charges and late payment charges received on the Loans), together with all documents included in the related Mortgage File, subject to Section 2.1; (ii) such funds or assets as from time to time are deposited in the related Distribution Account in respect of a Group I Loan or a Group II Loan and belonging to the Trust Fund; (iii) any REO Property in respect of a Group I Loan or a Group II Loan; (iv) the primary hazard insurance policies, if any, the primary insurance policies, if any, and all other insurance policies with respect to the Group I Loans and the Group II Loans; and (v) the Depositor's interest in respect of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement as assigned to the Trustee pursuant to
Section 2.1 hereof.

                  REMIC I REGULAR INTERESTS: Any of the separate non-certificated beneficial ownership interests in REMIC I (as defined in the Preliminary Statement) issued hereunder and designated as a Regular Interest in REMIC I. Each REMIC I Regular Interest shall accrue interest (other than REMIC I Regular Interest LT-I-PO and REMIC I Regular Interest LT-II-PO) at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal (other than REMIC I Regular Interest LT-I-IO and REMIC I Regular Interest LT-II-IO), subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  REMIC I SUBORDINATE BALANCE RATIO: The ratio among the Uncertificated Principal Balances of each of the REMIC I Regular Interests ending with the designation "SUB," equal to the ratio among:

                  (1) the excess of (x) the aggregate Scheduled Principal Balance of the Group I Loans over (y) the sum of (a) the Class Principal Balance of the Class I-A-1 Certificates and (b) the Class Principal Balance of the Class I-A-PO Certificates .

                  (2) the excess of (x) the aggregate Scheduled Principal Balance of the Group II Loans over (y) the sum of (a) the Class Principal Balance of the Class II-A Certificates and (b) the Class Principal Balance of the Class II-A-PO Certificates.

                  REMIC II: The pool of assets consisting of the REMIC I Regular Interests and all payments of principal or interest on or with respect to the REMIC I Regular Interests after the Cut-Off Date.

                  REMIC II CERTIFICATES: The Group I Senior Certificates, Group II Senior Certificates, Group I/II Subordinate Certificates and the Class R Certificates.

                  REMIC III: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of: (i) the Group III Loans (exclusive of payments of principal and interest due on or before the Cut-off Date, if any, received by the Master Servicer which shall not constitute an asset of the Trust Fund) as from time to time are subject to this Agreement and all payments under and proceeds of the Group III Loans (exclusive of any Prepayment Charges and late payment fees received on the Group III Loans), together with all documents included in the related Mortgage File, subject to Section 2.1; (ii) such funds or assets as from time to time are deposited in the related Distribution Account in respect of a Group III Loan and belonging to the Trust Fund; (iii) any REO Property in respect of a Group III Loan; (iv) the primary hazard insurance policies, if any, the primary insurance policies, if any, and all other insurance policies with respect to the Group III Loans; and (v) the Depositor's interest in respect of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement as assigned to the Trustee pursuant to
Section 2.1 hereof.

                  REMIC III REGULAR INTERESTS: Any of the separate non-certificated beneficial ownership interests in REMIC III (as defined in the Preliminary Statement) issued hereunder and designated as a Regular Interest in REMIC III. Each REMIC III Regular Interest shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  REMIC IV: The pool of assets consisting of the REMIC III Regular Interests and all payments of principal or interest on or with respect to the REMIC III Regular Interests after the Cut-Off Date.

                  REMIC IV INTEREST LOSS ALLOCATION AMOUNT: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Group III Loans and REO Properties relating to any Group III Loan which has been liquidated, then outstanding and (ii) the REMIC IV Remittance Rate for REMIC IV Regular Interest MT-III-AA minus the Marker Rate, divided by (b) 12.

                  REMIC IV OVERCOLLATERALIZATION AMOUNT: With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balances of the REMIC IV Regular Interests (other than REMIC IV Regular Interest MT-III-IO-A and REMIC IV Regular Interest MT-III-IO-B) minus (ii) the aggregate of the Uncertificated Balances of REMIC IV Regular Interest MT-III-A1, REMIC IV Regular Interest MT-III-A2, REMIC IV Regular Interest MT-III-A3, REMIC IV Regular Interest MT-III-A4, REMIC IV Regular Interest MT-III-A5, REMIC IV Regular Interest MT-III-A6, REMIC IV Regular Interest MT-III-M1, REMIC IV Regular Interest MT-III-M2, REMIC IV Regular Interest MT-III-M3 and REMIC Regular Interest MT-III-P, in each case as of such date of determination.

                  REMIC IV OVERCOLLATERALIZATION TARGET AMOUNT: 1% of the Required Overcollateralization Amount.

                  REMIC IV PRINCIPAL LOSS ALLOCATION AMOUNT: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Scheduled Principal Balance of the Group III Loans and REO Properties relating to any Group III Loan which has been liquidated, then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC IV Regular Interest MT-III-A1, REMIC IV

Regular Interest MT-III-A2, REMIC IV Regular Interest MT-III-A3, REMIC IV Regular Interest MT-III-A4, REMIC IV Regular Interest MT-III-A5, REMIC IV Regular Interest MT-III-A6, REMIC IV Regular Interest MT-III-M1, REMIC IV Regular Interest MT-III-M2, REMIC IV Regular Interest MT-III-M3 and REMIC IV Regular Interest MT-III-ZZ.

                  REMIC IV REGULAR INTEREST MT-III-ZZ MAXIMUM INTEREST DEFERRAL
AMOUNT: With respect to any Distribution Date, the excess of (i) accrued interest at the Uncertificated REMIC IV Pass-Through Rate applicable to REMIC IV Regular Interest MT-III-ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC IV Regular Interest MT-III-ZZ minus the REMIC IV Overcollateralization Amount, in each case for such Distribution Date, over (ii) Uncertificated Accrued Interest on REMIC IV Regular Interest MT-III-A1, REMIC IV Regular Interest MT-III-A2, REMIC IV Regular Interest MT-III-A3, REMIC IV Regular Interest MT-III-A4, REMIC IV Regular Interest MT-III-A5, REMIC IV Regular Interest MT-III-A6, REMIC IV Regular Interest MT-III-M1, REMIC IV Regular Interest MT-III-M2 and REMIC IV Regular Interest MT-III-M3 for such Distribution Date, with the rate on each such REMIC IV Regular Interest subject to a cap equal to the related Pass-Through Rate.

                  REMIC IV REGULAR INTERESTS: Any of the separate non-certificated beneficial ownership interests in REMIC IV (as defined in the Preliminary Statement) issued hereunder and designated as a Regular Interest in REMIC IV. Each REMIC IV Regular Interest shall accrue interest at the related Uncertificated REMIC IV Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal (other than REMIC IV Regular Interest MT-III-IO-A and REMIC IV Regular Interest MT-III-IO-B), subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  REMITTANCE REPORT: A report by the Securities Administrator pursuant to Section 4.8.

                  REO DISPOSITION: The sale or other disposition of an REO Property on behalf of REMIC I or REMIC III, as applicable.

                  REO IMPUTED INTEREST: As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I or REMIC III, one month's interest at the applicable Net Mortgage Rate on the Scheduled Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

                  REO PROPERTY: A Mortgaged Property, title to which has been acquired by a Servicer on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise.

                  REQUIRED OVERCOLLATERALIZATION AMOUNT: With respect to any Distribution Date following the Closing Date, an amount equal to $1,083,386.

                  REQUIRED OVERCOLLATERALIZATION PERCENTAGE: For any Distribution Date, a percentage equal to (a) the Required Overcollateralization Amount divided by (b) the aggregate outstanding principal balance of the Group III Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Group III Realized Losses incurred during the related Prepayment Period).

                  RESERVE FUND: The separate trust account created and maintained by the Securities Administrator pursuant to 3.25 of this Agreement.

                  RESIDUAL CERTIFICATEHOLDER: The registered Holder of a Class R Certificate or Class III-R Certificate.

                  RESIDUAL CERTIFICATES: The Class R Certificates and Class III-R Certificates. Components R-1 and R-2 of the Class R Certificates are hereby designated as the sole Class of "residual interests" in each of REMIC I and REMIC II. Components R-3, R-4 and R-5 of the Class III-R Certificates are hereby designated as the sole Class of "residual interests" in each of REMIC III, REMIC IV and REMIC V.

                  RESPONSIBLE OFFICER: When used with respect to the Trustee, any officer in the corporate trust department or similar group of the Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject. When used with respect to the Master Servicer or the Securities Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice-President, any Assistant Vice-President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller, any Assistant Controller or any other officer customarily performing functions similar to those performed by any of the above-designated officers and in each case having direct responsibility for the administration of this Agreement, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Depositor or any other Person, the Chairman or Vice-Chairman of the Board of Directors, the Chairman or Vice-Chairman of any executive committee of the Board of Directors, the President, any Vice-President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, or any other officer of the Depositor customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  S&P: Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. provided, that at any time it is a Rating Agency.

                  SCHEDULED PRINCIPAL BALANCE: With respect to any Loan and a Due Date, the unpaid principal balance of such Loan as specified in the amortization schedule (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) for such Due Date, after giving effect to any previously applied Curtailments, the payment of principal on such Due Date and any reduction of the principal balance of such Loan by a bankruptcy court, irrespective of any delinquency in payment by the related Mortgagor.

                  SECURITIES ACT: The Securities Act of 1933, as amended.

                  SECURITIES ADMINISTRATOR: As of the Closing Date, Wells Fargo Bank Minnesota, National Association and thereafter, its respective successors in interest who meet the qualifications of this Agreement. The Securities Administrator and the Master Servicer shall at all times be the same Person.

                  SELLER: Deutsche Bank AG New York Branch, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement and in its capacity as assignor under the Assignment Agreements.

                  SENIOR INTEREST SHORTFALL AMOUNT: For any Distribution Date and the Group I Senior Certificates and Group II Senior Certificates (other than the Principal Only Certificates), will be equal to that amount by which the Group I/II Interest Distribution Amount payable to the Group I Senior Certificates or Group II Senior Certificates, as applicable, on such Distribution Date exceeds the Group I Available Distribution Amount or Group II Available Distribution Amount, as applicable.

                  SENIOR LIQUIDATION AMOUNT: For any Distribution Date and the Group I Loans and Group II Loans, the aggregate with respect to each related Loan which became a Group I/II Liquidated Loan during the related Prepayment Period, of the lesser of: (i) the related Senior Percentage of the Principal Balance of such Loan (exclusive with respect to a Discount Loan, of the applicable Discount Fraction thereof), and (ii) the related Senior Prepayment Percentage of the Liquidation Principal with respect to such Loan (exclusive with respect to a Discount Loan, of the applicable Discount Fraction thereof).

                  SENIOR PERCENTAGE: As of the Closing Date, approximately 97.63% for the Group I Loans, and 97.63% for the Group II Loans; thereafter, with respect to a Group I Loan and Group II Loan for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Balances of the related Group I Senior Certificates or Group II Senior Certificates immediately preceding such Distribution Date (other than the related Principal Only Certificates and Group I/II Interest Only Certificates) and the denominator of which is the aggregate Scheduled Principal Balance of the Loans in such Loan Group, (exclusive of the applicable Discount Fraction of the Scheduled Principal Balance of each related Discount Loan), in each case as of the first day of the related Due Period.

                  SENIOR PREPAYMENT PERCENTAGE: For Loan Group I and Loan Group II, (i) on any Distribution Date occurring before the Distribution Date in February 2009, 100%; (ii) on any other Distribution Date on which the Aggregate Senior Percentage for such Distribution Date exceeds the Aggregate Senior Percentage as of the Closing Date, 100%; and (iii) on any other Distribution Date in each of the months of February 2009 and thereafter, 100%, unless:

                  (a) the mean aggregate Scheduled Principal Balance of the Group I Loans and Group II Loans which are 60 or more days delinquent (including Group I Loans and Group II Loans in foreclosure, bankruptcy and related REO Property) for each of the immediately preceding six calendar months is less than or equal to 50% of the Aggregate Subordinate Amount as of such Distribution Date, and

                  (b) cumulative Group I/II Realized Losses on the Group I Loans and Group II Loans allocated to the Group I/II Subordinate Certificates are less than or equal to the following amounts:


              DISTRIBUTION DATE OCCURRING IN                                    SENIOR PREPAYMENT PERCENTAGE
              ------------------------------                                    ----------------------------
February 2004 through January 2009........................   100%
February 2009 through January 2010........................   Senior Percentage + 70% of the Subordinate Percentage
February 2010 through January 2011........................   Senior Percentage + 60% of the Subordinate Percentage
February 2011 through January 2012........................   Senior Percentage + 40% of the Subordinate Percentage
February 2012 through January 2013........................   Senior Percentage + 20% of the Subordinate Percentage
February 2013 and thereafter..............................   Senior Percentage

Notwithstanding the foregoing, the Senior Prepayment Percentage with respect to the Group I Loans and Group II Loans will be equal to 100% on any Distribution Date on which (i) the Aggregate Senior Percentage for that Distribution Date exceeds the Aggregate Senior Percentage as of the Closing Date or (ii) the aggregate Scheduled Principal Balance of the Group I Loans and Group II Loans (including Group I Loans and Group II Loans in bankruptcy, foreclosure and related REO Property) which are 60 or more days delinquent for each of the immediately preceding six calendar months is greater than 50% of the Aggregate Subordinate Amount as of such Distribution Date, or cumulative Group I/II Realized Losses on the Group I Loans and Group II Loans allocated to the Group I/II Subordinate Certificates are greater than the following amounts:

                                                                     PERCENTAGE OF THE AGGREGATE SUBORDINATE
              DISTRIBUTION DATE OCCURRING IN                              AMOUNT AS OF THE CUT-OFF DATE
              ------------------------------                              -----------------------------
February 2008 through January 2009...........................                          30%
February 2009 through January 2010...........................                          35%
February 2010 through January 2011...........................                          40%
February 2011 through January 2012...........................                          45%
February 2012 and thereafter.................................                          50%

                  If on any Distribution Date the allocation to the Group I Senior Certificates or Group II Senior Certificates (other than the related Principal Only Certificates and Group I/II Interest Only Certificates) of Principal Prepayments in the percentage required would reduce the sum of the Class Principal Balances of the Group I Senior Certificates or Group II Senior Certificates (other than the related Principal Only Certificates and Group I/II Interest Only Certificates) below zero, the Senior Prepayment Percentage for such Distribution Date shall be limited to the percentage necessary to reduce such sum to zero. Notwithstanding the foregoing, however, on each Distribution Date, the Principal Only Certificates shall receive the related Discount Fraction of all principal payments, including, without limitation, Principal Prepayments, received in respect of each Discount Loan.

                  SERVICER: National City, Downey, Greenpoint or GMAC, as applicable, or any successor appointed under the applicable Servicing Agreement.

                  SERVICER REMITTANCE DATE: With respect to each Distribution Date shall mean (i) with respect to National City, the 18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a Business Day, the Business Day immediately following such 18th day, (ii) with respect to Downey and GMAC, the 18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a Business Day, the Business Day immediately preceding such 18th day and (iii) with respect to Greenpoint, the 10th day of the calendar month in which such Distribution Date occurs or, if such 10th day is not a Business Day, the Business Day immediately preceding such 10th day.

                  SERVICING ADVANCES: The customary reasonable and necessary "out-of-pocket" costs and expenses incurred by the applicable Servicer in connection with a default, delinquency or other unanticipated event by the applicable Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Loan and (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property. No Servicer shall be required to make any Servicing Advance in respect of a Loan or REO Property that, in the good faith business judgment of such Servicer, would not be ultimately recoverable from related Insurance Proceeds or Liquidation Proceeds on such Loan or REO Property as provided herein.

                  SERVICING AGREEMENT: The National City Servicing Agreement, the Greenpoint Servicing Agreement, the GMAC Servicing Agreement or the Downey Servicing Agreement.

                  SERVICING FEE: With respect to each Loan and for any Distribution Date, an amount equal to one twelfth of the product of the Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Loan as of the Due Date in the month preceding the month of such Distribution Date. The Servicing Fee is payable solely from collections of interest on the Loans or as otherwise provided in the related Servicing Agreement.

                  SERVICING FEE RATE: 0.25% per annum.

                  SERVICING OFFICER: Any individual involved in, or responsible for, the administration and servicing (or in the case of the Master Servicer, master servicing) of the Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Securities Administrator on the Closing Date by each Servicer and the Master Servicer, as such lists may from time to time be amended.

                  SPECIAL HAZARD COVERAGE: As of the Cut-Off Date, $2,074,436.38. On each Anniversary, the Special Hazard Coverage will be reduced to an amount equal to the lesser of:

                  (1) the greatest of:

                  (a) the aggregate Principal Balance of the Group I Loans and Group II Loans located in the California zip code containing the largest aggregate Principal Balance of the Group I Loans and Group II Loans;

                  (b) 1.0% of the aggregate Principal Balance of the Group I Loans and Group II Loans; and

                  (c) twice the Principal Balance of the largest Group I Loan or Group II Loan, calculated as of the Due Date in the immediately preceding month (after giving effect to all scheduled payments whether or not received); and

                  (2) the Special Hazard Coverage as of the Cut-Off Date as reduced by the Special Hazard Losses allocated to the Certificates related to the Group I Loans and Group II Loans since the Cut-Off Date.

                  SPECIAL HAZARD LOSS: The occurrence of any direct physical loss or damage to a Mortgaged Property relating to a Group I/II Liquidated Loan, as reported by the related Servicer, not covered by a standard hazard maintenance policy with extended coverage which is caused by or results from any cause except: (i) fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, vandalism, aircraft, vehicles, smoke, sprinkler leakage, except to the extent of that portion of the loss which was uninsured because of the application of a co-insurance clause of any insurance policy covering these perils; (ii) normal wear and tear, gradual deterioration, inherent vice or inadequate maintenance of all or part thereof; (iii) errors in design, faulty workmanship or materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss; (iv) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by this definition of Special Hazard Loss; (v) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack (a) by any government or sovereign power (dejure or defacto), or by an authority maintaining or using military, naval or air forces, (b) by military, naval or air forces, or (c) by an agent of any such government, power, authority or forces; (vi) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; (vii) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such occurrence; or
(viii) seizure or destruction under quarantine or customs regulations, or confiscation by order of any government or public authority.

                  STARTUP DAY: With respect to each REMIC, the day designated as such pursuant to Section 10.1(b) hereof.

                  STEPDOWN DATE: The earlier to occur of (1) the Distribution Date on which he aggregate Certificate Principal Balance of the Group III Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date in February 2007 and (y) the first Distribution Date on which the Credit Enhancement Percentage of the Group III Senior Certificates (calculated for this purpose only after taking into account distributions of principal on the Group III Mortgage Loans, but prior to any distribution of the Group III Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date) is greater than or equal to approximately 10.00%.

                  SUBORDINATE AMOUNT: For the Group I Loans and Group II Loans on any date of determination, the excess of the aggregate Scheduled Principal Balance of the related Loans as of such date over the sum of (x) the Aggregate Certificate Principal Balance of the Group I Senior Certificates and Group II Senior Certificates, as applicable, other than the related Principal Only Certificates then outstanding.

                  SUBORDINATE COMPONENT: For the Group I Loans and Group II Loans and a Distribution Date, will equal the related Subordinate Amount.

                  SUBORDINATE INTEREST RATE: For any Distribution Date will be the weighted average of the interest rates at which each of the Subordinate Components accrue interest, weighted on the basis of the related Subordinate Amount. The Subordinate Components related to the Group I Loans will accrue interest at 5.50% per annum and the Subordinate Components related to the Group II Loans will accrue interest at 4.75% per annum.

                  SUBORDINATE LIQUIDATION AMOUNT: For a Distribution Date and the Group I Loans and Group II Loans, the excess, if any, of (i) the aggregate Liquidation Principal for all Loans in such Loan Group which became Group I/II Liquidated Loans during the related Prepayment Period, over (ii) the sum of the related Senior Liquidation Amount for such Distribution Date and the applicable Discount Fraction of Liquidation Principal received with respect to each Discount Loan in such Loan Group, if any, during the related Prepayment Period.

                  SUBORDINATE PERCENTAGE: For any Distribution Date and the Group I Loans and Group II Loans, 100% minus the related Senior Percentage for such date. Initially, the Subordinate Percentage will be 2.37% with respect to the Group I Loans and 2.37% with respect to the Group II Loans.

                  SUBORDINATE PREPAYMENT PERCENTAGE: For any Distribution Date and the Group I Loans and Group II Loans, 100% minus the related Senior Prepayment Percentage. As of the Closing Date, 0% for the Group I Loans and 0% for the Group II Loans

                  SUBORDINATE PRINCIPAL AMOUNT: With respect to any Distribution Date and the Group I Loans and Group II Loans, an amount equal to the sum of the following for that Distribution Date:

                  (1) the related Subordinate Percentage of the related Group I/II Principal Distribution Amount (exclusive of the portion thereof attributable to the related Discount Fractional Principal Amount);

                  (2) the related Subordinate Principal Prepayment Amount; and

                  (3) the related Subordinate Liquidation Amount;

                  provided, however, that the related Subordinate Principal Amount with respect to the Group I Loans and the Group II Loans shall be reduced by the amounts required to be distributed to the Principal Only Certificates with respect to the related Discount Fractional Principal Shortfall for such Loan Group on such Distribution Date. Any reduction in the Subordinate Principal Amount pursuant to the foregoing proviso shall offset the amount calculated pursuant to clause (1), clause (3) and clause (2) above, in such order of priority.

                  SUBORDINATE PRINCIPAL PREPAYMENT AMOUNT: For any Distribution Date and the Group I Loans and Group II Loans, the related Subordinate Prepayment Percentage of the Principal Prepayment Amount for such Distribution Date (exclusive of the portion thereof attributable to the applicable Discount Fractional Principal Amount for that Distribution Date).

                  SUBORDINATION LEVEL: On any specified date and any Class of Group I/II Subordinate Certificates, the percentage obtained by dividing: (1) the sum of the Class Principal Balances of all Classes of Group I/II Subordinate Certificates which are subordinate in right of payment to such Class as of such date, before giving effect to distributions of principal or allocations of related Group I/II Realized Losses on such date; by (2) the sum of the Class Principal Balances of all Classes of Certificates relating to the Group I Loans or Group II Loans as of such date, before giving effect to distributions of principal or allocations of related Group I/II Realized Losses on such date.

                  SUBSTITUTE LOAN: A mortgage loan substituted for a Deleted Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Scheduled Principal Balance of the Deleted Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Mortgage Interest Rate of the Deleted Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Loan, (iv) have the same Due Date as the Due Date on the Deleted Loan, (v) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Loan as of such date, (vi) have a risk grading at least equal to the risk grading assigned on the Deleted Loan, (vii) is a "qualified mortgage" as defined in the REMIC Provisions and (vii) conform to each representation and warranty set forth in Section 6 of the Mortgage Loan Purchase Agreement applicable to the Deleted Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates, the terms described in clause (iii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (v) hereof shall be satisfied as to each such mortgage loan, the risk gradings described in clause (vi) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (vii) hereof must be satisfied as to each Substitute Loan or in the aggregate, as the case may be. In the event that the Deleted Loan is a Discount Loan, the Substitute Loan(s) shall be deemed to be a Discount Loan(s) regardless of the Net Mortgage Rate thereof.

                  TAX MATTERS PERSON: The Holder of the Class R Certificates issued hereunder or any Permitted Transferee of such Class R Certificateholder shall be the initial "tax matters person" for REMIC I and REMIC II within the meaning of Section 6231(a)(7) of the Code. The Holder of the Class III-R Certificates issued hereunder or any Permitted Transferee of such Class III-R Certificateholder shall be the initial "tax matters person" for REMIC III, REMIC IV and REMIC V within the meaning of Section 6231(a)(7) of the Code. For tax years commencing after any transfer of the Class R Certificate or Class III-R Certificate, the Holder of the greatest Percentage Interest in the Class R Certificate or Class III-R Certificate at year end shall be designated as the Tax Matters Person with respect to that year and with respect to the related REMICs. If the Tax Matters Person becomes a Disqualified Organization, the last preceding Holder of such Authorized Denomination of the Class R Certificate or Class III-R Certificate that is not a Disqualified Organization shall be Tax Matters Person pursuant to Section 5.3(e). If any Person is appointed as tax matters person by the Internal Revenue Service pursuant to the Code, such Person shall be Tax Matters Person.

                  TRANSFEREE: Any Person who is acquiring by an Ownership Interest in a Junior Subordinate Certificate, Class III-CE, Class III-P or Residual Certificate.

                  TRIGGER EVENT: With respect to any Distribution Date, a Trigger Event is in effect if (x) the percentage obtained by dividing (i) the aggregate outstanding Principal Balance of Group III Loans delinquent 60 days or more (including Group III Loans in foreclosure, discharged in bankruptcy or related REO Property) by (ii) the aggregate principal balance of the Group III Loans, in each case, as of the last day of the previous calendar month, exceeds 60% of the Credit Enhancement Percentage of the Group III Senior Certificates for the prior Distribution Date, or (y) the aggregate amount of Group III Realized Losses incurred since the Cut-Off Date through the last day of the related Due Period divided by the aggregate outstanding Principal Balance of the Group III Loans as of the Cut-Off exceeds the applicable percentages set forth below with respect to such Distribution Date:

                     DISTRIBUTION DATE                              PERCENTAGE
                     -----------------                              ----------
February 2007 to January 2008...........................              0.75%
February 2008 to January 2009...........................              0.95%
February 2009 to January 2010...........................              1.20%
February 2010 to January 2011...........................              1.35%
February 2011 and thereafter............................              1.50%


                  TRUST FUND: Collectively, all of the assets of REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V, the Reserve Fund and any amounts on deposit therein, and the Prepayment Charge and any proceeds thereof.

                  TRUST REMIC: Any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V.

                  TRUSTEE: HSBC Bank USA, a New York banking corporation, or its successor in interest, or any successor trustee appointed as herein provided.

                  UNCERTIFICATED ACCRUED INTEREST: With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance or Uncertificated Notional Amount, as applicable, of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and shortfalls resulting from application of the Relief Act.

                  UNCERTIFICATED NOTIONAL AMOUNT: With respect to REMIC IV Regular Interest MT-III-IO-A and (i) each Distribution Date from and including the Distribution Date in February 2004 to and including the Distribution Date in July 2004, the aggregate Uncertificated Principal Balances of REMIC III Regular Interest LT-III-IO-1 through REMIC III Regular Interest LT-III-IO-5, (ii) each Distribution Date from and including the Distribution Date in August 2004 to and including the Distribution Date in July 2005, the aggregate Uncertificated Principal Balances of REMIC III Regular Interest LT-III-IO-2 through REMIC III Regular Interest LT-III-IO-5, (iii) each Distribution Date from and including the Distribution Date in August 2005 to and including the Distribution Date in September 2005, the aggregate Uncertificated Principal Balances of

REMIC III Regular Interest LT-III-IO-3 through REMIC III Regular Interest LT-III-IO-5, (iv) each Distribution Date from and including the Distribution Date in October 2005 to and including the Distribution Date in December 2005, the aggregate Uncertificated Principal Balances of REMIC III Regular Interest LT-III-IO-4 and REMIC III Regular Interest LT-III-IO-5, (v) the Distribution Date in January 2006, the Uncertificated Principal Balance of REMIC III Regular Interest LT-III-IO-5, and (vi) each Distribution Date thereafter, $0.

                  UNCERTIFICATED PRINCIPAL BALANCE: With respect to each REMIC Regular Interest (other than REMIC I Regular Interest LT-I-IO, REMIC I Regular Interest LT-II-IO, REMIC IV Regular Interest MT-III-IO-A and REMIC IV Regular Interest MT-III-IO-B), the principal amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest (other than REMIC I Regular Interest LT-I-IO, REMIC I Regular Interest LT-II-IO, REMIC IV Regular Interest MT-III-IO-A and REMIC IV Regular Interest MT-III-IO-B) shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Sections 4.1 and 4.3, as applicable and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Group I/II Realized Losses or Group III Realized Losses, as applicable, as provided in Sections 4.2 and 4.4, as applicable. The Uncertificated Principal Balance of each REMIC Regular Interest shall never be less than zero. REMIC I Regular Interest LT-I-IO, REMIC I Regular Interest LT-II-IO, REMIC IV Regular Interest MT-III-IO-A and REMIC IV Regular Interest MT-III-IO-B will not have Uncertificated Principal Balances.

                  UNCERTIFICATED REMIC I PASS-THROUGH RATE: With respect to REMIC I Regular Interest LT-I-SUB, REMIC I Regular Interest LT-I-ZZZ, REMIC I Regular Interest LT-II-SUB, REMIC I Regular Interest LT-II-ZZZ and REMIC I Regular Interest LT-R1, the per annum rate specified in the Preliminary Statement. With respect to REMIC I Regular Interest LT-I-IO, the weighted average of the excess of, but not less than zero, (i) the Net Mortgage Rate on each Group I Loan over (ii) 5.50%. With respect to REMIC I Regular Interest LT-II-IO, the weighted average of the excess of, but not less than zero, (i) the Net Mortgage Rate on each Group I Loan over (ii) 4.75%. With respect to REMIC I Regular Interest LT-I-PO and REMIC I Regular Interest LT-II-PO, 0.00%.

                  UNCERTIFICATED REMIC III PASS-THROUGH Rate: For any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates on the Group III Loans, weighted on the State Principal Balance of each such Loan.

                  UNCERTIFICATED REMIC IV PASS-THROUGH RATE: With respect to REMIC IV Regular Interest MT-III-AA, REMIC IV Regular Interest MT-III-A1, REMIC IV Regular Interest MT-III-A2, REMIC IV Regular Interest MT-III-A3, REMIC IV Regular Interest MT-III-A4, REMIC IV Regular Interest MT-III-A5, REMIC IV Regular Interest MT-III-A6, REMIC IV Regular Interest MT-III-M1, REMIC IV Regular Interest MT-III-M2, REMIC IV Regular

Interest MT-III-M3 and REMIC IV Regular Interest MT-III-ZZ, a per annum rate (but not less than zero) equal to the weighted average of: (x) with respect to REMIC III Regular Interest LT-III and REMIC III Regular Interest LT-III-P, the Uncertificated REMIC III Pass-Through Rate for such REMIC III Regular Interest for each such Distribution Date, and (y) with respect to REMIC III Regular Interest LT-III-IO-1 through REMIC III Regular Interest LT-III-IO-5 for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC III Regular Interest listed below, weighted on the basis of the Uncertificated Principal Balance of each such REMIC III Regular Interest:

Distribution        Remic III Regular Interests                                Rate
    Date            ---------------------------                                ----
    ----
      1        LT-III-IO-1 through LT-III-IO-5        (a)  Uncertificated  REMIC IAN Pass-Through  Rate over (b) 4.50%
      2        LT-III-IO-1 through LT-III-IO-5        (a)  Uncertificated  REMIC III Pass-Through  Rate over (b) 4.50%
      3        LT-III-IO-1 through LT-III-IO-5        (a)  Uncertificated  REMIC III Pass-Through  Rate over (b) 4.50%
      4        LT-III-IO-1 through LT-III-IO-5        (a)  Uncertificated  REMIC III Pass-Through  Rate over (b) 4.50%
      5        LT-III-IO-1 through LT-III-IO-5        (a)  Uncertificated  REMIC III Pass-Through  Rate over (b) 4.50%
      6        LT-III-IO-1 through LT-III-IO-5        (a)  Uncertificated  REMIC III Pass-Through  Rate over (b) 4.50%
      7        LT-III-IO-2 through LT-III-IO-5        (a)  Uncertificated  REMIC III Pass-Through  Rate over (b) 4.50%
               LT-III-IO-1                            Uncertificated REMIC III Pass-Through Rate
      8        LT-III-IO-2 through LT-III-IO-5        (a)  Uncertificated  REMIC III Pass-Through  Rate over (b) 4.50%
               LT-III-IO-1                            Uncertificated REMIC III Pass-Through Rate
      9        LT-III-IO-2 through LT-III-IO-5        (a)  Uncertificated  REMIC III Pass-Through  Rate over (b) 4.50%
               LT-III-IO-1                            Uncertificated REMIC III Pass-Through Rate
     10        LT-III-IO-2 through LT-III-IO-5        (a)  Uncertificated  REMIC III Pass-Through  Rate over (b) 4.50%
               LT-III-IO-1                            Uncertificated REMIC III Pass-Through Rate
     11        LT-III-IO-2 through LT-III-IO-5        (a)  Uncertificated  REMIC III Pass-Through  Rate over (b) 4.50%
               LT-III-IO-1                            Uncertificated REMIC III Pass-Through Rate
     12        LT-III-IO-2 through LT-III-IO-5        (a)  Uncertificated  REMIC III Pass-Through  Rate over (b) 4.50%
               LT-III-IO-1                            Uncertificated REMIC III Pass-Through Rate
     13        LT-III-IO-2 through LT-III-IO-5        (a)  Uncertificated  REMIC III Pass-Through  Rate over (b) 3.50%
               LT-III-IO-1                            Uncertificated REMIC III Pass-Through Rate
     14        LT-III-IO-2 through LT-III-IO-5        (a)  Uncertificated  REMIC III Pass-Through  Rate over (b) 3.50%
               LT-III-IO-1                            Uncertificated REMIC III Pass-Through Rate
     15        LT-III-IO-2 through LT-III-IO-5        (a)  Uncertificated  REMIC III Pass-Through  Rate over (b) 3.50%
               LT-III-IO-1                            Uncertificated REMIC III Pass-Through Rate
     16        LT-III-IO-2 through LT-III-IO-5        (a)  Uncertificated  REMIC III Pass-Through  Rate over (b) 3.50%
               LT-III-IO-1                            Uncertificated REMIC III Pass-Through Rate
     17        LT-III-IO-2 through LT-III-IO-5        (a)  Uncertificated  REMIC III Pass-Through  Rate over (b) 3.50%
               LT-III-IO-1                            Uncertificated REMIC III Pass-Through Rate
     18        LT-III-IO-2 through LT-III-IO-5        (a)  Uncertificated  REMIC III Pass-Through  Rate over (b) 3.50%
               LT-III-IO-1                            Uncertificated REMIC III Pass-Through Rate
     19        LT-III-IO-3 through LT-III-IO-5        (a)  Uncertificated  REMIC III Pass-Through  Rate over (b) 3.50%
               LT-III-IO-1 and LT-III-IO-2            Uncertificated REMIC III Pass-Through Rate
     20        LT-III-IO-3 through LT-III-IO-5        (a)  Uncertificated  REMIC III Pass-Through  Rate over (b) 3.50%
               LT-III-IO-1 and LT-III-IO-2            Uncertificated REMIC III Pass-Through Rate
     21        LT-III-IO-4 and LT-III-IO-5            (a)  Uncertificated  REMIC III Pass-Through  Rate over (b) 3.50%
               LT-III-IO-1, LT-III-IO-2 and           Uncertificated REMIC III Pass-Through Rate
               LT-III-IO-3
     22        LT-III-IO-4 and LT-III-IO-5            (a)  Uncertificated  REMIC III Pass-Through  Rate over (b) 3.50%
               LT-III-IO-1, LT-III-IO-2 and           Uncertificated REMIC III Pass-Through Rate
               LT-III-IO-3
     23        LT-III-IO-4 and LT-III-IO-5            (a)  Uncertificated  REMIC III Pass-Through  Rate over (b) 3.50%
               LT-III-IO-1, LT-III-IO-2 and           Uncertificated REMIC III Pass-Through Rate
               LT-III-IO-3
     24        LT-IO-III-5                            (a)  Uncertificated  REMIC III Pass-Through  Rate over (b) 3.50%
               LT-III-IO-1, LT-III-IO-2,              Uncertificated REMIC III Pass-Through Rate
               LT-III-IO-3 and LT-III-IO-4
   25 and      LT-III-IO-1, LT-III-IO-2,              Uncertificated REMIC III Pass-Through Rate
 thereafter    LT-III-IO-3, LT-III-IO-4 and
               LT-III-IO-5

With resepect to REMIC IV Regular Interest MT-III-IO-A, (i) for the first twelve distribution dates, 1.00% and (ii) thereafter, 0.00%. With respect to REMIC IV Regular Interest MT-III-IO-B, (i) for the first twenty-four distribution dates, 3.50% and (ii) thereafter, 0.00%.


                  UNDERWRITER: Deutsche Bank Securities Inc.

                  UNINSURED CAUSE: Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.9.

                  U.S. PERSON: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part 1 of subchapter J of chapter 1 of the Code), and which was treated as a U.S. Person on August 20, 1996 may elect to continue to be treated as a U.S. Person notwithstanding the previous sentence.

                  WELLS FARGO: Wells Fargo Bank Minnesota, National Association, or any successor thereto.

         Section 1.2 ALLOCATION OF CERTAIN INTEREST SHORTFALL.

         For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Regular Interests for any Distribution Date, the aggregate amount of any Unpaid Interest Shortfalls incurred in respect of the Group I Loans for any Distribution Date shall be allocated to REMIC I Regular Interest LT-I-IO, REMIC I Regular Interest LT-I-SUB and REMIC I Regular Interest LT-I-ZZZ, pro rata, to the extent of one month's interest at the then applicable respective Uncertificated REMIC I Pass-Through Rate on the Uncertificated Principal Balance of each such REMIC I Regular Interest. For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Regular Interests for any Distribution Date, the aggregate amount of any Unpaid Interest Shortfalls incurred in respect of the Group II Loans for any Distribution Date shall be allocated to REMIC I Regular Interest LT-II-IO, REMIC I Regular Interest LT-II-SUB and REMIC I Regular Interest LT-II-ZZZ, pro rata, to the extent of one month's interest at the then applicable respective Uncertificated REMIC I Pass-Through Rate on the Uncertificated Principal Balance of each such REMIC I Regular Interest.

         For purposes of calculating the Group III Interest Distribution Amount for the Group III Senior Certificates, the Group III Mezzanine Certificates, and the Class III-CE Certificates for any Distribution Date, (1) the aggregate amount of any Group III Prepayment Interest Shortfalls to the extent not covered by payment by the Servicers pursuant to the related Servicing Agreement or the Master Servicer pursuant to Section 3.20 shall first reduce the Net Monthly Excess Cashflow for such Distribution Date, second, reduce the Group III Interest Distribution Amount payable to the Class III-CE Certificates, third, reduce the Group III Interest Distribution Amount payable to the Class III-M-3 Certificates, fourth, reduce the Group III Interest Distribution Amount payable to the Class III-M-2 Certificates, fifth, reduce the Group III Interest Distribution Amount payable to the Class III-M-1 Certificates and sixth, reduce the Group III Interest Distribution Amount payable to the Group III Senior Certificates, in that order, in each case on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance or Notional Amount, as applicable of each such Certificate and (2) the aggregate amount of any Group III Realized Losses allocated to the Group III Mezzanine Certificates and Net WAC Rate Carryover Amount paid to the Group III Senior Certificates, other than the Class III-A-IO Certificates, and the Mezzanine Certificates incurred for any Distribution Date shall be allocated to the Class III-CE Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the Certificate Principal Balance thereof on any Distribution Date, any Group III Relief Act Interest Shortfalls shall be allocated to the Certificates on a pro rata basis based on their respective Group III Interest Distribution Amount before such reduction.

         For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC III Regular Interests for any Distribution Date, the aggregate amount of any Unpaid Interest Shortfalls incurred in respect of the Group III Loans for any Distribution Date shall be allocated first, to REMIC III Regular Interest LT-III and REMIC III Regular Interest LT-III-P, to the extent of one month's interest at the then applicable respective Uncertificated REMIC III Pass-Through Rate on the Uncertificated Principal Balance of each such REMIC III Regular Interest; and then, to REMIC III Regular Interest LT-III-IO-1, REMIC III Regular Interest LT-III-IO-2, REMIC III Regular Interest LT-III-IO-3, REMIC III Regular Interest LT-III-IO-4 and REMIC III Regular Interest LT-III-IO-5, in each case to the extent of one month's interest at the then applicable respective Uncertificated REMIC III Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC III Regular Interest.

                                   ARTICLE II
                            CONVEYANCE OF TRUST FUND;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                  Section 2.1 CONVEYANCE OF TRUST FUND. The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse, for the benefit of the Certificateholders, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Loans identified on the Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement and the Assignment Agreements (including, without limitation the right to enforce the obligations of the other parties thereto thereunder), and all other assets included or to be included in REMIC I and REMIC III. Such assignment includes all interest and principal received by the Depositor or the applicable Servicer on or with respect to the Loans (other than payments of principal and interest due on such Loans on or before the Cut-Off Date). The Depositor herewith delivers to the Trustee executed copies of the Mortgage Loan Purchase Agreement, the Servicing Agreements and the Assignment Agreements.

                  In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with the Custodian pursuant to the Custodial Agreement the documents with respect to each Loan as described under Section 2 of the Custodial Agreement (the " Loan Documents"). In connection with such delivery and as further described in the Custodial Agreement, the Custodian will be required to review such Loan Documents and deliver to the Trustee, the Depositor, the Master Servicer and the Seller certifications (in the forms attached to the Custodial Agreement) with respect to such review with exceptions noted thereon. In addition, the Depositor under the Custodial Agreement will have to cure certain defects with respect to the Loan Documents for the related Loans after the delivery thereof by the Depositor to the Custodian as more particularly set forth therein.

                  Section 2.2 ACCEPTANCE BY TRUSTEE. The Trustee acknowledges receipt, subject to the provisions of Section 2.1 hereof and Section 2 of the Custodial Agreement, of the Loan Documents and all other assets included in the definitions of "REMIC I" and "REMIC III" under clauses (i), (iii), (iv) and (v) (to the extent of amounts deposited into the related Distribution Account) and declares that it holds (or the Custodian on its behalf holds) and will hold such documents and the other documents delivered to it constituting a Loan Document, and that it holds (or the Custodian on its behalf holds) or will hold all such assets and such other assets included in the definitions of "REMIC I" and "REMIC III" in trust for the exclusive use and benefit of all present and future Certificateholders.

                  Section 2.3 REPURCHASE OR SUBSTITUTION OF LOANS.

                  (a) Upon its discovery or its receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of a breach by the Seller of any representation, warranty or covenant under the Mortgage Loan

         Purchase Agreement in respect of any Loan that materially and adversely affects the value of such Loan or the interest therein of the related Certificateholders, the Trustee shall promptly notify the Seller of such defect, missing document or breach and request that the Seller deliver such missing document, cure such defect or breach within 60 days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to repurchase such Loan from REMIC I or REMIC III at the Purchase Price within 90 days after the date on which the Seller was notified of such missing document, defect or breach, if and to the extent that the Seller is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Loan shall be deposited in the Distribution Account and the Trustee, upon receipt of written certification from the Securities Administrator of such deposit and receipt by the Custodian of a properly completed request for release for such Loan in the form of
         EXHIBIT 3 to the Custodial Agreement, shall release or cause the Custodian to release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Loan released pursuant hereto, and the Trustee shall not have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Seller may cause such Loan to be removed from REMIC I or REMIC III (in which case it shall become a Deleted Loan) and substitute one or more Substitute Loans in the manner and subject to the limitations set forth in Section 2.3(b). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee and the Certificateholders.

                  In addition, promptly upon the earlier of discovery by the Master Servicer or receipt of notice from the Servicer or the Seller to a Responsible Officer of the Master Servicer of the breach of the representation of the Seller set forth in Section 5(x) of the Mortgage Loan Purchase Agreement which materially and adversely affects the interests of the Holders of the Class III-P Certificates in any Prepayment Charge, the Master Servicer shall promptly notify the Seller and the Trustee of such breach. The Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to remedy such breach to the extent and in the manner set forth in the Mortgage Loan Purchase Agreement.

                  (b) Any substitution of Substitute Loans for Deleted Loans made pursuant to Section 2.3(a) must be effected prior to the date which is two years after the Startup Day for REMIC I and REMIC III.

                  As to any Deleted Loan for which the Seller, substitutes a Substitute Loan or Loans, such substitution shall be effected by the Seller delivering to the Trustee or the Custodian on behalf of the Trustee, for such Substitute Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2 of the Custodial Agreement, as applicable, together with an Officers' Certificate providing that each such Substitute Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Custodian on behalf of the Trustee shall acknowledge receipt of such Substitute Loan or Loans and, within ten Business Days thereafter, review such documents and deliver to the Depositor, the Trustee and the Master Servicer, with respect to such Substitute Loan or Loans, an initial certification pursuant to the Custodial Agreement, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Custodian on behalf of the Trustee shall deliver to the Depositor, the Trustee and the Master Servicer a final certification pursuant to the Custodial Agreement with respect to such Substitute Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Substitute Loans in the month of substitution are not part of REMIC I and REMIC III and shall be retained by the Seller. For the month of substitution, distributions to Certificateholders shall reflect the Monthly Payment due on such Deleted Loan on or before the Due Date in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Loan. The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Loan Schedule to reflect the removal of such Deleted Loan from the terms of this Agreement and the substitution of the Substitute Loan or Loans and shall deliver a copy of such amended Loan Schedule to the Trustee and the Master Servicer. Upon such substitution, such Substitute Loan or Loans shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement including all applicable representations and warranties thereof included herein or in the Mortgage Loan Purchase Agreement.

                  For any month in which the Seller substitutes one or more Substitute Loans for one or more Deleted Loans, the Master Servicer shall determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Loans exceeds the aggregate of, as to each such Substitute Loan, the Scheduled Principal Balance thereof as of the Due Date in the month of substitution, together with one month's interest on such Scheduled Principal Balance at the applicable Net Mortgage Rate, plus all outstanding Advances and Servicing Advances (including Nonrecoverable Advances) related thereto. On the date of such substitution, the Seller shall deliver or cause to be delivered to the Securities Administrator for deposit in the related Distribution Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee or the Custodian on behalf of the Trustee, upon receipt of the related Substitute Loan or Loans and certification by the Securities Administrator of such deposit and receipt by the Custodian of a properly completed request for release for such Loan in the form of EXHIBIT 3 to the Custodial Agreement, shall release to the Seller the related Mortgage File or Files and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Loan released pursuant hereto.

                  In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any REMIC, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or (b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (c) Upon discovery by the Depositor, the Seller, the Master Servicer or the Trustee that any Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller shall repurchase or substitute one or more Substitute Loans for the affected Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Loan. Such repurchase or substitution shall be made by (i) the Seller, if the affected Loan's status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Seller under the Mortgage Loan Purchase Agreement or (ii) the Depositor, if the affected Loan's status as a non-qualified mortgage does not result from a breach of representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.3(a). The Trustee shall reconvey to the Seller or the Depositor the Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Loan repurchased for breach of a representation or warranty.

                  (d) Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.5 which materially and adversely affects the interests of the related Certificateholders in any Loan or Prepayment Charge, the Master Servicer shall cure such breach in all material respects.

                  Section 2.4 AUTHENTICATION AND DELIVERY OF CERTIFICATES; DESIGNATION OF CERTIFICATES AS REMIC REGULAR AND RESIDUAL INTERESTS.

                  (a) The Trustee acknowledges the transfer to the extent provided herein and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has caused the Securities Administrator to execute and authenticate and has delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates evidencing the entire ownership of the Trust Fund.

                  (b) This Agreement shall be construed so as to carry out the intention of the parties that each of REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated. The "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC II shall consist of the Class I-A-1, Class I-A-X, Class I-A-PO, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-X, Class II-A-PO, Class M, Class B-1, Class B-2, Class B-3, Class

         B-4 and Class B-5 Certificates. The "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in REMIC II shall consist of Component R-2. The "regular interests" (within the meaning of Section 860G(a)(1) of the Code) of REMIC I shall consist of the REMIC I Regular Interests. The "residual interest" (within the meaning of Section 860(G)(a)(2) of the Code) of REMIC I shall consist of Component R-1.

                  The "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC V shall consist of the Group III Senior, Group III Mezzanine and Class III-P Certificates. The "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in REMIC V shall consist of the Component R-5. The "regular interests" (within the meaning of Section 860G(a)(1) of the Code) of REMIC IV shall consist of the REMIC IV Regular Interests. The "residual interest" (within the meaning of Section 860(G)(a)(2) of the Code) of REMIC IV shall consist of the Component R-4. The "regular interests" (within the meaning of Section 860G(a)(1) of the Code) of REMIC III shall consist of the REMIC III Regular Interests. The "residual interest" (within the meaning of
Section 860(G)(a)(2) of the Code) of REMIC III shall consist of the Component
R-3.

                  Section 2.5 REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER. The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee, the Certificateholders and the Depositor that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Master Servicer is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer;

                  (ii) The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

                  (iii) The execution and delivery of this Agreement by the Master Servicer, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of charter and by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

                  (iv) The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

                  (v) No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to perform any of its other obligations hereunder in accordance with the terms hereof;

                  (vi) There are no actions or proceedings against, or investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement; and

                  (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.5 shall inure to the benefit of the Trustee, the Depositor and the Certificateholders.

                  Section 2.6 ESTABLISHMENT OF THE TRUST.

                  The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as "Deutsche Mortgage Securities, Inc., Mortgage Loan Trust, Series 2004-1" and does hereby appoint HSBC Bank USA, as Trustee in accordance with the provisions of this Agreement.

                                  ARTICLE III

               ADMINISTRATION AND SERVICING OF THE LOANS; ACCOUNTS

                  Section 3.1 MASTER SERVICER. The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Loans in accordance with the terms of the applicable Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer's servicing activities with respect to each related Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers' and Master Servicer's records, and based on such reconciled and corrected information, prepare the statements specified in Section 4.8 and any other information and statements required to be provided by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its loan monitoring with the actual remittances of the Servicers to the related Distribution Account pursuant to the applicable Servicing Agreements.

                  The Trustee shall furnish the Servicers and the Master Servicer with any limited powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicers and the Master Servicer to service or master service and administer the related Loans and REO Property. The Trustee shall have no responsibility for any action of the Master Servicer or any Servicer pursuant to any such limited power of attorney and shall be indemnified by the Master Servicer or such Servicer for any cost, liability or expense arising from the misuse thereof by the Master Servicer or such Servicer.

                  The Trustee, the Custodian and the Securities Administrator shall provide access to the records and documentation in possession of the Trustee, the Custodian or the Securities Administrator regarding the related Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee, the Custodian or the Securities Administrator; provided, however, that, unless otherwise required by law, none of the Trustee, the Custodian or the Securities Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee, the Custodian and the Securities Administrator shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee's, the Custodian's or the Securities Administrator's actual costs.

                  The Trustee shall execute and deliver to the related Servicer or the Master Servicer upon request any court pleadings, requests for trustee's sale or other documents necessary or desirable and, in each case, provided to the Trustee by such Servicer or Master Servicer to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or any other Loan Document; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or any other Loan Document or otherwise available at law or equity.

                  Section 3.2 REMIC-RELATED COVENANTS. For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall treat each REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Seller, the related Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Loans pursuant to this Agreement or the Trustee has received an Opinion of Counsel stating that such sale will not result in an Adverse REMIC Event as defined in Section 10.1(f) hereof prepared at the expense of the Trust Fund; and
(b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreements, the Assignment Agreements or Section 2.3 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of an Opinion of Counsel stating that such contribution will not result in an Adverse REMIC Event as defined in Section 10.1(f) hereof.

                  Section 3.3 MONITORING OF SERVICERS. (a) The Master Servicer shall be responsible for monitoring the compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each Servicer's activities, the Master Servicer may rely upon an officer's certificate of any Servicer with regard to such Servicer's compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Seller and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

                  (b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as servicer of the related Loans or to cause the Trustee to enter in to a new Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

                  (c) To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the related Distribution Account.

                  (d) The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

                  (e) If the Master Servicer acts as Servicer, it shall not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

                  Section 3.4 FIDELITY BOND. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy that would meet the requirements of Fannie Mae or Freddie Mac, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

                  Section 3.5 POWER TO ACT; PROCEDURES. The Master Servicer shall master service the Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation

Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.3, shall not permit any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer or applicable Servicer may request, to enable the Master Servicer to master service and administer the Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for the misuse of any such powers of attorney by the Master Servicer or any Servicer and shall be indemnified by the Master Servicer or such Servicer for any costs, liabilities or expenses incurred by the Trustee in connection with such misuse). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 8.10 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action authorized pursuant to this Agreement to be taken by it in the name of the Trustee, be deemed to be the agent of the Trustee.

                  Section 3.6 DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS. To the extent provided in the applicable Servicing Agreement and to the extent Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

                  Section 3.7 RELEASE OF MORTGAGE FILES.

                  (a) Upon becoming aware of the payment in full of any Loan, or the receipt by any Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the applicable Servicer will (or if the Servicer does not, the Master Servicer may), if required under the applicable Servicing Agreement, promptly furnish to the Custodian, on behalf of the Trustee, two copies of a request for release substantially in the form attached to the Custodial Agreement, and signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the applicable Servicer pursuant to its Servicing Agreement have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the applicable Servicer the related Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the applicable Servicer and the Trustee and Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, each Servicer is authorized to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the related Distribution Account.

                  (b) From time to time and as appropriate for the servicing or foreclosure of any Loan and in accordance with the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by a Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian, on behalf of the Trustee, shall, upon the request of a Servicer or the Master Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Servicing Officer substantially in the form attached to the Custodial Agreement (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer or the Master Servicer, as applicable. Such request for release shall obligate the Servicer or the Master Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by the Servicer or the Master Servicer no longer exists unless the Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the Servicer or the Master Servicer.

                  Section 3.8 DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF MASTER SERVICER TO BE HELD FOR TRUSTEE.

                  (a) The Master Servicer shall transmit and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicers, the applicable Servicing Agreement, to be delivered to the Trustee or Custodian. Any funds received by the Master Servicer or by a Servicer in respect of any Loan or which otherwise are collected by the Master Servicer or by a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Loan shall be held for the benefit of the Trustee and the related Certificateholders subject to the Master Servicer's right to retain or withdraw from the related Distribution Account the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement. The Master Servicer shall, and (to the extent provided in the applicable Servicing Agreement) shall cause each Servicer to, provide access to information and documentation regarding the Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the OTS, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the OTS or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

                  (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the related Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

                  Section 3.9 STANDARD HAZARD INSURANCE AND FLOOD INSURANCE POLICIES.

                  (a) For each Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreements. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

                  (b) Pursuant to Section 3.23, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the related Distribution Account, subject to withdrawal pursuant to Section 3.24. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Loan where the terms of the Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 3.24.

                  Section 3.10 PRESENTMENT OF CLAIMS AND COLLECTION OF PROCEEDS. The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to, prepare and present on behalf of the Trustee and the related Certificateholders all claims under any insurance policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the related Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Loan to the insurer under any applicable insurance policy need not be so deposited (or remitted).

                  Section 3.11 MAINTENANCE OF THE PRIMARY MORTGAGE INSURANCE POLICIES.

                  (a) The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any primary mortgage insurance policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any primary mortgage insurance policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

                  (b) The Master Servicer agrees to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee and the related Certificateholders, claims to the insurer under any primary mortgage insurance policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any primary mortgage insurance policies respecting defaulted Loans. Pursuant to Sections 3.22 and 3.23, any amounts collected by the Master Servicer or any Servicer under any primary mortgage insurance policies shall be deposited by the related Servicer in its Protected Account or by the Master Servicer in the related Distribution Account, subject to withdrawal pursuant to Sections 3.22 or 3.24, as applicable.

                  Section 3.12 TRUSTEE TO RETAIN POSSESSION OF CERTAIN INSURANCE POLICIES AND DOCUMENTS.

                  The Trustee or the applicable Custodian, shall retain possession and custody of the originals (to the extent available) of any primary mortgage insurance policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Group I Senior, Group II Senior and Group I/II Subordinate Certificates or the Group III Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee or the Custodian shall also retain possession and custody of each related Mortgage File in accordance with and subject to the terms and conditions of this Agreement and the Custodial Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee or the Custodian, upon the execution or receipt thereof the originals of any primary mortgage insurance policies, any certificates of renewal, and such other documents or instruments that constitute Loan Documents that come into the possession of the Master Servicer from time to time.

                  Section 3.13 REALIZATION UPON DEFAULTED LOANS. The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

                  Section 3.14 COMPENSATION FOR THE MASTER SERVICER.

                  (a) In addition to the Master Servicer's right to receive its Master Servicing Fee, all income and gain realized from any investment of funds in the related Distribution Accounts shall be for the benefit of the Master Servicer as compensation. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not Prepayment Charges) shall be retained by the applicable Servicer and shall not be deposited in the Protected Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

                  (b) The amount of the aggregate compensation payable as set forth in Section 3.14(a) (the "Master Servicing Compensation") to the Master Servicer in respect of any Distribution Date shall be reduced in accordance with Section 3.20.

                  Section 3.15 REO PROPERTY.

                  (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Further, the Master Servicer shall, to the extent provided in the related Servicing Agreement, cause the applicable Servicer to sell any REO Property prior to three years after the end of the calendar year of its acquisition by REMIC I or REMIC III, as applicable, unless (i) the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such REO Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of any REMIC hereunder as defined in section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the applicable Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period. The Master Servicer shall cause the applicable Servicer (to the extent provided in the related Servicing Agreement) to protect and conserve, such REO Property in the manner and to the extent required by the applicable Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on "net income from foreclosure property" or cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code.

                  (b) The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

                  (c) The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such

         REO Property; provided, that any such unreimbursed Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

                  (d) To the extent provided in the related Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the related Distribution Account on the next succeeding Remittance Date.

                  Section 3.16 ANNUAL OFFICER'S CERTIFICATE AS TO COMPLIANCE.

                  (a) The Master Servicer shall deliver to the Trustee and the Rating Agencies on or before March 15 of each year, commencing on March 15, 2005, an Officer's Certificate signed by a Servicing Officer, certifying that with respect to the period ending December 31 of the prior year: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer's knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

                  (b) Copies of such statements shall be provided to any related Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer's expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement).

                  Section 3.17 ANNUAL INDEPENDENT ACCOUNTANT'S SERVICING REPORT. If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the Rating Agencies and the Seller on or before March 15 of each year, commencing on March 15, 2005 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer's performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement). If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and shall take prompt action to do so.

                  Section 3.18 REPORTS FILED WITH SECURITIES AND EXCHANGE COMMISSION.

                  (a) Within 15 days after each Distribution Date, the Master Servicer shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Form 8-K with a copy of the statement to be furnished by the Securities Administrator to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2005, the Master Servicer shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to March 30, 2005 and annually thereafter (if required), the Master Servicer shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. Such Form 10-K shall include, to the extent available, as exhibits (i) each applicable Servicer's annual statement of compliance described under the related Servicing Agreement, (ii) each applicable Servicer's accountant's report described under the related Servicing Agreement,
         (iii) the Master Servicer's accountant's report described in Section 3.17, if applicable, in each case to the extent timely delivered, if applicable, to the Master Servicer, and (iv) a written certification signed by an officer of the Master Servicer that complies with the Sarbanes-Oxley Act of 2002 as in effect on the date of this Agreement and the February 3, 2003, Statement by the Staff of the Division of Corporation Finance of the Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14 as in effect as of the date of this Agreement. The Depositor hereby grants to the Master Servicer a limited power of attorney to execute and file each Form 8-K and Form 10-K on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Master Servicer from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor and the Trustee each agree to promptly furnish to the Master Servicer, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Loans as the Master Servicer reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Master Servicer shall cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Copies of all reports filed by the Master Servicer under the Exchange Act shall be sent to the Depositor.

                  (b) The Master Servicer shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Master Servicer's obligations under this Section 3.18 or the Master Servicer's negligence, bad faith or willful misconduct in connection therewith. Fees and expenses incurred by the Master Servicer in connection with this Section 3.18 shall not be reimbursable from the Trust Fund.

                  Section 3.19 UCC. The Depositor shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code. The Depositor agrees to file continuation statements for any such Uniform Commercial Code financing statements which the Seller or the Depositor filed in connection with the Trust.

                  Section 3.20 OBLIGATION OF THE MASTER SERVICER IN RESPECT OF COMPENSATING INTEREST. The Master Servicer shall deposit in the related Distribution Account not later than each related Distribution Account Deposit Date an amount equal to the lesser of (i) the aggregate amounts required to be paid by the Servicers under the Servicing Agreements with respect to Compensating Interest on the related Loans for the related Distribution Date, and not so paid by the related Servicers and (ii) the Master Servicing Compensation for such Distribution Date without reimbursement therefor.

                  Section 3.21 RESERVED.

                  Section 3.22 PROTECTED ACCOUNTS.

                  (a) The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Protected Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Loan by Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt all collections of principal and interest on any Loan and with respect to any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from the Servicer's own funds (less servicing compensation as permitted by the applicable Servicing Agreement in the case of any Servicer) and all other amounts to be deposited in the Protected Account. Each Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by the related

         Servicing Agreement. To the extent provided in the related Servicing Agreement, the Protected Account shall be held in a depository institution and segregated on the books of such institution in the name of the Trustee for the benefit of the Certificateholders.

                  (b) To the extent provided in the related Servicing Agreement, amounts on deposit in a Protected Account may be invested in Eligible Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds, such Eligible Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the related Distribution Account, and shall be held until required for such deposit. The income earned from Eligible Investments made pursuant to this Section 3.22 shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

                  (c) To the extent provided in the related Servicing Agreement and subject to this Article III, on or before each Servicer Remittance Date, the related Servicer shall withdraw or shall cause to be withdrawn from the Protected Accounts and shall immediately deposit or cause to be deposited in the related Distribution Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Loans due on or before the Cut-Off Date):

                           (i) Monthly Payments on the Loans received or any
                  related portion thereof advanced by the Servicers pursuant to the Servicing Agreements which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees;

                           (ii) Principal Prepayments, Liquidation Proceeds
                  received by the Servicers with respect to such Loans in the related Prepayment Period and Compensating Interest and the amount of any Prepayment Charges collected on the Group III Loans; and

                           (iii) Any amount to be used as an Advance.

                  (d) Withdrawals may be made from an Account only to make remittances as provided in Section 3.22(c), 3.23 and 3.24 or as otherwise provided in the Servicing Agreements; to reimburse the Master Servicer or a Servicer for Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 9.1. As provided in Sections 3.22(c) and 3.23(b) or as otherwise provided in the Servicing Agreements certain amounts otherwise due to the Servicers may be retained by them and need not be deposited in the related Distribution Account.

                  Section 3.23 DISTRIBUTION ACCOUNTS.

                  (a) The Securities Administrator shall establish and maintain, a Distribution Account with respect to the Group I Loans and Group II Loans and a Distribution Account with respect to the Group III Loans as a segregated trust account or accounts. The Master Servicer shall deposit in the related Distribution Account as identified by the Master Servicer and as received by the Master Servicer, the following amounts with respect to the related Loans for the benefit of the related Certificateholders:

                           (i) Any amounts withdrawn from a Protected Account;

                           (ii) Any Advance and any amounts in respect of Group
                  I/II Prepayment Interest Shortfalls and Group III Prepayment Interest Shortfalls;

                           (iii) Any Insurance Proceeds or Liquidation Proceeds
                  received by or on behalf of the Master Servicer;

                           (iv) The Purchase Price with respect to any Loans
                  purchased by the Seller pursuant to Section 2.3 and all proceeds of any Loans or property acquired with respect thereto purchased by the Master Servicer pursuant to Section 9.1;

                           (v) Any amounts required to be deposited by the
                  Master Servicer or any Servicer with respect to losses on investments of deposits in an Account; and

                           (vi) Any other amounts received by or on behalf of
                  the Master Servicer and required to be deposited in the related Distribution Account pursuant to this Agreement.

                  (b) All amounts deposited to a Distribution Account shall be held by the Securities Administrator in trust for the benefit of the related Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the related Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges, need not be credited by the Master Servicer or the related Servicer to the related Distribution Account. In the event that the Master Servicer shall deposit or cause to be deposited to a Distribution Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

                  (c) The Distribution Accounts shall constitute trust accounts of the Trust Fund segregated on the books of the Securities Administrator and held by the Securities Administrator in trust in its Corporate Trust Office, and the Distribution Accounts and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Securities Administrator (whether made directly, or indirectly through a liquidator or receiver of the Securities Administrator). The amount at any time credited to the Distribution Accounts shall be invested in the name of the Master Servicer, in such Eligible Investments selected by the Master Servicer or deposited in demand deposits with such depository institutions as selected by the Master Servicer, provided that time deposits of such depository institutions would be an Eligible Investment. All Eligible Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the Distribution Date following the date of the investment of such funds (the "Investment Withdrawal Distribution Date") if the obligor for such Eligible Investment is the Securities Administrator or, if such obligor is any other Person, the Business Day preceding such Investment Withdrawal Distribution Date. All investment earnings on amounts on deposit in the Distribution Accounts from time to time shall be for the account of the Master Servicer. The Master Servicer shall be permitted to receive distribution of any and all investment earnings from the Distribution Accounts on each Distribution Date. If there is any loss on an Eligible Investment or demand deposit, the Master Servicer shall deposit such amount in the related Distribution Account. With respect to each Distribution Account and the funds deposited therein, the Securities Administrator shall take such action as may be necessary to ensure that the related Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Securities Administrator) as provided by 12 U.S.C.ss. 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

                  Section 3.24 PERMITTED WITHDRAWALS AND TRANSFERS FROM THE DISTRIBUTION ACCOUNTS.

                  (a) The Securities Administrator shall, from time to time on demand of the Master Servicer make or cause to be made such withdrawals or transfers from the Distribution Accounts as the Master Servicer has designated for such transfer or withdrawal pursuant to the Servicing Agreements with respect to the related Loans for the following purposes, not in any order of priority:

                           (i) to reimburse the Master Servicer or any Servicer
                  for any Advance of its own funds, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation

                  Proceeds) which represent late payments or recoveries of the principal of or interest on such Loan respecting which such Advance was made;

                           (ii) to reimburse the Master Servicer or any Servicer
                  from Insurance Proceeds or Liquidation Proceeds relating to a particular Loan for amounts expended by the Master Servicer or such Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Loan;

                           (iii) to reimburse the Master Servicer or any
                  Servicer from Insurance Proceeds relating to a particular Loan for insured expenses incurred with respect to such Loan and to reimburse the Master Servicer or such Servicer from Liquidation Proceeds from a particular Loan for Liquidation Expenses incurred with respect to such Loan;

                           (iv) to pay the Master Servicer or any Servicer, as
                  appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Loan, the amount which it or such Servicer would have been entitled to receive under subclause (vii) of this subsection (a) as servicing compensation on account of each defaulted scheduled payment on such Loan if paid in a timely manner by the related Mortgagor;

                           (v) to pay the Master Servicer or any Servicer from
                  the Purchase Price for any Loan, the amount which it or such Servicer would have been entitled to receive under subclause
                  (vii) of this subsection (a) as servicing compensation;

                           (vi) to reimburse the Master Servicer or any Servicer
                  for any Nonrecoverable Advance, after a Group I/II Realized Loss or Group III Realized Loss has been allocated with respect to the related Loan if the Advance or Servicing Advance has not been reimbursed pursuant to clause (i);

                           (vii) to pay the Servicing Fee to the Servicers, the
                  Master Servicing Fee to the Master Servicer and the Credit Risk Management Fee to the Credit Risk Manager for such Distribution Date and the amount of any income or gain realized from investments of funds on deposit in the related Distribution Account pursuant to Section 3.14 hereof and to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 3.3, 6.3, 8.5 and 10.1;

                           (viii)to reimburse or pay any Servicer any such
                  amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the related Servicing Agreement;

                           (ix) to reimburse the Trustee, the Custodian and the
                  Securities Administrator for expenses, costs and liabilities, if any, incurred by or reimbursable to such parties pursuant to this Agreement;

                           (x) to remove amounts deposited in error; and

                           (xi) to clear and terminate the related Distribution
                  Account pursuant to Section 9.1.

                  (b) The Master Servicer shall keep and maintain separate accounting, on a Loan by Loan basis, for the purpose of accounting for any reimbursement from the related Distribution Account pursuant to subclauses (i) through (v), inclusive, or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the related Distribution Account under Section 3.23(b).

                  (c) On each Distribution Date, the Securities Administrator shall distribute the Group I Available Distribution Amount and Group II Available Distribution Amount to the Holders of the Group I Senior, Group II Senior and Group I/II Subordinate Certificates in accordance with Section 4.1 and the Group III Available Distribution Amount to the Holders of the Group III Certificates in accordance with Section 4.3..

                  Section 3.25 RESERVE FUND.

                  (a) No later than the Closing Date, the Securities Administrator shall establish and maintain a separate, segregated trust account titled, "Reserve Fund, Wells Fargo Bank Minnesota, National Association, in trust for the registered holders of Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 2004-1, Mortgage Pass-Through Certificates." On the Closing Date, the Depositor will deposit, or cause to be deposited, into the Reserve Fund $1,000. In addition, the amount deposited in the Reserve Fund shall be increased by any payments received by the Securities Administrator under the Cap Agreement and deposited into the Reserve Fund for the benefit of the Group III Senior Certificates.

                  (b) On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Group III Senior Certificates, other than the Class III-A-IO Certificates, or the Group III Mezzanine Certificates, the Securities Administrator will deposit into the Reserve Fund the amounts described in Section 4.3(iii)(3), rather than distributing such amounts to the Class III-CE Certificateholders. On each such Distribution Date, the Securities Administrator shall hold all such amounts for the benefit of the Holders of the Group III Senior Certificates, other than the Class III-A-IO Certificates, and the Group III Mezzanine Certificates, and will distribute such amounts to the Holders of the Group III Senior Certificates, other than the Class III-A-IO Certificates, and the Group III Mezzanine Certificates in the amounts and priorities set forth in Section 4.3(iii)(3). If no Net WAC Rate Carryover Amounts are payable on a Distribution Date, the Securities Administrator shall deposit, based on the instructions received by it from the Securities Administrator, into the Reserve Fund on behalf of the Class III-CE Certificateholders, from amounts otherwise distributable to the Class III-CE Certificateholders, an amount such that when added to other amounts already on deposit in the Reserve Fund, the aggregate amount on deposit therein is equal to $1,000.

                  (c) For federal and state income tax purposes, the Class III-CE Certificateholders will be deemed to be the owners of the Reserve Fund and all amounts deposited into the Reserve Fund (other than the initial deposit therein of $1,000) shall be treated as amounts distributed by REMIC III to the Holders of the Class III-CE Certificates. Upon the termination of the Trust Fund, or the payment in full of the Group III Senior Certificates and the Group III Mezzanine Certificates, all amounts remaining on deposit in the Reserve Fund will be released by the Trust Fund and distributed to the Class III-CE Certificateholders or their designees. The Reserve Fund will be part of the Trust Fund but not part of any REMIC and any payments to the Holders of the Group III Senior Certificates, other than the Class III-A-IO Certificates, or the Group III Mezzanine Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).

                  (d) By accepting a Class III-CE Certificate, each Class III-CE Certificateholder hereby agrees that the Securities Administrator will deposit into the Reserve Fund the amounts described above on each Distribution Date rather than distributing such amounts to the Class III-CE Certificateholders. By accepting a Class III-CE Certificate, each Class III-CE Certificateholder further agrees that its agreement to such action by the Securities Administrator is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

                  (e) The Securities Administrator shall direct any depository institution maintaining the Reserve Fund to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Securities Administrator or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Securities Administrator or an Affiliate manages or advises such investment. All income and gain earned upon such investment shall be deposited into the Reserve Fund. In no event shall the Securities Administrator be liable for any investments made pursuant to this clause (e).

                  (f) For federal tax return and information reporting, the right of the Holders of the Group III Senior Certificates, other than the Class III-A-IO Certificates, and the Holders of the Group III Mezzanine Certificates to receive payments from the Reserve Fund in respect of any Net WAC Rate Carryover Amount shall be assigned a value of zero.

                  Section 3.26 Prepayment Penalty Verification.

                  On or prior to each Servicer Remittance Date, each Servicer of a Group III Loan shall, to the extent provided in the respective Servicing Agreement, provide in an electronic format acceptable to the Master Servicer the data necessary for the Master Servicer to perform its verification duties agreed to by the Master Servicer and the Depositor. The Master Servicer or a third party reasonably acceptable to the Master Servicer and the Depositor (the "Verification Agent") will perform such verification duties and will use its best efforts to issue its findings in a report (the "Verification Report") delivered to the Master Servicer and the Depositor within ten (10) Business Days following the related Distribution Date; provided, however, that if the Verification Agent is unable to issue the Verification Report within ten (10) Business Days following the Distribution Date, the Verification Agent may issue and deliver to the Master Servicer and the Depositor the Verification Report upon the completion of its verification duties. The Master Servicer shall forward the Verification Report to the respective Servicer and shall notify such Servicer if the Master Servicer has determined that such Servicer did not deliver the appropriate Prepayment Charges to the Master Servicer in accordance with the respective Servicing Agreement. Such written notification from the Master Servicer shall include the loan number, prepayment penalty code and prepayment penalty amount as calculated by the Master Servicer or the Verification Agent, as applicable, of each Group III Loan for which there is a discrepancy. If the respective Servicer agrees with the verified amounts, such Servicer shall adjust the immediately succeeding Remittance Report and the amount remitted to the Master Servicer with respect to prepayments accordingly. If the respective Servicer disagrees with the determination of the Master Servicer, such Servicer shall, within five (5) Business Days of its receipt of the Verification Report, notify the Master Servicer of such disagreement and provide the Master Servicer with detailed information to support such Servicer's position. The respective Servicer and the Master Servicer shall cooperate to resolve any discrepancy on or prior to the immediately succeeding Servicer Remittance Date, and such Servicer will indicate the effect of such resolution on the related Remittance Report and shall adjust the amount remitted with respect to prepayments on such Servicer Remittance Date accordingly.

                  During such time as the respective Servicer and the Master Servicer are resolving discrepancies with respect to the Prepayment Charges, no payments in respect of any disputed Prepayment Charges will be remitted to the related Distribution Account and the Master Servicer shall not be obligated to remit such payments, unless otherwise required pursuant to Section 7.1 hereof. In connection with such duties, the Master Servicer shall be able to rely solely on the information provided to it by the respective Servicer in accordance with this Section. The Master Servicer shall not be responsible for verifying the accuracy of any of the information provided to it by the respective Servicer.

                                   ARTICLE IV

                    PAYMENTS TO CERTIFICATEHOLDERS; ADVANCES;
                             STATEMENTS AND REPORTS

                  Section 4.1 DISTRIBUTIONS TO GROUP I AND GROUP II CERTIFICATEHOLDERS.

                  (a) On each Distribution Date, the Securities Administrator, to the extent on deposit therein and based solely upon the Remittance Report for such Distribution Date, shall withdraw from the related Distribution Account the Group I Available Distribution Amount and Group II Available Distribution Amount for such Distribution Date and distribute to each related Certificateholder, by wire transfer in immediately available funds for the account of the Certificateholder or by any other means of payment acceptable to each Certificateholder of record on the immediately preceding Record Date (other than as provided in Section 9.1 respecting the final distribution) as specified by each such Certificateholder and at the address of such Holder appearing in the Certificate Register, from the amount so withdrawn and to the extent of the Group I Available Distribution Amount and Group II Available Distribution Amount, as applicable, such Certificateholder's Percentage Interest of the following amounts and in following order and priority:

                  (b) On each Distribution Date prior to the Credit Support Depletion Date, the Securities Administrator will distribute the Group I Available Distribution Amount and the Group II Available Distribution Amount relating in the following order and priority:

                           (i) On each Distribution Date, the Group I Available
                  Distribution Amount shall be distributed as follows:

                                    (1) FIRST, concurrently to the Class I-A-1
                           Certificates and I-A-X Certificates, the related Group I/II Interest Distribution Amount with respect to each such Class;

                                    (2) SECOND, to the Class R Certificates from
                           the Group I Available Distribution Amount remaining after payments pursuant to clause (b)(i)(1) above, the related Group I/II Senior Principal Distribution Amount until the Certificate Principal Balance of the Class R Certificates has been reduced to zero;

                                    (3) THIRD, to the Class I-A-PO Certificates
                           from the Group I Available Distribution Amount remaining after payments pursuant to clauses
                           (b)(i)(1) and (b)(i)(2) above, the Group I Discount Fractional Principal Amount until the Certificate Principal Balance of the Class I-A-PO Certificates has been reduced to zero;

                                    (4) FOURTH, to the Class I-A-1 Certificates
                           from the Group I Available Distribution Amount remaining after payments pursuant to clauses
                           (b)(i)(1), (b)(i)(2) and (b)(i)(3) above, the related Group I/II Senior Principal Distribution Amount until the Certificate Principal Balance of the Class I-A-1 Certificates has been reduced to zero; and

                                    (5) FIFTH, from the Group I Available
                           Distribution Amount remaining after payments pursuant to clauses (b)(i)(1), (b)(i)(2), (b)(i)(3) and
                           (b)(i)(4) above, the Group I Discount Fractional Principal Shortfall to the Class I-A-PO Certificates, but not more than an amount equal to the Subordinate Principal Amount related to the Group I Loans for such Distribution Date (without regard to the proviso of such definition); provided that amounts paid in respect thereof will not reduce the Certificate Principal Balance of the Class I-A-PO Certificates.

                  (ii) On each Distribution Date, the Group II Available Distribution Amount will be distributed as follows:

                                    (1) FIRST, concurrently to the Group II
                           Senior Certificates, other than the Class II-A-PO Certificates, the related Group I/II Interest Distribution Amount with respect to each such Class;

                                    (2) SECOND, to the Class II-A-PO
                           Certificates from the Group II Available Distribution Amount remaining after payments pursuant to clause
                           (b)(ii)(1) above, the Group II Discount Fractional Principal Amount until the Certificate Principal Balance of the Class II-A-PO Certificates has been reduced to zero;

                                    (3) THIRD, from the Group II Available
                           Distribution Amount remaining after payments pursuant to clauses (b)(ii)(1) and (b)(ii)(2) above, concurrently (i) to the Class II-A-1 Certificates, 58.0421582716% of the related Group I/II Senior Principal Distribution Amount until the Certificate Principal Balance of the Class II-A-1 Certificates has been reduced to zero and (ii) sequentially, in the following order, to the Class II-A-2 Certificates and Class II-A-3 Certificates, 41.9578417284% of the related Group I/II Senior Principal Distribution Amount, until the Certificate Principal Balances of the Class II-A-2 Certificates and Class II-A-3 Certificates have been reduced to zero; and

                                    (4) FOURTH, from the Group II Available
                           Distribution Amount remaining after payments pursuant to clauses (b)(ii)(1), (b)(ii)(2) and (b)(ii)(3)
                           above, the Group II Discount Fractional Principal Shortfall to the Class II-A-PO Certificates, but not more than an amount equal to the Subordinate Principal Amount related to the Group II Loans for such Distribution Date (without regard to the proviso of such definition); provided that amounts paid in respect thereof will not reduce the Certificate Principal Balance of the Class II-A-PO Certificates.

                  (iii) From the Group I Available Distribution Amount and Group II Available Distribution Amount remaining after payments pursuant to clauses (b)(i)(1) through (b)(i)(5) and (b)(ii)(1) through (b)(ii)(4) above, (i) first, the Senior Interest Shortfall Amount for each Class of Group I Senior Certificates and Group II Senior Certificates for such Distribution Date, if any, pro rata according to the amount of interest to which such Class would otherwise be entitled, (ii) second, an amount equal to the Collateral Deficiency Amount, if any, to the Group I Senior Certificates (other than the Class I-A-X Certificates) or Group II Senior Certificates (other than the Class II-A-X Certificates), in accordance with the priorities set forth in clauses
         (b)(i) and (b)(ii) above for the applicable Loan Group, as a payment of principal; and (iii) if such Distribution Date is a Cross Payment Trigger Date, the Principal Prepayment Amount distributable to the Group I Senior Certificates (other than the Class I-A-X Certificates) or Group II Senior Certificates (other than the Class II-A-X) Certificates) that have been paid in full, will be paid as principal to the Group I Senior Certificates (other than the Class I-A-X Certificates) or Group II Senior Certificates (other than the Class II-A-X) that has not been paid in full in accordance with the priorities set forth in clauses (b)(i) and (b)(ii) above;

                           (iv) From the sum of the remaining Group I Available
                  Distribution Amount and Group II Available Distribution Amount, after payments pursuant to clauses (b)(i), (b)(ii) and
                  (b)(iii) above, to the Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, sequentially, in that order, an amount equal to their respective Group I/II Interest Distribution Amounts for such Distribution Date and their pro rata share, based on the outstanding Certificate Principal Balance of each such Class, of the Subordinate Principal Amount; provided, however, that on any Distribution Date on which the Subordination Level for any Class of Group I/II Subordinate Certificates is less than the Subordination Level as of the Closing Date, the portion of the Subordinate Principal Prepayment Amount otherwise payable to the Class or Classes of the Group I/II Subordinate Certificates junior to such Class will be distributed to the most senior Class of Group I/II Subordinate Certificates for which the Subordination Level is less than such percentage as of the Closing Date, and to the Class or Classes of Group I/II Subordinate Certificates senior thereto, pro rata based on the Certificate Principal Balance of each such Class;

                           (v) To the Group I Senior Certificates and Group II
                  Senior Certificates (other than the related Principal Only Certificates), from the Group I Available Distribution Amount and Group II Available Distribution Amount, respectively, remaining after distributions pursuant to clauses (b)(i) through (b) (iv) above, by Pro Rata Allocation, the amount of any unreimbursed losses previously allocated to such Classes of Certificates, and then to the Group I/II Subordinate Certificates, in the order of their seniority, the amount of any unreimbursed losses previously allocated to such Classes of Certificates; and

                           (vi) To the Class R Certificates, the remainder
                  (which is expected to be zero), if any of the Group I Available Distribution Amount and Group II Available Distribution Amount remaining after distributions pursuant to clauses (b)(i) through (b)(v) above.

                  (c) On each Distribution Date on or after the Credit Support Depletion Date, to the extent of the Group I Available Distribution Amount and Group II Available Distribution Amount, respectively, on such Distribution Date, distributions will be made to the Group I Senior Certificates and Group II Senior Certificates in the following order of priority:

                                    (1) FIRST, (a) to the Group I Senior
                           Certificates, other than the Class I-A-PO
                           Certificates, from the Group I Available Distribution Amount, the related Group I/II Interest Distribution Amount pro rata according to such amount payable to the extent of amounts available, and (b) to the Group II Senior Certificates, other than the Class II-A-PO Certificates, from the Group II Available Distribution Amount, the related Group I/II Interest Distribution Amount pro rata according to such amount payable to the extent of amounts available;

                                    (2) SECOND, (a) to the Class I-A-PO
                           Certificates from the Group I Available Distribution Amount remaining after payments pursuant to clause
                           (c)(1)(a) above, the Group I Discount Fractional Principal Amount, and (b) to the Class II-A-PO Certificates from the Group II Available Distribution Amount remaining after payments pursuant to clause
                           (c)(1)(b) above, the Group II Discount Fractional Principal Amount, in each case until the Certificate Principal Balance of each such Class has been reduced to zero;

                                    (3) THIRD, (a) to the Class I-A-1
                           Certificates, the Group I Available Distribution Amount remaining after payments pursuant to clauses
                           (c)(1)(a) and (c)(2)(a) above, and (b) to the Group II Senior Certificates, other than the Class II-A-PO Certificates and Class II-A-X Certificates, on a pro rata basis, the Group II Available Distribution Amount remaining after payments pursuant to clauses
                           (c)1(b) and (c)(2)(b) above, in each case until the Certificate Principal Balance of each such Class has been reduced to zero;

                                    (4) FOURTH, from the Group I Available
                           Distribution Amount and Group II Available
                           Distribution Amount remaining after payments pursuant to clauses (c)(1), (c)(2) and (c)(3) above, to the Group I Senior Certificates and Group II Senior Certificates for which a Senior Interest Shortfall Amount exists, the Senior Interest Shortfall Amount for such Distribution Date, on a pro rata basis within each group of Certificates, based on such Senior Interest Shortfall Amount;

                                    (5) FIFTH, from the Group I Available
                           Distribution Amount and Group II Available
                           Distribution Amount remaining after payments pursuant to clauses (c)(1) through (c)(4) above, to each Class of Group I Senior Certificates or Group II Senior Certificates, other than the related Group I/II Interest Only Certificates, pro rata within each group of Certificates, according to their outstanding Certificate Principal Balances, the amount of any unreimbursed losses previously allocated to each Class; and

                                    (6) SIXTH, to the Class R Certificates, the
                           remainder, if any (which is expected to be zero), of the Group I Available Distribution Amount and Group II Available Distribution Amount remaining after distributions pursuant to clauses (c)(1) through
                           (c)(5) above.

                  Section 4.2 ALLOCATION OF GROUP I/II REALIZED LOSSES.

                  (a) Prior to each Distribution Date, the Master Servicer, based solely on the information provided by the related Servicer, shall determine the amount of Group I/II Realized Losses, if any, with respect to each Group I Loan and Group II Loan.

                  (b) Group I/II Realized Losses, other than Excess Losses, shall be allocated as follows: (i) for losses allocable to principal,
         (a) first, to the Group I/II Non-Offered Subordinate Certificates, in the reverse order of their numerical Class designation, according to their respective Certificate Principal Balances until the Certificate Principal Balances thereof have been reduced to zero, (b) second, to the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, (c) third, to the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, (d) fourth, to the Class M Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and (e) fifth, to the Group I Senior Certificates and Group II Senior Certificates related to the Loan Group for which such Group I/II Realized Losses were incurred, by Pro Rata Allocation, until the Certificate Principal Balances thereof have been reduced to zero; PROVIDED, HOWEVER, that prior to the Credit Support Depletion Date, if a Group I/II Realized Loss is incurred with respect to a Discount Loan, the applicable Discount Fraction of such Group I/II Realized Loss shall first be allocated to the Principal Only Certificates related to the Loan Group for which such Group I/II Realized Losses were incurred and the remainder of such Group I/II Realized Loss shall be allocated as described above in this clause (i); and (ii) for losses allocable to interest, (a) first, to the Group I/II Non-Offered Subordinate Certificates, in the reverse order of their numerical Class designation, in reduction of accrued but unpaid interest thereon until the amount of interest accrued on the Group I/II Non-Offered Subordinate Certificates on such Distribution Date has been reduced to zero, and then in reduction of the Certificate Principal Balances of such Certificates until the Certificate Principal Balances thereof have been reduced to zero, (b) second, to the Class B-2 Certificates, in reduction of accrued but unpaid interest thereon until the amount of interest accrued on the Class B-2 Certificates on such Distribution Date has been reduced to zero, and then in reduction of the Certificate Principal Balance of the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero, (c) third, to the Class B-1 Certificates, in reduction of accrued but unpaid interest thereon until the amount of interest accrued on the Class B-1 Certificates on such Distribution Date has been reduced to zero, and then in reduction of the Certificate Principal Balance of the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero, (d) fourth, to the Class M Certificates, in reduction of accrued but unpaid interest thereon until the amount of interest accrued on the Class M Certificates on such Distribution Date has been reduced to zero, and then in reduction of the Certificate Principal Balance of the Class M Certificates until the Certificate Principal Balance thereof has been reduced to zero and (e) fifth, to the Group I Senior Certificates and Group II Senior Certificates relating to the Loan Group for which such Group I/II Realized Losses were incurred, by Pro Rata Allocation, until the aggregate of the Certificate Principal Balances thereof have been reduced to zero.

                  (c) Excess Losses with respect to the Group I Loans and Group II Loans will be allocated to the outstanding Class or Classes of Group I Senior Certificates and Group II Senior Certificates, as applicable, and to the Group I/II Subordinate Certificates by Pro Rata Allocation.

                  (d) On each Distribution Date, if the Aggregate Certificate Principal Balance of all Group I Senior, Group II Senior and Group I/II Subordinate Certificates exceeds the aggregate Principal Balance of the Group I Loans and Group II Loans (after giving effect to distributions of principal and the allocation and reimbursement of all losses on the related certificates on such Distribution Date), such excess will be deemed a principal loss and will be allocated to the Group I/II Subordinate Certificates in reverse order of seniority until the Certificate Principal Balance of each such Class has been reduced to zero. If the Certificate Principal Balance of each Group I/II Subordinate Certificate has been reduced to zero and the Aggregate Certificate Principal Balance of all outstanding Classes of Group I Senior Certificates and Group II Senior Certificates exceeds the aggregate Principal Balance of the Group I Loans and Group II Loans (after giving effect to distributions of principal and the allocation and reimbursement of all losses on the Certificates on such Distribution Date), such excess will be deemed a principal loss and will be allocated to the Group I Senior Certificates or Group II Senior Certificates, as applicable (other than the Group I/II Interest Only Certificates) by Pro Rata Allocation.

                  (e) Group I/II Realized Losses from the Group I Loans and Group II Loans shall be applied after all distributions have been made on each Distribution Date, first, to REMIC I Regular Interest LT-I-SUB and REMIC I Regular Interest LT-II-SUB, as applicable, so that the Uncertificated Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Group I

         Senior Certificates or Group II Senior Certificates in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Group I/II Realized Losses shall be applied to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and second, any remaining Group I/II Realized Losses from each Loan Group shall be allocated to REMIC I Regular Interest LT-I-ZZZ and REMIC I Regular Interest LT-II-ZZZ, as applicable (except that if a Group I/II Realized Loss is recognized with respect to a Discount Loan in any of the Group I Loans or Group II Loans, the applicable portion of such Group I/II Realized Loss will be allocated to REMIC I Regular Interest LT-I-PO and REMIC I Regular Interest LT-II-PO, respectively).

                  Section 4.3 DISTRIBUTIONS TO GROUP III CERTIFICATEHOLDERS.

         On each Distribution Date, the Securities Administrator, to the extent on deposit therein and based solely upon the Remittance Report for such Distribution Date, shall withdraw from the related Distribution Account the Group III Available Distribution Amount for such Distribution Date and distribute to each related Certificateholder, by wire transfer in immediately available funds for the account of the Certificateholder or by any other means of payment acceptable to each Certificateholder of record on the immediately preceding Record Date (other than as provided in Section 9.3 respecting the final distribution) as specified by each such Certificateholder and at the address of such Holder appearing in the Certificate Register, from the amount so withdrawn and to the extent of the Group III Available Distribution Amount, such Certificateholder's Percentage Interest of the following amounts and in following order and priority:

                  (i) On each Distribution Date, the Securities Administrator shall distribute the Group IIII Interest Remittance Amount for such Distribution Date in the following order and priority:

                           (1) FIRST, to the holders of the Group III Senior
                  Certificates on a pro rata basis, based on the entitlement of each such Class, the Group III Senior Interest Distribution Amount; and

                           (2) SECOND, to the holders of the Class III-M-1,
                  Class III-M-2 and Class III-M-3 Certificates, in that order, the Group III Interest Distribution Amount allocable to such Certificate to the extent of the Group III Interest Remittance Amount remaining after distributions of interest to the Group III Senior Certificates and to any Class of Group IIII Mezzanine Certificates with a higher payment priority.

                  (ii) On each Distribution Date, the Securities Administrator shall distribute the Group III Principal Distribution Amount for such Distribution Date as follows:

                           (1) On each Distribution Date, the Securities
                  Administrator shall distribute to each Class of Group III Senior Certificates, other than the Class III-A-IO Certificates, to the extent of the Group III Principal Distribution Amount, the Group III Senior Principal Distribution Amount in the following order and priority:

                                    (i) FIRST, to the Class III-A-6
                           Certificates, an amount up to the Class III-A-6 Lockout Distribution Amount for that Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero; and

                                    (ii) SECOND, any remaining Group III Senior
                           Principal Distribution Amount after the distribution described in clause (i) above, sequentially:

                                           (a) to the Class III-A-1
                                    Certificates, until the Certificate
                                    Principal Balance thereof has been reduced to zero;

                                           (b) to the Class III-A-2
                                    Certificates, until the Certificate
                                    Principal Balance thereof has been reduced to zero;

                                           (c) to the Class III-A-3
                                    Certificates, until the Certificate
                                    Principal Balance thereof has been reduced to zero;

                                           (d) to the Class III-A-4
                                    Certificates, until the Certificate
                                    Principal Balance thereof has been reduced to zero;

                                           (e) to the Class III-A-5
                                    Certificates, until the Certificate
                                    Principal Balance thereof has been reduced to zero; and

                                           (f) to the Class III-A-6
                                    Certificates, until the Certificate
                                    Principal Balance thereof has been reduced to zero.

                           (2) On each Distribution Date, the Securities
                  Administrator shall distribute to the Holders of the Class III-M-1 Certificates, to the extent of the portion of the Group III Principal Distribution Amount remaining after the Group III Senior Principal Distribution Amount has been distributed, the Class III-M-1 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class III-M-1 Certificates has been reduced to zero.

                           (3) On each Distribution Date, the Securities
                  Administrator shall distribute to the Holders of the Class III-M-2 Certificates, to the extent of the portion of the Group III Principal Distribution Amount remaining after the sum of the Group III Senior Principal Distribution Amount and the Class III-M-1 Principal Distribution Amount has been distributed, the Class III-M-2 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class III-M-2 Certificates has been reduced to zero.

                           (4) On each Distribution Date, the Securities
                  Administrator shall distribute to the Holders of the Class III-M-3 Certificates, to the extent of the portion of the Group III Principal Distribution Amount remaining after the sum of the Group III Senior Principal Distribution Amount, the Class III-M-1 Principal Distribution Amount and the Class III-M-2 Principal Distribution Amount has been distributed, the Class III-M-3 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class III-M-3 Certificates has been reduced to zero.

                  (iii) On each Distribution Date, the Securities Administrator shall distribute any Net Monthly Excess Cashflow for such Distribution Date in the following order of priority:

                           (1) to the Holders of the Group III Senior
                  Certificates (other than the Class III-A-IO Certificates) and Group III Mezzanine Certificates, an amount equal to the Extra Principal Distribution Amount for such Distribution Date, payable to such holders in accordance with the provisions set forth in clause (iv) below;

                           (2) to the Holders of the Class III-M-1 Certificates,
                  Class III-M-2 Certificates and Class III-M-3 Certificates, in that order, the related Interest Carry Forward Amount;

                           (3) to the Reserve Fund, an amount equal to (a) with
                  respect to the Group III Senior Certificates, other than the Class III-A-1 Certificates and Class III-A-IO Certificates, the sum of the Net WAC Rate Carryover Amounts, if any, and
                  (ii) with respect to the Class III-A-1 Certificates, the amount by which the sum of the Net WAC Rate Carryover Amounts with respect to the Class III-A-1 Certificates exceeds the sum of any amounts received by the Securities Administrator with respect to the Cap Agreement since the prior Distribution Date;

                           (4) to the holders of the Class III-CE Certificates,
                  the related Group III Interest Distribution Amount and any Overcollateralization Reduction Amount; and

                           (5) to the holders of the Class III-R Certificates,
                  any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest Prepayment Charge term or any Distribution Date thereafter, then any such remaining amounts will be distributed first, to the holders of the Class III-P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the holders of the Class III-R Certificates.

                  On each Distribution Date, the Securities Administrator, after making the required distributions of interest and principal to the Group III Senior Certificates and Group III Mezzanine Certificates as described in clauses
(i) and (ii) above, and after the distribution of the Net Monthly Excess Cashflow as described in clause (iii) above, the Securities Administrator will withdraw from the Reserve Fund the amounts on deposit therein and distribute such amounts to the Group III Senior Certificates (other than the Class III-A-IO Certificates) and Group III Mezzanine Certificates in respect of any Net WAC Rate Carryover Amounts due to each such Class in the following manner and order of priority: FIRST, concurrently to the Group III Senior Certificates, other than the Class III-A-IO Certificates, on a pro-rata basis, the related Net WAC Rate Carryover Amount for such Distribution Date for each such Class; SECOND, to the Class III-M-1 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class; THIRD, to the Class III-M-2 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class; and FOURTH, to the Class III-M-3 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class.

                  (iv) (A) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Extra Principal Distribution Amount with respect to the Group III Loans shall be distributed in the following order of priority:

                           (1) FIRST, to the Class III-A-1, Class III-A-2, Class
                  III-A-3, Class III-A-4, Class III-A-5 and Class III-A-6 Certificates sequentially, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero;

                           (2) SECOND, to the Class III-M-1 Certificates, until
                  the Certificate Principal Balance of the Class III-M-1 Certificates has been reduced to zero;

                           (3) THIRD, to the Class III-M-2 Certificates, until
                  the Certificate Principal Balance of the Class III-M-2 Certificates has been reduced to zero; and

                           (4) FOURTH, to the Class III-M-3 Certificates, until
                  the Certificate Principal Balance of the Class III-M-3 Certificates has been reduced to zero.

                  (B) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Holders of the Group III Senior Certificates, other than the Class III-A-IO Certificates, and each Class of Group III Mezzanine Certificates shall be entitled to receive distributions in respect of principal to the extent of the Extra Principal Distribution Amount in the following amounts and order of priority:

                                    (1) FIRST, the lesser of (x) the Extra
                           Principal Distribution Amount and (y) the Group III Senior Principal Distribution Amount, shall be distributed to the holders of the Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5 and Class III-A-6 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero;

                                    (2) SECOND, the lesser of (x) the excess of
                           (i) the Extra Principal Distribution Amount over (ii) the amount distributed to the holders of the Group III Senior Certificates under clause (iv)(B)(1) above, and (y) the Class III-M-1 Principal Distribution Amount, shall be distributed to the holders of the Class III-M-1 Certificates, until the Certificate Principal Balance of the Class III-M-1 Certificates has been reduced to zero;

                                    (3) THIRD, the lesser of (x) the excess of
                           (i) the Extra Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Group III Senior Certificates under clause
                           (iv)(B)(1) above and to the holders of the Class III-M-1 Certificates under clause (iv)(B)(2) above, and (y) the Class III-M-2 Principal Distribution Amount, shall be distributed to the holders of the Class III-M-2 Certificates, until the Certificate Principal Balance of the Class III-M-2 Certificates has been reduced to zero; and

                                    (4) FOURTH, the lesser of (x) the excess of
                           (i) the Extra Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Group III Senior Certificates under clause
                           (iv)(B)(i) above, to the holders of the Class III-M-1 Certificates under clause (iv)(B)(2) above and to the holders of the Class III-M-2 Certificates under clause (iv)(B)(3) above, and (y) the Class III-M-3 Principal Distribution Amount, shall be distributed to the holders of the Class III-M-3 Certificates, until the

                           Certificate Principal Balance of the Class III-M-3 Certificates has been reduced to zero.

                  (v) On each Distribution Date, the Securities Administrator shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Charges and shall distribute such amounts to the Class III-P Certificateholders.

                  Section 4.4 ALLOCATION OF GROUP III REALIZED LOSSES.

                  (a) Prior to each Distribution Date, the Master Servicer, based solely on the information provided by the related Servicer, shall determine the amount of Group III Realized Losses, if any, with respect to each Group III Loan.

                  (b) Group III Realized Losses on the Group III Loans for any Distribution Date will FIRST, cause a reduction in Net Monthly Excess Cash Flow for that Distribution Date and SECOND, cause a reduction in the Certificate Principal Balance of the Class III-CE Certificates for that Distribution Date until reduced to zero. To the extent that Group III Realized Losses on a Distribution Date cause the Aggregate Certificate Principal Balance of the Group III Senior Certificates and Group III Mezzanine Certificates after taking into account all distributions on such Distribution Date to exceed the aggregate principal balance of the Group III Loans as of the last day of the related Due Period, such excess will be allocated FIRST, to the Class III-M-3 Certificates; SECOND, to the Class III-M-2 Certificates; and THIRD, to the Class III-M-1 Certificates, in each case in reduction of the Certificate Principal Balance thereof until the Certificate Principal Balance of each such Class has been reduced to zero.

                  (c) Once Group III Realized Losses have been allocated to the Group III Mezzanine Certificates, such amounts with respect to these Certificates will no longer accrue interest nor will such amounts be reinstated thereafter.

                  (d) Any allocation of a Group III Realized Loss to a Group III Mezzanine Certificate will be made by reducing the Certificate Principal Balance of that Group III Mezzanine Certificate by the amount so allocated as of such Distribution Date after all distributions on such Distribution Date have been made. Any allocation of Group III Realized Losses to a Class III-CE Certificate shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 4.3(iii)(4). No allocations of any Group III Realized Losses shall be made to the Certificate Principal Balances of the Group III Senior Certificates or the Class III-P Certificates. Notwithstanding anything to the contrary in this Agreement, in no event will the Certificate Principal Balance of any Group III Mezzanine Certificate be reduced more than once in respect of any particular amount both (i) allocable to the Group III Mezzanine Certificate in respect of Group III Realized Losses and (ii) payable as principal to the Holder of the Group III Mezzanine Certificate from Net Monthly Excess Cashflow.

                  (e) As used herein, an allocation of a Group III Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Group III Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Group III Realized Losses and all other losses allocated to a Class of Group III Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

                  (f) All Group III Realized Losses shall be allocated on each Distribution Date first, to REMIC III Regular Interest LT-III, until the Uncertificated Principal Balances have been reduced to zero and then to REMIC I Regular Interest LT-III-IO-1 , REMIC I Regular Interest LT-III-IO-2 , REMIC I Regular Interest LT-III-IO-3 , REMIC I Regular Interest LT-III-IO-4 and REMIC I Regular Interest LT-III-IO-5, until the Uncertificated Principal Balances have been reduced to zero.

                  (g) All Group III Realized Losses on the REMIC III Regular Interests shall be allocated on each Distribution Date to the following REMIC IV Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC IV Regular Interest MT-III-AA and REMIC IV Regular Interest MT-III-ZZ up to an aggregate amount equal to the REMIC IV Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of the REMIC IV Regular Interest MT-III-AA and REMIC IV Regular Interest MT-III-ZZ up to an aggregate amount equal to the REMIC IV Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC IV Regular Interest MT-III-AA, 98%, to REMIC IV Regular Interest MT-III-M3, 1% and to REMIC IV Regular Interest MT-III-ZZ, 1%, respectively, until the Uncertificated Principal Balances of REMIC IV Regular Interest MT-III-M3 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC IV Regular Interest MT-III-AA, REMIC IV Regular Interest MT-III-M2 and REMIC IV Regular Interest MT-III-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC IV Regular Interest MT-III-M2 has been reduced to zero; and fifth, to the Uncertificated Principal Balances of REMIC IV Regular Interest MT-III-AA, REMIC IV Regular Interest MT-III-M1 and REMIC IV Regular Interest MT-III-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC IV Regular Interest MT-III-M1 has been reduced to zero.

                  Section 4.5 REDUCTION OF CERTIFICATE PRINCIPAL BALANCES ON THE GROUP I, GROUP II AND GROUP III CERTIFICATES.

                  (a) All reductions in the Certificate Principal Balance of a Certificate effected by distributions of principal or allocations of Group I/II Realized Losses and Group III Realized Losses with respect to the related Loans made on any Distribution Date shall be binding upon all Holders of such Certificate and of any Certificate issued upon the registration of transfer or exchange therefor or in lieu thereof, whether or not such distribution is noted on such Certificate. The final distribution of principal of each

         Certificate (and the final distribution with respect to the Residual Certificates upon termination of the Trust Fund) shall be payable in the manner provided above only upon presentation and surrender thereof on or after the Distribution Date therefor at the office or agency of the Securities Administrator specified in the notice delivered pursuant to Section 4.8, Section 9.1 or Section 9.3.

                  (b) Whenever, on the basis of Curtailments, Payoffs and Monthly Payments on the Loans and related Insurance Proceeds and Liquidation Proceeds received and expected to be received during the applicable Prepayment Period, the Securities Administrator believes that the entire remaining unpaid Class Principal Balance of any Class of Certificates shall become distributable on the next Distribution Date, the Securities Administrator shall, no later than the Determination Date of the month of such Distribution Date, mail or cause to be mailed to each Person in whose name a Certificate to be so retired is registered at the close of business on the Record Date, to the Underwriter and to each Rating Agency a notice to the effect that:

                           (i) it is expected that funds sufficient to make such
                  final distribution shall be available in the related Distribution Account on such Distribution Date, and

                           (ii) if such funds are available, (A) such final
                  distribution shall be payable on such Distribution Date, but only upon presentation and surrender of such Certificate at the office or agency of the Securities Administrator maintained for such purpose (the address of which shall be set forth in such notice), and (B) no interest shall accrue on such Certificate after such Distribution Date.

                  Section 4.6 COMPLIANCE WITH WITHHOLDING REQUIREMENTS.

                  Notwithstanding any other provision of this Agreement, the Trustee and the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee and the Securities Administrator reasonably believe are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Securities Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall indicate the amount withheld to such Certificateholders.

                  Section 4.7 DISTRIBUTIONS ON THE UNCERTIFICATED REMIC REGULAR INTERESTS

                  (a) Distributions of principal from the Group I Loans and the Group II Loans shall be deemed to be made to the REMIC I Regular Interests, in each case from the related Loan Group, first, to REMIC I Regular Interest LT-1-SUB and REMIC I Regular Interest LT-II-SUB, as applicable, so that the Uncertificated Principal Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Loans in the related Loan Group over (y) the current Certificate

         Principal Balance of the Group I Senior Certificates or Group II Senior or Certificates related to such Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and second, any remaining principal in each Loan Group to REMIC I Regular Interest LT-I-ZZZ and REMIC I Regular Interest LT-II-ZZZ, as applicable (provided that a portion of the remaining principal equal to the Group I Discount Fractional Principal Amount and Group II Discount Fractional Principal Amount will be distributed to REMIC I Regular Interest LT-I-PO and REMIC I Regular Interest LT-II-PO, respectively).

                  (b) Distributions of principal from the Group III Loans shall be deemed to be made to the REMIC III Regular Interests in the following order of priority and in accordance with the Remittance Report, shall be distributed by REMIC III to REMIC IV on account of REMIC III Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class III-R Certificates, as the case may be:

                           (i) first, to the Holders of REMIC III Regular
                  Interest LT-III-IO-1, REMIC III Regular Interest LT-III-IO-2, REMIC III Regular Interest LT-III-IO-3, REMIC III Regular Interest LT-III-IO-4 and REMIC III Regular Interest LT-III-IO-5, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and second, to the Holders of REMIC III Regular Interest LT-III and REMIC III Regular Interest LT-III-P, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                           (ii) second, to the Holders of the REMIC III Regular
                  Interest LT-III-P, on the Distribution Date immediately following the expiration of the latest Prepayment Charge term as identified on the Loan Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

                           (iii) third, on each Distribution Date, the remainder
                  of the Group III Available Distribution Amount for such Distribution Date after the distributions made pursuant to clause (i) and clause (ii) above, first, to the Holders of REMIC III Regular Interest LT-III until the Uncertificated Principal Balance of such REMIC III Regular Interest is reduced to zero, and second, to the Holders of REMIC III Regular Interest LT-III-IO-1, REMIC III Regular Interest LT-III-IO-2, REMIC III Regular Interest LT-III-IO-3, REMIC III Regular Interest LT-III-IO-4 and REMIC III Regular Interest LT-III-IO-5, until the Uncertificated Principal Balance of each such REMIC III Regular Interest is reduced to zero; and

                           (iv) fourth, to the Holders of the Class III-R
                  Certificates, any amounts remaining after the distributions pursuant to clauses (b)(i) through (b)(iii) above.

                  (c) On each Distribution Date, all amounts representing Prepayment Charges in respect of the Group III Loans received during the related Prepayment Period will be distributed by REMIC III to the Holders of REMIC III Regular Interest LT-III-P. The payment of the foregoing amounts to the Holders of REMIC III Regular Interest LT-III-P shall not reduce the Uncertificated Principal Balance thereof.

                  (d) On each Distribution Date, the following amounts, in the following order of priority and in accordance with the Remittance Report, shall be distributed by REMIC III to REMIC IV on account of the REMIC IV Regular Interests or withdrawn from the related Distribution Account and distributed to the Holders of the Class III-R Certificates, as the case may be:

                           (i) first, to the Holders of REMIC IV Regular
                  Interest MT-III-IO-A and REMIC IV Regular Interest MT-III-IO-B, in an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC IV Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and then to Holders of REMIC IV Regular Interest MT-III-AA, REMIC Regular Interest MT-III-A1, REMIC Regular Interest MT-III-A2, REMIC Regular Interest MT-III-A3, REMIC Regular Interest MT-III-A4, REMIC Regular Interest MT-III-A5, REMIC Regular Interest MT-III-A6, REMIC IV Regular Interest MT-III-M1, REMIC IV Regular Interest MT-III-M2, REMIC IV Regular Interest MT-III-M3, REMIC IV Regular Interest MT-III-ZZ and REMIC IV Regular Interest MT-III-P, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC IV Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC IV Regular Interest MT-III-ZZ shall be reduced and deferred when the REMIC IV Overcollateralization Amount is less than the REMIC IV Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the REMIC IV Regular Interest MT-III-ZZ Maximum Interest Deferral Amount and such amount will be payable to the Holders of REMIC Regular Interest MT-III-A1, REMIC Regular Interest MT-III-A2, REMIC Regular Interest MT-III-A3, REMIC Regular Interest MT-III-A4, REMIC Regular Interest MT-III-A5, REMIC Regular Interest MT-III-A6, REMIC IV Regular Interest MT-III-M1, REMIC IV Regular Interest MT-III-M2, REMIC IV Regular Interest MT-III-M3 in the same proportion as the Overcollateralization Increase Amount is allocated to the Corresponding Certificates, and the Uncertificated Principal Balance of REMIC IV Regular Interest MT-III-ZZ shall be increased by such amount;

                           (ii) second, to the Holders of REMIC IV Regular
                  Interests, in an amount equal to the remainder of the Group III Available Distribution Amount for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                                    (a) to the Holders of REMIC IV Regular
                           Interest MT-III-AA and REMIC IV Regular Interest MT-III-P, 98.00% of such remainder (other than amounts payable under clause (d) below), until the Uncertificated Principal Balance of such REMIC IV Regular Interest is reduced to zero, provided, however, that the Uncertificated Principal Balance of REMIC IV Regular Interest MT-III-P shall not be reduced until the Distribution Date in September 2008 or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC IV Regular Interest MT-III-P, until $100 has been distributed pursuant to this clause;

                                    (b) to the Holders of REMIC Regular Interest
                           MT-III-A1, REMIC Regular Interest MT-III-A2, REMIC Regular Interest MT-III-A3, REMIC Regular Interest MT-III-A4, REMIC Regular Interest MT-III-A5, REMIC Regular Interest MT-III-A6, REMIC IV Regular Interest MT-III-M1, REMIC IV Regular Interest MT-III-M2, REMIC IV Regular Interest MT-III-M3, 1.00% of such remainder (other than amounts payable under clause
                           (d) below), in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC IV Regular Interests are reduced to zero;

                                    (c) to the Holders of REMIC IV Regular
                           Interest MT-III-ZZ, 1.00% of such remainder (other than amounts payable under the proviso below), until the Uncertificated Principal Balance of such REMIC IV Regular Interest is reduced to zero; then

                                    (d) any remaining amount to the Holders of
                           the Class III-R Certificates; and

                           (iii) third, to REMIC IV Regular Interest MT-III-P,
                  100% of the amount paid in respect of REMIC I Regular Interest LT-III-P;

         provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to Holders of (i) REMIC IV Regular Interest MT-III-AA and REMIC IV Regular Interest MT-III-P, in that order and (ii) REMIC IV Regular Interest MT-III-ZZ, respectively; provided that REMIC IV Regular Interest MT-III-P shall not be reduced until the Distribution Date in September 2008, at which point such amount shall be distributed to REMIC IV Regular Interest MT-III-P, until $100 has been distributed pursuant to this clause.

                  Section 4.8 STATEMENTS TO CERTIFICATEHOLDERS.

                  (a) On each Distribution Date, the Securities Administrator shall provide or make available, upon request to each Holder of a Group I Senior Certificate, Group II Senior Certificate and Group I/II Subordinate Certificate and the Credit Risk Manager, a statement (each, a "Remittance Report") as to the distributions made to such Certificateholders on such Distribution Date setting forth:

                           (i) the amount of the distribution made on such
                  Distribution Date to the Holders of the Group I Senior, Group II Senior and Group I/II Subordinate Certificates allocable to principal;

                           (ii) the amount of the distribution made on such
                  Distribution Date to the Holders of the Group I Senior, Group II Senior and Group I/II Subordinate Certificates allocable to interest;

                           (iii) the aggregate Servicing Fee received by each
                  Servicer and Master Servicing Fee received by the Master Servicer during the related Due Period;

                           (iv) the number and aggregate Principal Balance of
                  the Group I Loans and Group II Loans delinquent one, two and three months or more;

                           (v) the (A) number and aggregate Principal Balance of
                  Group I Loans and Group II Loans with respect to which foreclosure proceedings have been initiated, and (B) the number and aggregate Principal Balance of Mortgaged Properties acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee's security interest in the Group I Loans and Group II Loans;

                           (vi) the aggregate Principal Balance of the Group I
                  Loans and Group II Loans as of the close of business on the last day of the related Prepayment Period;

                           (vii) the amount of Special Hazard Coverage available
                  to the Group I Senior Certificates and Group II Senior Certificates remaining as of the close of business on the applicable Determination Date;

                           (viii) the amount of Bankruptcy Coverage available to
                  the Group I Senior Certificates and Group II Senior Certificates remaining as of the close of business on the applicable Determination Date;

                           (ix) the amount of Fraud Coverage available to the
                  Group I Senior Certificates and Group II Senior Certificates remaining as of the close of business on the applicable Determination Date;

                           (x) the amount of Group I/II Realized Losses with
                  respect to the Group I Loans and Group II Loans allocable to the Certificates on the related Distribution Date and the cumulative amount of Group I/II Realized Losses incurred and allocated to the related Certificates since the Cut-Off Date;

                           (xi) the amount of interest accrued but not paid to
                  each Class of Group I Senior, Group II Senior and Group I/II Subordinate Certificates entitled to interest since (a) the prior Distribution Date and (b) the Closing Date;

                           (xii) the amount of funds advanced by each Servicer
                  and the Master Servicer for such Distribution Date with respect to Group I Loans and Group II Loans;

                           (xiii) the total amount of Payoffs and Curtailments
                  received during the related Prepayment Period with respect to Group I Loans and Group II Loans;

                           (xiv) with respect to any Group I Loan and Group II
                  Loan that became an REO Property during the preceding calendar month, the loan number of such Loan, the Principal Balance and the Scheduled Principal Balance of such Loan;

                           (xv) to the extent provided by the Servicer, the book
                  value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date with respect to the Group I Loans and Group II Loans;

                           (xvi) the aggregate amount of extraordinary Trust
                  Fund expenses withdrawn from the related Distribution Account for such Distribution Date;

                           (xvii) the Class Principal Balance of each Class of
                  Group I Senior, Group II Senior and Group I/II Subordinate Certificates, after giving effect to the distributions and allocations of Group I/II Realized Losses made on such Distribution Date, separately identifying any reduction thereof due to allocations of Group I/II Realized Losses;

                           (xviii) the aggregate amount of any Group I/II
                  Prepayment Interest Shortfalls for such Distribution Date on the Group I Loans and Group II Loans, to the extent not covered by payments by the Master Servicer pursuant to Section 3.20;

                           (xix) the aggregate amount of Group I/II Relief Act
                  Interest Shortfalls for such Distribution Date with respect to the Group I Loans and Group II Loans; and

                           (xx) the respective Pass-Through Rates applicable to
                  each Class of Group I Senior, Group II Senior and Group I/II Subordinate Certificates as of such Distribution Date.

                  (b) On each Distribution Date, the Securities Administrator shall provide or make available, upon request to each Holder of the Group III Certificates (other than the Class III-R Certificates) and the Credit Risk Manager, a statement (each, a "Remittance Report") as to the distributions made to such Certificateholders on such Distribution Date setting forth:

                           (i) the amount of the distribution made on such
                  Distribution Date to the Holders of the Group III Certificates of each Class allocable to principal and the amount of the distribution made on such Distribution Date to the Holders of the Class III-P Certificates allocable to Prepayment Charges;

                           (ii) the amount of the distribution made on such
                  Distribution Date to the Holders of the Group III Certificates of each Class allocable to interest;

                           (iii) the aggregate Servicing Fee received by each
                  Servicer and Master Servicing Fee received by the Master Servicer during the related Due Period;

                           (iv) the number and aggregate Principal Balance of
                  the Group III Loans delinquent one, two and three months or more;

                           (v) the (A) number and aggregate Principal Balance of
                  Group III Loans with respect to which foreclosure proceedings have been initiated, and (B) the number and aggregate Principal Balance of Mortgaged Properties acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee's security interest in the Loans;

                           (vi) the aggregate Principal Balance of the Group III
                  Loans as of the close of business on the last day of the related Prepayment Period;

                           (vii) the aggregate amount of Principal Prepayments
                  made during the related Prepayment Period and the aggregate amount of any Prepayment Charges received in respect thereof;

                           (viii) the amount of Group III Realized Losses with
                  respect to the Group III Loans allocable to the Group III Certificates on the related Distribution Date and the cumulative amount of Group III Realized Losses incurred and allocated to the Certificates since the Cut-Off Date;

                           (ix) the amount of interest accrued but not paid to
                  each Class of Group III Certificates entitled to interest since (a) the prior Distribution Date and (b) the Closing Date;

                           (x) the amount of funds advanced by each Servicer and
                  the Master Servicer for such Distribution Date;

                           (xi) the total amount of Payoffs and Curtailments
                  received during the related Prepayment Period;

                           (xii) with respect to any Group III Loan that became
                  an REO Property during the preceding calendar month, the loan number of such Group III Loan, the Principal Balance and the Scheduled Principal Balance of such Group III Loan;

                           (xiii) to the extent provided by the Servicer, the
                  book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date;

                           (xiv) the aggregate amount of extraordinary Trust
                  Fund expenses withdrawn from the related Distribution Account for such Distribution Date;

                           (xv) the Class Principal Balance of each Class of
                  Group III Certificates, after giving effect to the distributions and allocations of Group III Realized Losses made on such Distribution Date, separately identifying any reduction thereof due to allocations of Group III Realized Losses;

                           (xvi) the aggregate amount of any Group III
                  Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to Section 3.20;

                           (xvii) the aggregate amount of Group III Relief Act
                  Interest Shortfalls for such Distribution Date.

                           (xviii) the Required Overcollateralization Amount and
                  the Credit Enhancement Percentage for such Distribution Date;

                           (xix) the Overcollateralization Increase Amount, if
                  any, for such Distribution Date;

                           (xx) the Overcollateralization Reduction Amount, if
                  any, for such Distribution Date;

                           (xxi) the Net WAC Rate Carryover Amount, if any, for
                  such Distribution Date;

                           (xxii) the Net WAC Rate Carryover Amount, if any,
                  outstanding after reimbursements therefor on such Distribution Date;

                           (xxiii) the respective Pass-Through Rates applicable
                  to the Group III Senior, the Group III Mezzanine and the Class III-CE Certificates for such Distribution Date;

                           (xxiv) the amount of any deposit to the Reserve Fund
                  contemplated by Section 3.25;

                           (xxv) the balance of the Reserve Fund prior to the
                  deposit or withdrawal of any amounts on such Distribution
                  Date;

                           (xxvi) the amount of any withdrawal from the Reserve
                  Fund pursuant to Section 4.3(iii)(3); and

                           (xxvii) the balance of the Reserve Fund after all
                  deposits and withdrawals on such Distribution Date.

                  The Securities Administrator shall make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to the Certificateholders, the Trustee and the Rating Agencies via the Securities Administrator's internet website. The Securities Administrator's internet website shall initially be located at http:\\www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at 1-301-815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

                  In the case of information furnished pursuant to subclauses
(a)(i) and (b)(ii) above, the amounts shall be expressed as a dollar amount per single Certificate of the relevant Class.

                  Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Regular Interest Certificate a statement containing the information set forth in subclauses (a)(i) and
(b)(ii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time are in force.
                  Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Class R Certificate or Class III-R Certificate a statement setting forth the amount, if any, actually distributed with respect to the Class R Certificates and Class III-R Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.

                  The Securities Administrator shall, upon request, furnish to each Certificateholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, as applicable, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder, in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide.

                  On each Distribution Date the Securities Administrator shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") CUSIP level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Securities Administrator and Bloomberg.

                  Section 4.9 ADVANCES.

                  If the Monthly Payment on a Loan or a portion thereof is delinquent as of its Due Date, other than as a result of interest shortfalls due to bankruptcy proceedings or application of the Relief Act, and the related Servicer fails to make an advance of the delinquent amount pursuant to the related Servicing Agreement, the Master Servicer shall deposit in the related Distribution Account, from its own funds or from amounts on deposit in the related Distribution Account that are held for future distribution, not later than the related Distribution Account Deposit Date immediately preceding the related Distribution Date an amount equal to such delinquency, net of the Servicing Fee and Master Servicing Fee for such Loan except to the extent the Master Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds, or future payments on the Loan for which such Advance was made. Any amounts held for future distribution and so used shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the related Distribution Account on or before any future Distribution Account Deposit Date to the extent that the Group I Available Distribution Amount, Group II Available Distribution Amount or Group III Available Distribution Amount for the related Distribution Date (determined without regard to Advances to be made on the related Distribution Account Deposit Date) shall be less than the total amount that would be distributed to the related Classes of Certificateholders pursuant to Section 4.1 and 4.3 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. Subject to the foregoing, the Master Servicer shall continue to make such Advances through the date that the related Servicer is required to do so under its Servicing Agreement. If applicable, on the related Distribution Account Deposit Date, the Master Servicer shall present an Officer's Certificate to the Trustee (i) stating that the Master Servicer elects not to make an Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

                                   ARTICLE V
                                THE CERTIFICATES

                  Section 5.1 THE CERTIFICATES.

                  (a) Each of the Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed and authenticated by the Securities Administrator and delivered by the Trustee to or upon the receipt of a written order to authenticate from the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. The Certificates shall be issuable in Authorized Denominations.

                  The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Fund by a Responsible Officer of the Securities Administrator. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Trust Fund, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Securities Administrator substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  (b) Subject to Section 5.1(d), the Group I Senior (other than the Class R Certificates), Group II Senior, Group III Senior, Group III Mezzanine, Class M, Class B-1 and Class B-2 Certificates shall be Book-Entry Certificates. On the Closing Date, the Class R, Class III-CE, Class III-P, Class III-R and Junior Subordinate Certificates shall be definitive Certificates ("Definitive Certificates") and shall be issued in fully registered certificated form.

                  (c) The Junior Subordinate Certificates initially offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of a temporary global certificate in definitive, fully registered form (each, a "Regulation S Temporary Global Certificate"), which shall be deposited with the Securities Administrator or an agent of the Securities Administrator as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository for the account of designated agents holding on behalf of Euroclear or Clearstream. Beneficial interests in each Regulation S Temporary Global Certificate may be held only through Euroclear or Clearstream; provided, however, that such interests may be exchanged for interests in a Definitive Certificate in accordance with the requirements described in Section 5.3. After the expiration of the Release Date, a beneficial interest in a Regulation S Temporary Global Certificate may be exchanged for a beneficial interest in the related permanent global certificate of the same Class (each, a "Regulation S Permanent Global Certificate"), in accordance with the procedures set forth in Section 5.3. Each Regulation S Permanent Global Certificate shall be deposited with the Securities Administrator or an agent of the Securities Administrator as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

                  (d) Definitive Certificates shall be issued to Certificateholders or their nominees with respect to any Global Certificates or Book-Entry Certificates if (i) any related depositary notifies the Depositor, the Securities Administrator and the Trustee in writing that it is at any time unwilling or unable to discharge properly its responsibilities as depositary with respect to a Global Certificate, or ceases to be a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (such depositary hereinafter referred to as the "withdrawing depositary"), and the Depositor is unable to locate a qualified successor within 90 days after such notice; (ii) the Securities Administrator or the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders and the Securities Administrator or the Trustee, as applicable, has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Securities Administrator or the Trustee, as applicable, to obtain possession of the Certificates; or (iii) with respect to a Global Certificate, the related Certificate Owner (other than a Holder of a Regulation S Temporary Global Certificate) requests that its interest in a Global Certificate be exchanged for a Definitive Certificate.

                  Upon notice of the occurrence of any of the events described in the preceding paragraph (other than clause (iii) thereof) the Securities Administrator shall notify all Certificate Owners of the same Class, through the applicable Clearing Agency Participants, of the occurrence of such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. Upon surrender by the withdrawing depositary of any Global Certificate and receipt from the withdrawing depositary of any Global Certificates and receipt from the withdrawing depositary of instructions for re-registration, the Securities Administrator shall, at the Depositor's expense, issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee and Securities Administrator shall recognize the holders of such Definitive Certificates as Certificateholders under this Agreement. Neither the Depositor, the Securities Administrator nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of such Class, all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency shall be deemed to be imposed upon and performed by the Securities Administrator on behalf of the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Securities Administrator and the Trustee shall recognize the Holders of the Definitive Certificates of such Class as Certificateholders of such Class hereunder.

                  (e) Neither the Trustee nor the Securities Administrator shall have any liability to the Trust Fund and shall be indemnified by the Trust Fund for, any cost, liability or expense incurred by them arising from a registration of a Certificate or transfer, pledge sale or other disposition of a Certificate in reliance upon a certification, Officer's Certificate, affidavit, ruling or Opinion of Counsel described in this Article V.

                  Section 5.2 CERTIFICATES ISSUABLE IN CLASSES; DISTRIBUTIONS OF PRINCIPAL AND INTEREST; AUTHORIZED DENOMINATIONS. The aggregate principal amount of Group I Senior, Group II Senior and Group I/II Subordinate Certificates that may be authenticated and delivered under this Agreement is limited to the aggregate Principal Balance of the Group I Loans and Group II Loans as of the Cut-Off Date, as specified in the Preliminary Statement to this Agreement, except for Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to
Section 5.3. The aggregate principal amount of Group III Senior Certificates and Group III Subordinate Certificates that may be authenticated and delivered under this Agreement is limited to the aggregate Principal Balance of the Group III Loans as of the Cut-Off Date, as specified in the Preliminary Statement to this Agreement, except for Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Section 5.3. Such aggregate principal amount shall be allocated among one or more Classes having designations, types of interests, initial per annum Pass-Through Rates, initial Class Principal Balances and last scheduled Distribution Dates as specified in the Preliminary Statement to this Agreement. The aggregate Percentage Interest of each Class of Certificates of which the Class Principal Balance equals zero as of the Cut-Off Date that may be authenticated and delivered under this Agreement is limited to 100%. Certificates shall be issued in Authorized Denominations.

                  Section 5.3 REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES. (a) The Securities Administrator shall cause to be kept at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

                  Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Securities Administrator maintained for such purpose pursuant to the foregoing paragraph for certificate transfer and surrender purposes, and, in the case of the Class R, Junior Subordinate, Class III-CE, Class III-P and Class III-R Certificates, upon satisfaction of the conditions set forth in Sections 5.3(c), (d), (e), (f) and (g) below, the Securities Administrator on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates, in the applicable form designated below, of the same aggregate Percentage Interest.

                  At the option of the Certificateholders, Certificates may be exchanged for other Certificates in Authorized Denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Securities Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Securities Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (b) Except as provided herein, the Book-Entry Certificates and Global Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee or the Securities Administrator except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee and the Securities Administrator shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee and the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee, the Securities Administrator and either the Trustee's or the Securities Administrator's agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

                  All transfers by Certificate Owners of Book-Entry Certificates and Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates or Global Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate or Global Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

                  (c) No Transfer of a Class R, Junior Subordinate, Class III-CE, Class III-P or Class III-R Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or such Transfer is made pursuant to the requirements of this Section 5.3 and is exempt from the registration requirements under the Securities Act and such state securities laws other than pursuant to the requirements of this Section 5.3. In the event of any such transfer in reliance upon an exemption from the Securities Act and such state securities laws, in order to assure compliance with the Securities Act and such state securities laws, the Certificateholder desiring to effect such Transfer shall certify to the Trustee and the Securities Administrator in writing the facts surrounding the Transfer in substantially the forms set forth in EXHIBIT D (the "Transferor Certificate"). Beneficial interests in any Junior Subordinate Certificate may be transferred to a person who takes delivery in the form of an interest in (x) in the case of a transfer to a QIB in reliance on Rule 144A of the Securities Act, a Definitive Certificate, only upon receipt by the Securities Administrator and the Trustee of a written certification from the related transferee (substantially in the form of Exhibit F hereto) to the effect that, among other things, the transfer is being made to a QIB in accordance with Rule 144A (except in the case of the initial transfer from the Depositor to an Affiliate of the Depositor), (y) in the case of a transfer to an Institutional Accredited Investor, a Definitive Certificate, only upon receipt by the Securities Administrator and the Trustee of a written certification from the related transferee (substantially in the form of EXHIBIT E hereto) to the effect that, among other things, the transfer is being made to an "Accredited Investor" within the meaning of paragraphs (1), (2), (3) or (7) of Rule 501(a) of the Securities Act and (z) in the case of a transfer in reliance on Regulation S, a Regulation S Permanent Global Certificate (which shall be in the form of a Regulation S Temporary Global Certificate on or prior to the Release Date), only upon receipt by the Securities Administrator and Trustee of a written certification (substantially in the form of EXHIBIT H-1 hereto) from the transferee (which in the case of Book-Entry Certificates, such transferee shall be deemed to have represented the contents of such form of certification) to the effect that the transfer is being made to a non-U.S. Person in accordance with Regulation S under the Securities Act. Each Holder of a Class R, Junior Subordinate, Class III-CE, Class III-P or Class III-R Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller, the Securities Administrator and the Master Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

                  (d) A holder of a beneficial interest in a Regulation S Temporary Global Certificate must provide Euroclear or Clearstream, as the case may be, with a certificate in the form of Annex A to EXHIBIT H-2 hereto certifying that the beneficial owner of the interest in such Global Certificate is not a U.S. Person (as defined in Regulation S), and Euroclear or Clearstream, as the case may be, must provide to the Trustee and Securities Administrator a certificate in the form of EXHIBIT H-2 hereto prior to (i) the payment of interest or principal with respect to such holder's beneficial interest in the Regulation S Temporary Global Certificate and (ii) any exchange of such beneficial interest for a beneficial interest in a Regulation S Permanent Global Certificate.

                  (e) No transfer of a Class R, Class III-CE, Class III-P or Class III-R Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code (each, a "Plan"), any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R.ss. 2510.3-101 ("Plan Assets"), as certified by each such Transferee in the form of EXHIBIT G, unless the Securities Administrator is provided with an Opinion of Counsel for the benefit of the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the Master Servicer and on which they may rely which establishes to the satisfaction of each of them that the purchase, sale and holding of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trustee, the Securities Administrator or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or the Trust Fund. Neither a certification nor an Opinion of Counsel will be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets) and the Trustee and the Securities Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee or the Securities Administrator, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

                  Each Transferee of a Class M, Class B-1, Class B-2 or Group III Mezzanine Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets,
(b) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 94-84 or FAN 97-03, , as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13,
2000) and PTE 2002-41 67 Fed. Reg. 54487 (August 22, 2002) (the "Exemption"),
and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

                  Each Transferee of a Junior Subordinate Certificate will be required to represent that (i) the Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" as defined in PTCE 95-60 and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

                  If any Certificate or any interest therein is acquired or held in violation of the provisions of this Section 5.3(e), the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the two preceding paragraphs shall indemnify and hold harmless the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the Trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

                  (f) Each Transferee of a Class R Certificate or a Class III-R Certificate shall be deemed by the acceptance or acquisition of the related Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Transferee of a Class R Certificate or a Class III-R Certificate are expressly subject to the following provisions:

                  (i) Each such Transferee shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Person shall acquire an Ownership Interest in a Class R Certificate or a Class III-R Certificate unless such Ownership Interest is a PRO RATA undivided interest.

                  (iii) In connection with any proposed transfer of any Ownership Interest in a Class R Certificate or Class III-R Certificate, the Securities Administrator shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                  (A) an affidavit in the form of EXHIBIT C hereto from the
             proposed Transferee to the effect that such Transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate or Class III-R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                  (B) a covenant of the proposed Transferee to the effect that the proposed Transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificates or Class III-R Certificates.

                  (iv) Any attempted or purported transfer of any Ownership Interest in a Class R Certificate or a Class III-R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported Transferee shall, in violation of the provisions of this Section, become a Holder of a Class R Certificate or a Class III-R Certificate, then the prior Holder of such Class R Certificate or Class III-R Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Class R

         Certificate or Class III-R Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate or Class III-R Certificate. The Securities Administrator shall be under no liability to any Person for any registration of transfer of a Class R Certificate or Class III-R Certificate that is in fact not permitted by this Section or for making any distributions due on such Class R Certificate or Class III-R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Securities Administrator received the documents specified in clause (iii). The Securities Administrator shall be entitled to recover from any Holder of a Class R Certificate or a Class III-R Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Class R Certificate or Class III-R Certificate. Any such distributions so recovered by the Securities Administrator shall be distributed and delivered by the Securities Administrator to the prior Holder of such Class R Certificate or Class III-R Certificate that is a Permitted Transferee.

                  (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate or Class III-R Certificate in violation of the restrictions in this Section, then the Securities Administrator shall have the right but not the obligation, without notice to the Holder of such Class R Certificate or Class III-R Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Class R Certificate or Class III-R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Securities Administrator to the previous Holder of such Class R Certificate or Class III-R Certificate that is a Permitted Transferee, except that in the event that the Securities Administrator determines that the Holder of such Class R Certificate or Class III-R Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Securities Administrator may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Securities Administrator and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate or a Class III-R Certificate as a result of its exercise of such discretion.

                  (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate or a Class III-R Certificate in violation of the restrictions in this Section, then the Securities Administrator upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of such interests to Disqualified Organizations.

                  The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Securities Administrator, in form and substance satisfactory to the Securities Administrator, (i) written notification from each Rating Agency that the removal of the restrictions on transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and
(ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC. The Holder of the Class R Certificate or Class III-R Certificate issued hereunder, while not a Disqualified Organization, is the Tax Matters Person.

                  (g) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  All Certificates surrendered for registration of transfer or exchange shall be canceled by the Securities Administrator and disposed of pursuant to its standard procedures.

                  Section 5.4 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If (i) any mutilated Certificate is surrendered to the Trustee or the Securities Administrator, or (ii) the Trustee or the Securities Administrator receives evidence to their satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee and the Securities Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a protected purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Percentage Interest. Upon the issuance of any new Certificate under this Section 5.4, the Trustee or the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any replacement Certificate issued pursuant to this Section 5.4 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost or stolen Certificate shall be found at any time.

                  Section 5.5 PERSONS DEEMED OWNERS. The Depositor, the Securities Administrator, the Master Servicer, the Trustee, any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 4.1 and Section 4.3 and for all other purposes whatsoever, and neither the Depositor, the Securities Administrator, the Master Servicer, the Trustee, nor any agent of the Depositor, the Securities Administrator, the Master Servicer or the Trustee shall be affected by notice to the contrary.

                                   ARTICLE VI
                      THE DEPOSITOR AND THE MASTER SERVICER

                  Section 6.1 LIABILITY OF THE DEPOSITOR AND THE MASTER
SERVICER.

                  The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement upon them in their respective capacities as Depositor and Master Servicer and undertaken hereunder by the Depositor and the Master Servicer herein.

                  Section 6.2 MERGER OR CONSOLIDATION OF THE DEPOSITOR OR THE MASTER SERVICER.

                  Subject to the following paragraph, the Depositor shall keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Master Servicer shall keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its formation. The Depositor and the Master Servicer each shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Loans and to perform its respective duties under this Agreement.

                  The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, the Rating Agencies' Ratings of the Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies).

                  Section 6.3 LIMITATION ON LIABILITY OF THE DEPOSITOR, THE MASTER SERVICER, THE SERVICERS, THE SECURITIES ADMINISTRATOR AND OTHERS.

                  None of the Depositor, the Master Servicer, the Securities Administrator, the Servicers or any of the directors, officers, employees or agents of the Depositor, the Master Servicer, the Securities Administrator or the Servicers shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or the Servicing Agreements, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Securities Administrator, the Servicers or any such person against any breach of warranties, representations or covenants made herein or in the Servicing Agreements, or against any specific liability imposed on the Master Servicer, the Securities Administrator or the Servicers pursuant hereto or pursuant to the Servicing Agreements, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder or under the Servicing Agreements. The Depositor, the Master Servicer, the Securities Administrator, the Servicers and any director, officer, employee or agent of the Depositor, the Master Servicer, the Securities Administrator or the Servicers may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder or under the Servicing Agreements. The Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Custodian and any director, officer, employee or agent of the Depositor, the Master Servicer, the Servicers, the Custodian or the Securities Administrator shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Certificates, any Servicing Agreement or the Cap Agreement, or any loss, liability or expense incurred by any of such Persons other than by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder. None of the Depositor, the Master Servicer, the Securities Administrator, the Custodian or any Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement, the Custodial Agreement, the applicable Servicing Agreement or the Cap Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor, the Master Servicer, the Custodian and the Securities Administrator may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer, the Custodian, the Servicers and the Securities Administrator shall be entitled to be reimbursed therefor from the related Distribution Account as and to the extent provided in Article III, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the related Distribution Account.

                  Section 6.4 LIMITATION ON RESIGNATION OF THE MASTER SERVICER.

                  The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the Rating Agencies. No resignation of the Master Servicer shall become effective until the Trustee or a successor Master Servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

                  Section 6.5 ASSIGNMENT OF MASTER SERVICING.

                  The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $15,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an officer's certificate and an Opinion of Independent counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

                  Section 6.6 RIGHTS OF THE DEPOSITOR IN RESPECT OF THE MASTER SERVICER.

                  The Master Servicer shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer in respect of the Master Servicer's rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish to the Depositor and the Trustee the most recent financial statements of its parent and such other information relating to the Master Servicer's capacity to perform its obligations under this Agreement as it possesses. To the extent such information is not otherwise available to the public, the Depositor and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer's written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee or the Trust, and in any case, the Depositor or the Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this

Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

                  Section 6.7 DUTIES OF THE CREDIT RISK MANAGER.

                  For and on behalf of the Depositor, pursuant to the Credit Risk Management Agreements the Credit Risk Manager will provide reports and recommendations concerning certain delinquent and defaulted Loans, and as to the collection of any Prepayment Charges with respect to the Group III Loans. Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the related Credit Risk Management Agreement, and the Credit Risk Manager shall look solely to the related Servicer for all information and data (including loss and delinquency information and data) relating to the servicing of the related Loans. Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Depositor shall give written notice thereof to the Servicers, the Master Servicer, the Trustee and each Rating Agency. Notwithstanding the foregoing, the termination of the Credit Risk Manager pursuant to this Section shall not become effective until the appointment of a successor Credit Risk Manager.

                  Section 6.8 LIMITATION UPON LIABILITY OF THE CREDIT RISK MANAGER.

                  Neither the Credit Risk Manager, nor any of its directors, officers, employees, or agents shall be under any liability to the Trustee, the Certificateholders, or the Depositor for any action taken or for refraining from the taking of any action made in good faith pursuant to this Agreement, in reliance upon information provided by a Servicer under a Credit Risk Management Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance or bad faith in its performance of its duties. The Credit Risk Manager and any director, officer, employee, or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by a Servicer pursuant to a Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

                  Section 6.9 REMOVAL OF THE CREDIT RISK MANAGER.

                  The Credit Risk Manager may be removed as Credit Risk Manager by Certificateholders evidencing, in aggregate, not less than 66 2/3% of the aggregate Percentage Interests of all Classes of Certificates, in the exercise of its or their sole discretion. The Certificateholders shall provide written notice of the Credit Risk Manager's removal to the Trustee. Upon receipt of such notice, the Trustee shall provide written notice to the Credit Risk

Manager of its removal, which shall be effective upon receipt of such notice by the Credit Risk Manager.

                                  ARTICLE VII
                                     DEFAULT

                  Section 7.1 MASTER SERVICER EVENTS OF DEFAULT.

                  (A) "Master Servicer Event of Default," wherever used herein, means any one of the following events:

                        (i) [Reserved];

                        (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement with respect to a Loan Group, or the breach by the Master Servicer of any representation and warranty contained in Section 2.5, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee or to the Master Servicer, the Depositor and the Trustee by the Holders of the related Certificates evidencing, in aggregate, not less than 25% of the Aggregate Certificate Principal Balance of the Certificates; or

                        (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

                        (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                        (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                        (vi) any failure of the Master Servicer to make any Advance on any Distribution Account Deposit Date with respect to a Loan Group required to be made from its own funds pursuant to Section 4.9 which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the Distribution Account Deposit Date.

                  If a Master Servicer Event of Default described in clauses
(ii) through (v) of this Section shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates evidencing, in aggregate, not less than 51% of the Aggregate Certificate Principal Balance of the Certificates, the Trustee shall, by notice in writing to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor) with a copy to each Rating Agency, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Loans and the proceeds thereof. Except as otherwise provided in Section 7.4, if a Master Servicer Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice in writing to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement and in and to the Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans and related documents, or otherwise. The Master Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.3, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 7.1, the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Default is received by the Trustee at its Corporate Trust Office and such notice references the Certificates, the Trust or this Agreement. The Trustee shall promptly notify the Rating Agencies of the occurrence of a Master Servicer Event of Default of which it has knowledge as provided above.

                  Section 7.2 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

                  On and after the time the Master Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Trustee (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.3 and the obligation to deposit amounts in respect of losses pursuant to Section 3.23(c)) by the terms and provisions hereof including, without limitation, the Master Servicer's obligations to make Advances no later than each Distribution Date pursuant to Section 4.9; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make Advances pursuant to Section 4.9; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 7.1 shall not be considered a default by the Trustee as successor to the Master Servicer hereunder. As compensation therefor, the Trustee shall be entitled to the Master Servicing Fee and all funds relating to the Loans, investment earnings on the related Distribution Account and all other remuneration to which the Master Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above and subject to the immediately following paragraph, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans or if the Holders of Certificates evidencing, in aggregate, not less than 51% of Certificates, so request in writing promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency and having a net worth of not less than $15,000,000, as the successor to the Master Servicer under this Agreement in the assumption of the responsibilities, duties or liabilities of the Master Servicer under this Agreement.

                  No appointment of a successor to the Master Servicer under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of that permitted the Master Servicer as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer under this Agreement, the Trustee shall act in such capacity as hereinabove provided. The transition costs and expenses incurred by the Trustee in connection with the replacement of the Master Servicer shall be reimbursed out of the Trust.

                  Section 7.3 NOTIFICATION TO CERTIFICATEHOLDERS.

                      (a) Upon any termination of the Master Servicer pursuant to Section 7.1 or any appointment of a successor to the Master Servicer pursuant to Section 7.2, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

                      (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a

         Master Servicer Event of Default or five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Master Servicer Event of Default shall have been cured or waived.

                  Section 7.4 WAIVER OF MASTER SERVICER EVENTS OF DEFAULT.

                  The Holders evidencing, in aggregate, not less than 66-2/3% of the aggregate Percentage Interests of all Certificates affected by any default or Master Servicer Event of Default hereunder may waive such default or Master Servicer Event of Default; PROVIDED, HOWEVER, that a default or Master Servicer Event of Default under clause (vi) of Section 7.1 may be waived only by all of the Holders of the related Regular Interest Certificates. Upon any such waiver of a default or Master Servicer Event of Default, such default or Master Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

             CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

                  Section 8.1 DUTIES OF TRUSTEE AND SECURITIES ADMINISTRATOR.

                  The Trustee, prior to the occurrence of a Master Servicer Event of Default and after the curing or waiver of all Master Servicer Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. During the continuance of a Master Servicer Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

                  Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement. If any such instrument is found not to conform on its face to the requirements of this Agreement, the Trustee or the Securities Administrator, as the case may be, shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Securities Administrator shall provide notice to the Trustee thereof and the Trustee shall provide notice to the Certificateholders.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; PROVIDED, HOWEVER, that:

                        (i) Prior to the occurrence of a Master Servicer Event of Default, and after the curing or waiver of all such Master Servicer Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, that conform to the requirements of this Agreement;

                        (ii) Neither the Trustee nor the Securities
         Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer or officers of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts; and

                        (iii) Neither the Trustee nor the Securities
         Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing, in aggregate, not less than 25% (or other percentage specified in this Agreement) of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator or exercising any trust or power conferred upon the Trustee or the Securities Administrator under this Agreement.

                        Section 8.2 CERTAIN MATTERS AFFECTING TRUSTEE AND SECURITIES ADMINISTRATOR.

                  (a)  Except as otherwise provided in Section 8.1:

                        (i) The Trustee and the Securities Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                        (ii) The Trustee and the Securities Administrator may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                        (iii) Neither the Trustee nor the Securities
         Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as the case may be, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                        (iv) Neither the Trustee nor the Securities
         Administrator shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                        (v) Prior to the occurrence of a Master Servicer Event of Default hereunder and after the curing or waiver of all Master Servicer Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates evidencing, in aggregate, not less than 25% of the aggregate Certificate Prinicpal Balance of the Certificates; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator by such Certificateholders, the Trustee or the Securities Administrator, as applicable, may require reasonable indemnity satisfactory to it against such expense, or liability from such Certificateholders as a condition to taking any such action;

                        (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                        (vii) The Securities Administrator shall not be liable for any loss resulting from the investment of funds held in a Distribution Account at the direction of the Master Servicer pursuant to Section 3.23(c);

                        (viii)Neither the Trustee nor the Securities
         Administrator shall be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                        (ix) The Trustee shall not be deemed to have notice of any default or Master Servicer Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Certificates and this Agreement; and

                        (x) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each agent, custodian and other Person employed to act hereunder.

                  (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

                  Section 8.3 TRUSTEE AND SECURITIES ADMINISTRATOR NOT LIABLE FOR CERTIFICATES OR LOANS.

                  The recitals contained herein and in the Certificates (other than the signature of the Securities Administrator, the authentication of the Securities Administrator on the Certificates, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee in
Section 8.12) shall be taken as the statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.12), the Cap Agreement or of the Certificates (other than the signature of the Securities Administrator and authentication of the Securities Administrator on the Certificates) or of any Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Loans or deposited in or withdrawn from the related Distribution Account.

                  Section 8.4 TRUSTEE AND SECURITIES ADMINISTRATOR MAY OWN CERTIFICATES.

                  Each of the Trustee and the Securities Administrator in its individual capacity or any other capacity may become the owner or pledgee of Certificates and may transact business with other interested parties and their Affiliates with the same rights it would have if it were not Trustee or the Securities Administrator.

                  Section 8.5 FEES AND EXPENSES OF TRUSTEE AND SECURITIES ADMINISTRATOR.

                  The fees of the Trustee and the Securities Administrator hereunder and of Wells Fargo under the Custodial Agreement shall be paid in accordance with a side letter agreement with the Master Servicer and at the sole expense of the Master Servicer. In addition, the Trustee, the Securities Administrator, the Custodian and any director, officer, employee or agent of the Trustee, the Securities Administrator and the Custodian shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees and expenses) incurred by the Trustee or the Securities Administrator in connection with any default administration to be performed by the Trustee or the Securities Administrator pursuant to this

Agreement or other agreements related hereto (including the Cap Agreement) and any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its respective obligations and duties under this Agreement, including other agreements related hereto, other than any loss, liability or expense (i) for which the Trustee is indemnified by the Master Servicer, (ii) that constitutes a specific liability of the Trustee or the Securities Administrator, respectively, pursuant to Section 10.1(g) or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder by reason of reckless disregard of obligations and duties hereunder. The Master Servicer agrees to indemnify the Trustee, from, and hold the Trustee harmless against, any loss, liability or expense (including reasonable attorney's fees and expenses) incurred by the Trustee by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or by reason of the Master Servicer's reckless disregard of its obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Master Servicer or the Trustee. Any payment hereunder made by the Master Servicer to the Trustee shall be from the Master Servicer's own funds, without reimbursement from REMIC I or REMIC III therefor.

                  Section 8.6 ELIGIBILITY REQUIREMENTS FOR TRUSTEE AND SECURITIES ADMINISTRATOR.

                  The Trustee and the Securities Administrator shall at all times be a corporation or an association (other than the Depositor, the Seller, the Master Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 (or a member of a bank holding company whose capital and surplus is at least $50,000,000) and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee or the Securities Administrator, as applicable, shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Securities Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.7.

                  Section 8.7 RESIGNATION AND REMOVAL OF TRUSTEE AND SECURITIES ADMINISTRATOR.

                  The Trustee and the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, to the Master Servicer, to the Securities Administrator (or the Trustee, if the Securities Administrator resigns) and to the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor securities administrator by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Securities Administrator, as applicable, and to the successor trustee or successor securities administrator, as applicable. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer by the Depositor. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator, as the case may be, may, at the expense of the Trust Fund, petition any court of competent jurisdiction for the appointment of a successor trustee, successor securities administrator, Trustee or Securities Administrator, as applicable.

                  If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 8.6 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Securities Administrator, as applicable and appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in duplicate, which instrument shall be delivered to the Trustee or the Securities Administrator so removed and to the successor trustee or successor securities administrator. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer by the Depositor.

                  The Holders of Certificates evidencing, in aggregate, not less than 51% of the Certificates, may at any time remove the Trustee or the Securities Administrator and appoint a successor trustee or successor securities administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or the Securities Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Trustee (in the case of the removal of the Securities Administrator), the Securities Administrator (in the case of the removal of the Trustee) and the Master Servicer by the Depositor. All costs and expenses incurred by the Trustee in connection with its removal without cause hereunder shall be reimbursed to it by the Trust Fund.

                  Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee or successor securities administrator, as applicable, as provided in Section 8.8.

                  Notwithstanding anything to the contrary contained herein, the Master Servicer and the Securities Administrator shall at all times be the same Person.

                  Section 8.8 SUCCESSOR TRUSTEE OR SECURITIES ADMINISTRATOR.

                  Any successor trustee or successor securities administrator appointed as provided in Section 8.7 shall execute, acknowledge and deliver to the Depositor and its predecessor trustee or predecessor securities administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator shall become effective and such successor trustee or successor securities administrator without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or securities administrator herein. The predecessor trustee or predecessor securities administrator shall deliver to the successor trustee or successor securities administrator all Loan Documents and related documents and statements to the extent held by it hereunder, as well as all moneys, held by it hereunder, and the Depositor and the predecessor trustee or predecessor securities administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor securities administrator all such rights, powers, duties and obligations.

                  No successor trustee or successor securities administrator shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee or successor securities administrator shall be eligible under the provisions of Section 8.6 and the appointment of such successor trustee or successor securities administrator shall not result in a downgrading of any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency.

                  Upon acceptance of appointment by a successor trustee or successor securities administrator as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of the related Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee or successor securities administrator, the successor trustee or successor securities administrator shall cause such notice to be mailed at the expense of the Depositor.

                  Section 8.9 MERGER OR CONSOLIDATION OF TRUSTEE OR SECURITIES ADMINISTRATOR.

                  Any corporation or association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation or association succeeding to the business of the Trustee or the Securities Administrator shall be the successor of the Trustee or the Securities Administrator hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 8.10 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

                  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC I or REMIC III or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, and to vest in such Person or Persons, in such capacity, and for the benefit of the Holders of the Certificates, such title to REMIC I or REMIC III, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.6 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.8 hereof.

                  In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to a defaulting Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I or REMIC III or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or co-trustee.

                  Section 8.11 APPOINTMENT OF OFFICE OR AGENCY.

                  The Securities Administrator shall appoint an office or agency in the City of Minneapolis located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution and where notices and demands to or upon the Securities Administrator in respect of the Certificates and this Agreement may be served.

                  Section 8.12 REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE.

                  The Trustee hereby represents and warrants to the Master Servicer, the Securities Administrator and the Depositor as applicable, as of the Closing Date, that:

                        (i) It is a New York banking corporation duly organized, validly existing and in good standing under the laws of the United States of America.

                        (ii) The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its articles of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                        (iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                        (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                        (v) It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of it to perform its obligations under this Agreement or its financial condition.

                        (vi) No litigation is pending or, to the best of its knowledge, threatened against it, which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Agreement or its financial condition.

                                   ARTICLE IX
                                   TERMINATION

                  Section 9.1 TERMINATION UPON PURCHASE OR LIQUIDATION OF THE GROUP I AND GROUP II LOANS.

                        (a) Subject to Section 9.2, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Securities Administrator and the Trustee (other than the obligations of the Master Servicer to the Securities Administrator and the Trustee pursuant to Section 8.5 and of the Master Servicer to pay Compensating Interest and the obligation of the Securities Administrator to make payments in respect of REMIC I Regular Interests or the Classes of Certificates relating to the Group I Loans and Group II Loans as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of
         (i) the purchase by the Group I/II Terminator (as defined below) of all Group I Loans and Group II Loans and each REO Property remaining in REMIC I and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. The purchase by the Group I/II Terminator of all Loans and each REO Property remaining in REMIC I shall be at a price (the "Group I/II Termination Price") equal to the sum of (i) the aggregate Purchase Price of all the Loans included in REMIC I, plus the fair market value of each REO Property, if any, included in REMIC I, such valuation to be conducted by an appraiser mutually agreed upon by the Group I/II Terminator and the Securities Administrator in their reasonable discretion plus (ii) any amounts due the Servicers and the Master Servicer in respect of unpaid Servicing Fees, Master Servicing Fees and outstanding Advances and Servicing Advances.

                        (b) The Master Servicer shall have the right (the party exercising such right, the "Group I/II Terminator"), to purchase all of the Group I Loans and Group II Loans and each REO Property remaining in REMIC I pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Group I Senior, Group II Senior and Group I/II Subordinate Certificates will be retired; provided, however, that the Group I/II Terminator may elect to purchase all of the Loans and each REO Property remaining in REMIC I pursuant to clause (i) above only if the aggregate Scheduled Principal Balance of the Group I Loans, Group II Loans and each REO Property related to the Group I Loans and Group II Loans remaining in REMIC I at the time of such election is reduced to less than 10% of the aggregate Scheduled Principal Balance of the Group I Loans and Group II Loans as of the Cut-Off Date.

                        (c) Notice of the liquidation of the Group I Senior, Group II Senior and Group I/II Subordinate Certificates shall be given promptly by the Securities Administrator by letter to the related Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Group I Loans and Group II Loans and each REO Property related to the Group I Loans and II Loans by the Group I/II Terminator, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Group I Senior, Group II Senior and Group I/II Subordinate Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which REMIC I and REMIC II will terminate and the final payment in respect of REMIC I Regular Interests or the Group I Senior, Group II Senior or Group I/II Subordinate Certificates will be made upon presentation and surrender of the related Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of REMIC I Regular Interests or Group I Senior, Group II Senior or Group I/II Subordinate Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator. In the event such notice is given in connection with the purchase of all of the Loans and each REO Property remaining in REMIC I by the Group I/II Terminator, the Group I/II Terminator shall deliver to the Securities Administrator for deposit in the related Distribution Account not later than the last Business Day of the month next preceding the month of the final distribution on the Group I Senior, Group II Senior or Group I/II Subordinate Certificates an amount in immediately available funds equal to the above-described Group I/II Termination Price. The Securities Administrator shall remit (a) to the Master Servicer from such funds deposited in the related Distribution Account (i) any amounts which the Master Servicer notifies it in writing that the Master Servicer would be permitted to withdraw and retain from the related Distribution Account pursuant to Section 3.24 and (ii) any other amounts otherwise payable by the Securities Administrator to the Master Servicer from amounts on deposit in the related Distribution Account pursuant to the terms of this Agreement and notified by the Master Servicer in writing and (b) to the Servicers, any amounts reimbursable to the Servicers pursuant to the Servicing Agreements, in each case prior to making any final distributions pursuant to Section 9.1(d) below. Upon certification to the Trustee and the Securities Administrator by a Servicing Officer of the making of such final deposit, the Trustee shall promptly release to the Group I/II Terminator the Mortgage Files for the remaining Group I Loans and Group II Loans, and the Trustee shall execute all assignments, endorsements and other instruments provided to it and reasonably necessary to effectuate such transfer in each case without recourse, representation or warranty.

                        (d) Upon presentation of the Group I Senior, Group II Senior and Group I/II Subordinate Certificates by the related Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Group I Senior,

         Group II Senior and Group I/II Subordinate Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.1 in respect of the Group I Senior, Group II Senior and Group I/II Subordinate Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of the Group I Senior, Group II Senior and Group I/II Subordinate Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Group I Senior, Group II Senior or Group I/II Subordinate Certificates as to which notice has been given pursuant to this Section 9.1 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.1. Any such amounts held in trust by the Securities Administrator shall be held in an Eligible Account and the Securities Administrator may direct any depository institution maintaining such account to invest the funds in one or more Eligible Investments. All income and gain realized from the investment of funds deposited in such accounts held in trust by the Securities Administrator shall be for the benefit of the Securities Administrator; provided, however, that the Securities Administrator shall deposit in such account the amount of any loss of principal incurred in respect of any such Eligible Investment made with funds in such accounts immediately upon the realization of such loss.

                  Immediately following the deposit of funds in trust hereunder in respect of the Group I Senior, Group II Senior and Group I/II Subordinate Certificates, REMIC I and REMIC II shall terminate.

                  Section 9.2 ADDITIONAL TERMINATION REQUIREMENTS WITH RESPECT TO THE GROUP I LOANS AND GROUP II LOANS:

                        (a) In the event that the Group I/II Terminator purchases all the Group I Loans and Group II Loans and each related REO Property or the final payment on or other liquidation of the last Loan or REO Property remaining in REMIC I pursuant to Section 9.1,

         REMIC I and REMIC II shall be terminated in accordance with the following additional requirements:

                           (i) The Securities Administrator shall specify the
            first day in the 90-day liquidation period in a statement attached to each of REMIC I and REMIC II's final tax returns pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained by and at the expense of the Terminator;

                           (ii) During such 90-day liquidation period and, at or
            prior to the time of making of the final payment on the Certificates, the Securities Administrator shall sell all of the assets of REMIC I to the Group I/II Terminator for cash; and

                           (iii) At the time of the making of the final payment
            on the Group I Senior, Group II Senior and Group I/II Subordinate Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R Certificates all cash on hand in the Trust Fund relating to the Group I Loans and the Group II Loans (other than cash retained to meet claims), and REMIC I and REMIC II shall terminate at that time.

                        (b) At the expense of the requesting Group I/II Terminator (or, if REMIC I and REMIC II are being terminated as a result of the occurrence of the event described in the first clause
         (ii) of the first paragraph of Section 9.1, at the expense of the Trust
         Fund), the Group I/II Terminator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of REMIC I and REMIC II pursuant to this Section 9.2.

                        (c) By their acceptance of the Group I Senior, Group II Senior and Group I/II Subordinate Certificates, the Holders thereof hereby agree to authorize the Securities Administrator to specify the 90-day liquidation period for each of REMIC I and REMIC II, which authorization shall be binding upon all successor Certificateholders.

                        Section 9.3 TERMINATION UPON PURCHASE OR LIQUIDATION OF THE GROUP III LOANS.

                        (a) Subject to Section 9.4, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Securities Administrator and the Trustee (other than the obligations of the Master Servicer to the Securities Administrator and the Trustee pursuant to Section 8.5 and of the Master Servicer to pay Compensating Interest and the obligation of the Securities Administrator to make payments in respect of REMIC III Regular Interests or the Classes of Certificates relating to the Group III Loans as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Group III Terminator (as defined below) of all Group III Loans and each REO Property remaining in REMIC III and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Loan or REO Property remaining in REMIC III; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. The purchase by the Group III Terminator of all Loans and each REO Property remaining in REMIC III shall be at a price (the "Group III Termination Price") equal to the sum of (i) the aggregate Purchase Price of all the Loans included in REMIC III, plus the fair market value of each REO Property, if any, included in REMIC III, such valuation to be conducted by an appraiser mutually agreed upon by the Group III Terminator and the Securities Administrator in their reasonable discretion plus (ii) any amounts due the Servicers and the Master Servicer in respect of unpaid Servicing Fees, Master Servicing Fees and outstanding Advances and Servicing Advances.

                        (b) The Master Servicer shall have the right (the party exercising such right, the "Group III Terminator"), to purchase all of the Group III Loans and each related REO Property remaining in REMIC III pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Group III Certificates will be retired; provided, however, that the Group III Terminator may elect to purchase all of the Loans and each REO Property remaining in REMIC III pursuant to clause
         (i) above only if the aggregate Scheduled Principal Balance of the Group III Loans and each related REO Property remaining in REMIC III at the time of such election is reduced to less than 10% of the aggregate Scheduled Principal Balance of the Group III Loans as of the Cut-Off Date.

                        (c) Notice of the liquidation of the Group III Certificates shall be given promptly by the Securities Administrator by letter to the related Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Group III Loans and each related REO Property by the Group III Terminator, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Group III Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which REMIC III, REMIC IV and REMIC V will terminate and the final payment in respect of REMIC III Regular Interests or the Group III Certificates will be made upon presentation and surrender of the related Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of REMIC III Regular Interests or Group III Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Group III

         Certificates at the office of the Securities Administrator. In the event such notice is given in connection with the purchase of all of the Loans and each REO Property remaining in REMIC III by the Group III Terminator, the Group III Terminator shall deliver to the Securities Administrator for deposit in the related Distribution Account not later than the last Business Day of the month next preceding the month of the final distribution on the Group III Certificates an amount in immediately available funds equal to the above-described Group III Termination Price. The Securities Administrator shall remit (a) to the Master Servicer from such funds deposited in the related Distribution Account (i) any amounts which the Master Servicer notifies it in writing that the Master Servicer would be permitted to withdraw and retain from the related Distribution Account pursuant to Section 3.24 and (ii) any other amounts otherwise payable by the Securities Administrator to the Master Servicer from amounts on deposit in the related Distribution Account pursuant to the terms of this Agreement and notified by the Master Servicer in writing and (b) to the Servicers, any amounts reimbursable to the Servicers pursuant to the Servicing Agreements, in each case prior to making any final distributions pursuant to Section 9.3(d) below. Upon certification to the Trustee and the Securities Administrator by a Servicing Officer of the making of such final deposit, the Trustee shall promptly release to the Group III Terminator the Mortgage Files for the remaining Group III Loans, and the Trustee shall execute all assignments, endorsements and other instruments provided to it and reasonably necessary to effectuate such transfer in each case without recourse, representation or warranty.

                        (d) Upon presentation of the Group III Certificates by the related Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each such Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.3 in respect of the Group III Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of the Group III Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Group III Certificates as to which notice has been given pursuant to this Section 9.3 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.3. Any such amounts held in trust by the Securities Administrator shall be held in an Eligible Account and the Securities Administrator may direct any depository institution maintaining such account to invest the funds in one or more Eligible Investments. All income and gain realized from the investment of funds deposited in such accounts held in trust by the Securities Administrator shall be for the benefit of the Securities Administrator; provided, however, that the Securities Administrator shall deposit in such account the amount of any loss of principal incurred in respect of any such Eligible Investment made with funds in such accounts immediately upon the realization of such loss.

                  Immediately following the deposit of funds in trust hereunder in respect of the Group III Certificates, REMIC III, REMIC IV and REMIC V shall terminate.

                  Section 9.4 ADDITIONAL TERMINATION REQUIREMENTS WITH RESPECT TO THE GROUP III LOANS.

                        (a) In the event that the Group III Terminator purchases all the Group III Loans and each related REO Property or the final payment on or other liquidation of the last Loan or REO Property remaining in REMIC III pursuant to Section 9.3, REMIC III, REMIC IV and REMIC V shall be terminated in accordance with the following additional requirements:

                           (i) The Securities Administrator shall specify the
            first day in the 90-day liquidation period in a statement attached to each of REMIC III, REMIC IV and REMIC V's final tax returns pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained by and at the expense of the Group III Terminator;

                           (ii) During such 90-day liquidation period and, at or
            prior to the time of making of the final payment on the Group III Certificates, the Securities Administrator shall sell all of the assets of REMIC III to the Group III Terminator for cash; and

                           (iii) At the time of the making of the final payment
            on the Group III Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class III-R Certificates all cash on hand in the Trust Fund relating to the Group III Loans (other than cash retained to meet claims), and REMIC III, REMIC IV and REMIC V shall terminate at that time.

                        (b) At the expense of the requesting Terminator (or, if REMIC III, REMIC IV and REMIC V are being terminated as a result of the occurrence of the event described in the first clause (ii) of the first paragraph of Section 9.3, at the expense of the Trust Fund), the Group III Terminator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each of REMIC III, REMIC IV and REMIC V pursuant to this Section 9.4.

                        (c) By their acceptance of the Group III Certificates, the Holders thereof hereby agree to authorize the Securities Administrator to specify the 90-day liquidation period for each of REMIC III, REMIC IV and REMIC V, which authorization shall be binding upon all successor Certificateholders.

                                   ARTICLE X
                                REMIC PROVISIONS

                  Section 10.1 REMIC ADMINISTRATION.

                        (a) The Trustee shall elect to treat each REMIC as a REMIC under the Code and, if necessary, under applicable state law and as instructed by the Securities Administrator. Each such election shall be made by the Securities Administrator on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of REMIC I, the REMIC I Regular Interests shall be designated as the Regular Interests in REMIC I and Component R-1 shall be designated as the Residual Interest in REMIC I. The Class I-A-1, Class I-A-X, Class I-A-PO, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-X, Class II-A-PO, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates shall be designated as the Regular Interests in REMIC II and Component R-2 shall be designated as the Residual Interest in REMIC II. The REMIC III Regular Interests shall be designated as the Regular Interests in REMIC III and Component R-3 shall be designated as the Residual Interest in REMIC III. The REMIC IV Regular Interests shall be designated as the Regular Interests in REMIC IV and Component R-4 shall be designated as the Residual Interest in REMIC IV. The Group III Senior and the Group III Mezzanine Certificates (exclusive of any right of the Group III Senior and Group III Mezzanine Certificates to receive payment from the Reserve Fund), and the Class III-CE and the Class III-P Certificates shall be designated as the Regular Interests in REMIC V and Component R-5 shall be designated as the Residual Interest in REMIC V. The Trustee shall not permit the creation of any "interests" in each Trust REMIC (within the meaning of Section 860G of the Code) other than the REMIC I Regular Interests, REMIC III Regular Interests, REMIC IV Regular Interests and the interests represented by the Certificates.

                        (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of Section 860G(a)(9) of the Code.

                        (c) The Securities Administrator shall be reimbursed for any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to each REMIC that involve the Internal Revenue Service or state tax authorities), including the expense of obtaining any tax related Opinion of Counsel except as specified herein. The Securities Administrator, as agent for each REMIC's tax matters person shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any REMIC and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The holder of the largest Percentage Interest of each Class of Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of the related REMIC created hereunder. By their acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Securities Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

                        (d) The Securities Administrator shall prepare and file and the Trustee shall sign all of the Tax Returns in respect of each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Securities Administrator without any right of reimbursement therefor.

                        (e) The Securities Administrator shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Securities Administrator shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee upon receipt of additional reasonable compensation, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who shall serve as the representative of each REMIC. The Depositor shall provide or cause to be provided to the Securities Administrator, within ten (10) days after the Closing Date, all information or data that the Securities Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

                        (f) To the extent in the control of the Trustee or the Securities Administrator, each such Person (i) shall take such action and shall cause each REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions, (ii) shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (A) endanger the status of each REMIC as a REMIC or (B) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless such action or inaction is permitted under this Agreement or the Trustee and the Securities Administrator have received an Opinion of Counsel, addressed to them (at the expense of the party seeking to take such action but in no event at the expense of the Trustee or the Securities Administrator) to the effect that the contemplated action will not, with respect to any REMIC, endanger such status or result in the imposition of such a tax, nor (iii) shall the Securities Administrator take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Securities Administrator may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel. In addition, prior to taking any action with respect to any REMIC or the respective assets of each, or causing any REMIC to take any action, which is not contemplated under the terms of this Agreement, the Securities Administrator shall consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and the Securities Administrator shall not take any such action or cause any REMIC to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee.

                        (g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 10.3 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (ii) to the Securities Administrator pursuant to Section 10.3 hereof, if such tax arises out of or results from a breach by the Securities Administrator of any of its obligations under this Article X, (iii) to the Master Servicer pursuant to Section
         10.3 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or under this Article X, or (iv) against amounts on deposit in the related Distribution Account and shall be paid by withdrawal therefrom.

                        (h) The Trustee and the Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

                        (i) Following the Startup Day, the Trustee shall not accept any contributions of assets to any REMIC other than in connection with any Substitute Loan delivered in accordance with
         Section 2.3 unless it shall have received an Opinion of Counsel addressed to it to the effect that the inclusion of such assets in the Trust Fund will not cause the related REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such related REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                        (j) Neither the Trustee nor the Securities Administrator shall knowingly enter into any arrangement by which any REMIC will receive a fee or other compensation for services nor permit any REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                        (k) The Securities Administrator shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC. In connection with the foregoing, the Securities Administrator shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of Regular Interests in each REMIC as required by IRS Form 8811.

                  Section 10.2 PROHIBITED TRANSACTIONS AND ACTIVITIES.

                  None of the Depositor, the Securities Administrator, the Master Servicer or the Trustee shall sell, dispose of or substitute for any of the Loans (except in connection with (i) the foreclosure of a Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I or REMIC III, (iii) the termination of REMIC I or REMIC III pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Loans pursuant to Article II of this Agreement), nor acquire any assets for any REMIC (other than REO Property acquired in respect of a defaulted
Loan), nor sell or dispose of any investments in the related Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date (other than a Substitute Loan delivered in accordance with Section 2.3), unless it has received an Opinion of Counsel, addressed to the Trustee and the Trustee (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any REMIC as a REMIC or (b) cause any REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

                  Section 10.3 INDEMNIFICATION.

                        (a) The Trustee agrees to be liable for any taxes and costs incurred by the Trust Fund, the Depositor, the Securities Administrator or the Master Servicer including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor, the Securities Administrator or the Master Servicer as a result of the Trustee's failure to perform its covenants set forth in this Article X in accordance with the standard of care of the Trustee set forth in this Agreement.

                        (b) The Master Servicer agrees to indemnify the Trust Fund, the Depositor and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the

         Trustee, as a result of the Master Servicer's failure to perform its covenants set forth in Article III in accordance with the standard of care of the Master Servicer set forth in this Agreement.

                        (c) The Securities Administrator agrees to be liable for any taxes and costs incurred by the Trust Fund, the Depositor or the Trustee including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee as a result of the Securities Administrator's failure to perform its covenants set forth in this Article X in accordance with the standard of care of the Securities Administrator set forth in this Agreement.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

                  Section 11.1 AMENDMENT. This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, without the consent of any of the Certificateholders, (a) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement, (b) to modify, eliminate or add to any provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as three REMICs at all times that any Certificates are outstanding, provided, that such action shall not, as evidenced by an Opinion of Counsel addressed to the Trustee and delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

                  This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates evidencing, in aggregate, not less than 66-2/3% of the Trust Fund for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, payments received on Loans which are required to be distributed in respect of any Certificate without the consent of the Holder of such Certificate; (b) adversely affect in any material respect the interest of the Holders of the Group I Senior (other than the Class R Certificates), Group II Senior or Group III Senior Certificates in a manner other than as described in (a) above without the consent of the Holders of such Group I Senior (other than the Class R Certificates), Group II Senior or Group III Senior Certificates aggregating not less than 66-2/3% of the aggregate Percentage Interest evidenced by all Group I Senior (other than the Class R Certificates), Group II Senior and Group III Senior Certificates; (c) adversely affect in any material respect the interest of the Holders of the Group I/II Subordinate Certificates or Group III Subordinate Certificates in a manner other than as described in clause (a) above without the consent of the Holders of Group I/II Subordinate Certficates or Group III Subordinate Certificates aggregating not less than 66-2/3% of the aggregate Percentage Interest evidenced by all Group I/II Subordinate Certificates and Group III Subordinate Certificates; (d) adversely affect in any material respect the interest of the Class R Certificateholder or the Class III-R Certificateholder without the consent of the Holder of the Class R Certificates or the Class III-R Certificates; (e) change in any material respect the rights and obligations of the Master Servicer or successor Master Servicer under this Agreement without the prior written consent of such party; or (f) reduce the aforesaid percentage of the Certificates the Holders of which are required to consent to any such amendments without the consent of the Holders of all Certificates then outstanding; provided, that for the purposes of this Agreement, the Holder of the Class R Certificate or the Class III-R Certificate shall have no right to vote at all times that any Group I Senior (other than the Class R Certificates), Group II Senior, Group III Senior, Group I/II Subordinate or Group III Subordinate Certificates are outstanding if such amendment relates to the modification, elimination or addition of any provision necessary to maintain the qualification of the Trust Fund as five REMICs. Without limiting the generality of the foregoing, any amendment to this Agreement required in connection with the compliance with or the clarification of any reporting obligations described in Section 3.18 hereof shall not require the consent of any Certificateholder or any Opinion of Counsel or Rating Agency confirmation.

                  Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel addressed to it to the effect that such amendment will not cause any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V of the Trust Fund to fail to qualify as a REMIC at any time that any REMIC Regular Interests or Regular Interest Certificates are outstanding.

                  As soon as practicable after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and Rating Agency.

                  It shall not be necessary for the consent of the Certificateholders under this Section 11.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel addressed to it stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

                  Section 11.2 RECORDATION OF AGREEMENT; COUNTERPARTS. To the extent permitted by applicable law, this Agreement (or an abstract hereof, if acceptable by the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at the expense of the Certificateholders, but only after the Depositor has delivered to the Trustee an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 11.3 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  Except as otherwise expressly provided herein no Certificateholder, solely by virtue of its status as Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless all of the Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.3, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  Section 11.4 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES OTHER THAN 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 11.5 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (a) in the case of the Depositor, to 60 Wall Street, New York, New York 10005, Attention: Deutsche Mortgage Securities, Inc., Mortgage Loan Trust, Series 2004-1, (telecopy number:(212) 250-2500, or such other address or telecopy number as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Depositor, (b) in the case of the Master Servicer and the Securities Administrator, P.O. Box 98, Columbia, Maryland 21046 and for overnight delivery to 9062 Old Annapolis Road, Columbia, Maryland 21045,
Attention: Deutsche Mortgage Securities, Inc., 2004-1 (telecopy number: (410) 715-2380), or such other address or telecopy number as may hereafter be furnished to the Trustee and the Depositor in writing by the Master Servicer or the Securities Administrator, and (c) in the case of the Trustee, at the Corporate Trust Office or such other address or telecopy number as the Trustee may hereafter be furnish to the Master Servicer and the Depositor in writing by the Trustee. Any notice required or permitted to be given to a Certificateholder shall be given by first Class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

                  Section 11.6 SEVERABILITY OF PROVISIONS.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  Section 11.7 NOTICE TO RATING AGENCIES.

                  The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which it has actual knowledge:

                  1.       Any material change or amendment to this Agreement;

                  2. The occurrence of any Master Servicer Event of Default that has not been cured or waived;

                  3. The resignation or termination of the Master Servicer or the Trustee;

                  4. The repurchase or substitution of Loans pursuant to or as contemplated by Section 2.3;

                  5. The final payment to the Holders of any Class of Certificates;

                  6. Any change in the location of either Distribution Account; and

                  7. Any event that would result in the inability of the Trustee to make advances regarding delinquent Loans pursuant to Section 7.2.

                  The Master Servicer shall make available to each Rating Agency copies of the following:

                  1.       Each annual statement as to compliance described in
                           Section 3.16; and

                  2. Each annual independent public accountants' servicing report described in Section 3.17.

                  Any such notice pursuant to this Section 11.7 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first Class mail, postage prepaid, or by express delivery service to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041 and to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

                  Section  11.8 ARTICLE AND SECTION REFERENCES.

                  All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

                  Section  11.9 GRANT OF SECURITY INTEREST.

                  It is the express intent of the parties hereto that the conveyance of the Loans by the Depositor to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, be, and be construed as, a sale of the Loans by the Depositor and not a pledge of the Loans to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Loans by the Depositor to the Trustee, on behalf of the Trust and for the benefit of the related Certificateholders, to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.1 hereof shall be deemed to be a grant by the Depositor to the Trustee, on behalf of the Trust and for the benefit of the related Certificateholders, of a security interest in all of the Depositor's right, title and interest in and to the Loans and all amounts payable to the holders of the Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Distribution Accounts, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor's obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, a security interest in the Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.1 to be a true, absolute and unconditional sale of the Loans and assets constituting the Trust Fund by the Depositor to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                         DEUTSCHE MORTGAGE SECURITIES, INC.,
        as Depositor


                                         By ____________________________________
                                         Name:
                                         Its:


                                         By ____________________________________
                                         Name:
                                         Its:





                                         WELLS FARGO BANK MINNESOTA,
                                         NATIONAL ASSOCIATION
                                         as Master Servicer and Securities
                                         Administrator


                                         By ____________________________________
                                         Name:
                                         Its:





                                         HSBC BANK USA, not in its individual
                                         capacity but solely as Trustee


                                         By ____________________________________
                                         Name:
                                         Its:

With Respect to Sections 6.7, 6.8 and 6.9:

THE MURRAYHILL COMPANY


By:____________________________________
Name:

Title:  STATE OF             )
                             ) ss.:
COUNTY OF                    )

                  On the ___ day of January 2004, before me, a notary public in and for said State, personally appeared _____________________ known to me to be a _____________________ of Deutsche Mortgage Securities, Inc ., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                     Notary Public


[Notarial Seal]

STATE OF                 )
                         ) ss.:
COUNTY OF                )

                  On the ___ day of January 2004, before me, a notary public in and for said State, personally appeared _____________________ known to me to be a _____________________ of Deutsche Mortgage Securities, Inc ., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                 Notary Public


[Notarial Seal]

STATE OF                     )
                             ) ss.:
COUNTY OF                    )

                  On the __ day of January 2004, before me, a notary public in and for said State, personally appeared ___________________________ known to me to be a ____________________ of Wells Fargo Bank Minnesota, National Association, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                    Notary Public


[Notarial Seal]

STATE OF                   )
                           ) ss.:
COUNTY OF                  )

                  On the ___ day of January 2004, before me, a notary public in and for said State, personally appeared _______________ known to me to be a _______________ of HSBC Bank USA, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                              Notary Public


[Notarial Seal]

                                   EXHIBIT A-1

                FORM OF CLASS [I-A-1][II-A-[1][2][3]] CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED
LOSSES ALLOCABLE HERETO, AS DESCRIBED IN THE AGREEMENT REFERRED
TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE
CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE
ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR
OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT,
AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


Certificate No.1                                          Pass-Through Rate:     [%]

Class [I-A-1][II-A-[1][2][3]]                             Percentage Interest: _____

Date of Pooling and Servicing Agreement and               Aggregate Initial Certificate Principal Balance
Cut-off Date:                                             of this Certificate as of the Cut-off Date:
January 1, 2004                                           $

First Distribution Date:                                  Initial Certificate Principal Balance of this
February 25, 2004                                         Certificate as of the Cut-off Date:
                                                          $___________

Master Servicer:
Wells Fargo Bank Minnesota, National
Association                                               CUSIP: ___________

Final Distribution Date:
[October 25, 2018][September 25, 2033]


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2004-1

         evidencing a fractional undivided interest in the distributions allocable to the Class [I-A-1][II-A-[1][2][3]] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by DEUTSCHE MORTGAGE SECURITIES, INC.

                  This Certificate is payable solely from certain assets of the Trust Fund as described in the Agreement (as defined below), and does not represent an obligation of or interest in Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans (as defined below) are guaranteed or insured by any governmental entity or by Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Deutsche Mortgage Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by Deutsche Mortgage Securities, Inc. ("DMSI"). The Mortgage Loans were sold by Deutsche Bank AG

                                      A-1-2

New York Branch to DMSI. Wells Fargo Bank Minnesota, National Association will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among DMSI, as depositor (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and securities administrator (the "Securities Administrator") and HSBC Bank USA, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above and in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month immediately preceding the month of such Distribution Date (the "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed pursuant to the Agreement to the Holders of Certificates of the same Class as this Certificate. The last scheduled Distribution Date is the Distribution Date in [October 2018][September 2033].

                  Distributions on this Certificate will be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person in whose name the Certificate is registered at the close of business on the related Record Date or by any other means of payment acceptable to such Certificateholder. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto as described in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.


                                      A-1-3

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates affected thereby evidencing not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the remittance of all funds due under the Agreement, coinciding with or following the earlier to occur of (i) the maturity or other liquidation (or Advance with respect thereto) of the last Group I Mortgage Loan or Group II Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group I Mortgage Loan or Group II Mortgage Loan or (ii) the optional repurchase by the party named in the Agreement of all the Group I Mortgage Loans and Group II Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Group I Mortgage Loans and Group II Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Group I Mortgage Loans and Group II Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the

                                      A-1-4

Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                      A-1-5

                  IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January 30, 2004

                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Securities Administrator


                                       By:_____________________________________
                                                 Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class [I-A-1][II-A-[1][2][3]] Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Securities Administrator


                                       By:_____________________________________
                                                  Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass- Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Dated:
                           ____________________________________________________
                                   Signature by or on behalf of assignor


                                               ________________________________
                                                     Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-2

                     FORM OF CLASS [I][II]-A-PO CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED
LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED
TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE
CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE
ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR
OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT,
AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


Certificate No.1

Class [I][II]-A-PO                                        Percentage Interest: _____%

Date of Pooling and Servicing Agreement and               Aggregate Initial Certificate Principal Balance
Cut-off Date:                                             of this Certificate as of the Cut-off Date:
January 1, 2004                                           $___________

First Distribution Date:                                  Initial Certificate Principal Balance of this
February 25, 2004                                         Certificate as of the Cut-off Date:
                                                          $___________

Master Servicer:
Wells Fargo Bank Minnesota, National
Association                                               CUSIP: ___________

Final Distribution Date:
[October 25, 2018][September 25, 2033]


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2004-1

         evidencing a fractional undivided interest in the distributions allocable to the Class [I][II]-A-PO Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by DEUTSCHE MORTGAGE SECURITIES, INC.

                  This Certificate is payable solely from certain assets of the Trust Fund as described in the Agreement (as defined below), and does not represent an obligation of or interest in Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans (as defined below) are guaranteed or insured by any governmental entity or by Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Deutsche Mortgage Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by Deutsche Mortgage Securities, Inc. ("DMSI"). The Mortgage Loans were sold by Deutsche Bank AG

                                      A-2-2

New York Branch to DMSI. Wells Fargo Bank Minnesota, National Association will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among DMSI, as depositor (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and securities administrator (the "Securities Administrator") and HSBC Bank USA as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date (the "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of principal required to be distributed pursuant to the Agreement to the Holders of Certificates of the same Class as this Certificate. The last scheduled Distribution Date is the Distribution Date in [October 2018][September 2033].

                  Distributions on this Certificate will be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person in whose name the Certificate is registered at the close of business on the related Record Date or by any other means of payment acceptable to such Certificateholder. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto as described in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Securities Administrator nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

                                      A-2-3

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates affected thereby evidencing not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the remittance of all funds due under the Agreement, coinciding with or following the earlier to occur of (i) the maturity or other liquidation (or Advance with respect thereto) of the last Group I Mortgage Loan or Group II Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group I Mortgage Loan or Group II Mortgage Loan or (ii) the optional repurchase by the party named in the Agreement of all the Group I Mortgage Loans and Group II Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Group I Mortgage Loans and Group II Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Group I Mortgage Loans and Group II Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.


                                      A-2-4

                  Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January 30, 2004

                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Securities Administrator


                                       By:____________________________________
                                                 Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class [I][II]-A-PO Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Securities Administrator


                                       By:_____________________________________
                                                  Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass- Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Dated:
                           ____________________________________________________
                                   Signature by or on behalf of assignor


                                               ________________________________
                                                     Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-3

                      FORM OF CLASS [I][II]-A-X CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR
OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT,
AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


Certificate No.1                                          Pass-Through Rate:     %

Class [I][II]-A-X                                         Percentage Interest:    %

Date of Pooling and Servicing Agreement and               Aggregate Initial Notional Amount of this
Cut-off Date:                                             Certificate as of the Cut-off Date:
January 1, 2004                                           $___________

First Distribution Date:                                  Initial Notional Amount of this Certificate as
February 25, 2004                                         of the Cut-off Date:
                                                          $___________

Master Servicer:
Wells Fargo Bank Minnesota, National
Association

Final Distribution Date:
[October 25, 2018][September 25, 2033]                    CUSIP: ___________


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2004-1

         evidencing a fractional undivided interest in the distributions allocable to the Class [I][II]-A-X Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by DEUTSCHE MORTGAGE SECURITIES, INC.

                  This Certificate is payable solely from certain assets of the Trust Fund as described in the Agreement (as defined below), and does not represent an obligation of or interest in Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans (as defined below) are guaranteed or insured by any governmental entity or by Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Deutsche Mortgage Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by

                                      A-3-2

Deutsche Mortgage Securities, Inc. ("DMSI"). The Mortgage Loans were sold by Deutsche Bank AG New York Branch to DMSI. Wells Fargo Bank Minnesota, National Association will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among DMSI, as depositor (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and securities administrator (the "Securities Administrator") and HSBC Bank USA as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Notional Amount hereof at a per annum rate equal to the Pass-Through Rate set forth above and in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date (the "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest required to be distributed pursuant to the Agreement to the Holders of Certificates of the same Class as this Certificate. The last scheduled Distribution Date is the Distribution Date in [October 2018][September 2033].

                  Distributions on this Certificate will be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person in whose name the Certificate is registered at the close of business on the related Record Date or by any other means of payment acceptable to such Certificateholder. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The Class [I][II]-A-X Certificates have no Certificate Principal Balance. The Initial Notional Amount of this Certificate is set forth above.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the the Securities Administrator nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.


                                      A-3-3

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates affected thereby evidencing not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the remittance of all funds due under the Agreement, coinciding with or following the earlier to occur of (i) the maturity or other liquidation (or Advance with respect thereto) of the last Group I Mortgage Loans and Group II Mortgage Loans remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group I Mortgage Loan or Group II Mortgage Loan or (ii) the optional repurchase by the party named in the Agreement of all the Group I Mortgage Loans and Group II Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Group I Mortgage Loans and Group II Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Group I Mortgage Loans and Group II Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement

                                      A-3-4
continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                      A-3-5

                  IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January 30, 2004

                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Securities Administrator


                                       By:_____________________________________
                                                  Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class [I][II]-A-X Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Securities Administrator


                                       By:_____________________________________
                                                Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass- Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Dated:
                           ____________________________________________________
                                   Signature by or on behalf of assignor


                                               ________________________________
                                                     Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-4

                     FORM OF CLASS [M][B-1][B-2] CERTIFICATE

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP I SENIOR CERTIFICATES [AND] THE GROUP II SENIOR CERTIFICATES [AND][,][ THE CLASS M CERTIFICATES, [AND] THE CLASS B-1 CERTIFICATES], AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 5.3(E) OF THE AGREEMENT REFERRED TO HEREIN.


Certificate No.1                                          Pass-Through Rate: Variable

Class [M][B-1][B-2]                                       Percentage Interest:     %

Date of Pooling and Servicing Agreement and               Aggregate Initial Certificate Principal Balance
Cut-off Date:                                             of this Certificate as of the Cut-off Date:
January 1, 2004                                           $___________

First Distribution Date:                                  Initial Certificate Principal Balance of this
February 25, 2004                                         Certificate as of the Cut-off Date:
                                                          $___________

Master Servicer:
Wells Fargo Bank Minnesota, National
Association                                               CUSIP: ___________

Final Distribution Date:
September 25, 2033


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2004-1

evidencing a fractional undivided interest in the distributions allocable to the Class [M][B-1][B-2] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four- family fixed interest rate mortgage loans sold by DEUTSCHE MORTGAGE SECURITIES, INC.

         This Certificate is payable solely from certain assets of the Trust Fund as described in the Agreement (as defined below), and does not represent an obligation of or interest in Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans (as defined below) are guaranteed or insured by any governmental entity or by Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Deutsche Mortgage Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by Deutsche Mortgage Securities, Inc. ("DMSI"). The Mortgage Loans were sold by Deutsche Bank AG New York Branch to DMSI. Wells Fargo Bank Minnesota, National Association will act as master servicer of the

                                      A-4-2

Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among DMSI, as depositor (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and securities administrator (the "Securities Administrator") and HSBC Bank USA as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above and in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date (the "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed pursuant to the Agreement to the Holders of Certificates of the same Class as this Certificate. The last scheduled Distribution Date is the Distribution Date in September 2033.

         Distributions on this Certificate will be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person in whose name the Certificate is registered at the close of business on the related Record Date or by any other means of payment acceptable to such Certificateholder. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto as described in the Agreement.

         Any transferee of this certificate shall be deemed to make the representations set forth in section 5.3(e) of the Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.


                                      A-4-3

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates affected thereby evidencing not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

         No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the remittance of all funds due under the Agreement, coinciding with or following the earlier to occur of (i) the maturity or other liquidation (or Advance with respect thereto) of the last Group I Mortgage Loan or Group II Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group I Mortgage Loan or Group II Mortgage Loan or (ii) the optional repurchase by the party named in the Agreement of all the Group I Mortgage Loans and Group II Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Group I Mortgage Loans and Group II Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Group I Mortgage Loans and Group II Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the

                                      A-4-4

Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

         Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                      A-4-5

         IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January 30, 2004

                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Securities Administrator


                                       By:_____________________________________
                                                   Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class [M][B-1][B-2] Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Securities Administrator


                                       By:_____________________________________
                                                 Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass- Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Dated:
                           ____________________________________________________
                                   Signature by or on behalf of assignor


                                               ________________________________
                                                     Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                  EXHIBIT A-5-A

                FORM OF DEFINITIVE CLASS B-[3][4][5] CERTIFICATE

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP I SENIOR CERTIFICATES, THE GROUP II SENIOR CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES [AND][,] THE CLASS B-2 CERTIFICATES, [[AND] THE CLASS B-[3][4] CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (4) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S, IN EACH CASE, SUBJECT TO
(A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN

COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION OR DEEMED REPRESENTATION PURSUANT TO SECTION 5.3(E) OF THE AGREEMENT.


                                     A-5-A-2



Certificate No.1                                          Pass-Through Rate: Variable

Class B-[3][4][5]                                         Percentage Interest:   %

Date of Pooling and Servicing Agreement and               Aggregate Initial Certificate Principal Balance
Cut-off Date:                                             of this Certificate as of the Cut-off Date:
January 1, 2004                                           $___________

First Distribution Date:                                  Initial Certificate Principal Balance of this
February 25, 2004                                         Certificate as of the Cut-off Date:
                                                          $___________

Master Servicer:
Wells Fargo Bank Minnesota, National
Association                                               CUSIP: ___________

Final Distribution Date:
September 25, 2033


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2004-1

evidencing a fractional undivided interest in the distributions allocable to the Class B-[3][4][5] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four- family fixed interest rate mortgage loans sold by DEUTSCHE MORTGAGE SECURITIES, INC.

         This Certificate is payable solely from certain assets of the Trust Fund as described in the Agreement (as defined below), and does not represent an obligation of or interest in Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans (as defined below) are guaranteed or insured by any governmental entity or by Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Deutsche Mortgage Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

         This certifies that ____________ is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by Deutsche Mortgage

                                     A-5-A-3

Securities, Inc. ("DMSI"). The Mortgage Loans were sold by Deutsche Bank AG New York Branch to DMSI. Wells Fargo Bank Minnesota, National Association will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among DMSI, as depositor (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and securities administrator (the "Securities Administrator") and HSBC Bank USA as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above and in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which such Distribution Date occurs (the "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed pursuant to the Agreement to the Holders of Certificates of the same Class as this Certificate. The last scheduled Distribution Date is the Distribution Date in September 2033.

         Distributions on this Certificate will be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person in whose name the Certificate is registered at the close of business on the related Record Date or by any other means of payment acceptable to such Certificateholder. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto as described in the Agreement.

         No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, pursuant to the Agreement the Securities Administrator shall require receipt of written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit D and either Exhibit E, Exhibit F, or Exhibit H-1, as applicable. None of the Depositor, the Securities Administrator or the Trustee is obligated to

                                     A-5-A-4
register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Class B-[3][4][5] Certificate will be made unless the Depositor, the Trustee and the Securities Administrator have received a representation letter, in the form as described by Section 5.3(e) of the Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates affected thereby evidencing not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

         No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental

                                     A-5-A-5
charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the remittance of all funds due under the Agreement, coinciding with or following the earlier to occur of (i) the maturity or other liquidation (or Advance with respect thereto) of the last Group I Mortgage Loan or Group II Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group I Mortgage Loan or Group II Mortgage Loan or (ii) the optional repurchase by the party named in the Agreement of all the Group I Mortgage Loans and Group II Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Group I Mortgage Loans and Group II Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Group I Mortgage Loans and Group II Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

         Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                     A-5-A-6

         IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January 30, 2004

                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Securities Administrator


                                       By:_____________________________________
                                                  Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class B-[3][4][5] Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Securities Administrator


                                       By:_____________________________________
                                                 Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass- Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Dated:
                           ____________________________________________________
                                   Signature by or on behalf of assignor


                                               ________________________________
                                                     Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                  EXHIBIT A-5-B

FORM OF REGULATION S [TEMPORARY][PERMANENT] GLOBAL CLASS B-[3][4][5]
CERTIFICATE

         [THIS CERTIFICATE IS A REGULATION S TEMPORARY GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (I) THE COMMENCEMENT OF THE OFFERING OF THE OFFERED CERTIFICATES AND
(II) THE CLOSING DATE, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

         [NO BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREIN UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE AGREEMENT (AS DEFINED HEREIN).]

         [THE HOLDER OF THIS REGULATION S PERMANENT GLOBAL CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE WITHIN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) PRIOR TO THE DATE WHICH IS THE LATER OF
(I) 40 DAYS AFTER THE LATER OF THE CLOSING DATE AND (II) THE DATE ON WHICH THE REQUISITE CERTIFICATIONS ARE DUE TO AND PROVIDED TO THE TRUSTEE AND SECURITIES ADMINISTRATOR PURSUANT TO THE AGREEMENT (AS DEFINED BELOW), EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP I SENIOR CERTIFICATES, THE GROUP II SENIOR CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES [AND][,] THE CLASS B-2 CERTIFICATES, [[AND] THE CLASS B-[3][4] CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (4) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S, IN EACH CASE, SUBJECT TO
(A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION OR DEEMED REPRESENTATION PURSUANT TO SECTION 5.3(E) OF THE AGREEMENT.


                                     A-5-B-2



Certificate No.1                                          Pass-Through Rate: Variable

Class B-[3][4][5]                                         Percentage Interest:   %

Date of Pooling and Servicing Agreement and               Aggregate Initial Certificate Principal Balance
Cut-off Date:                                             of this Certificate as of the Cut-off Date:
January 1, 2004                                           $___________

First Distribution Date:                                  Initial Certificate Principal Balance of this
February 25, 2004                                         Certificate as of the Cut-off Date:
                                                          $___________

Master Servicer:
Wells Fargo Bank Minnesota, National
Association                                               CUSIP: ___________

Final Distribution Date:
September 25, 2033


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2004-1

evidencing a fractional undivided interest in the distributions allocable to the Class B-[3][4][5] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four- family fixed interest rate mortgage loans sold by DEUTSCHE MORTGAGE SECURITIES, INC.

         This Certificate is payable solely from certain assets of the Trust Fund as described in the Agreement (as defined below), and does not represent an obligation of or interest in Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans (as defined below) are guaranteed or insured by any governmental entity or by Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Deutsche Mortgage Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

         This certifies that ____________ is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by Deutsche Mortgage Securities, Inc. ("DMSI"). The Mortgage Loans were sold by Deutsche Bank AG New York Branch

                                     A-5-B-4
to DMSI. Wells Fargo Bank Minnesota, National Association will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among DMSI, as depositor (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and securities administrator (the "Securities Administrator") and HSBC Bank USA as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above and in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which such Distribution Date occurs (the "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed pursuant to the Agreement to the Holders of Certificates of the same Class as this Certificate. The last scheduled Distribution Date is the Distribution Date in September 2033.

         Distributions on this Certificate will be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person in whose name the Certificate is registered at the close of business on the related Record Date or by any other means of payment acceptable to such Certificateholder. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto as described in the Agreement.

         No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, pursuant to the Agreement the Securities Administrator shall require receipt of written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit D and either Exhibit E, Exhibit F, or Exhibit H-1, as applicable. None of the Depositor, the Securities Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any

                                     A-5-B-5
other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Class B-[3][4][5] Certificate will be made unless the Depositor, the Trustee and the Securities Administrator have received a representation letter (or deemed representation), in the form described by
Section 5.3(e) of the Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates affected thereby evidencing not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

         No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities

                                     A-5-B-6

Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the remittance of all funds due under the Agreement, coinciding with or following the earlier to occur of (i) the maturity or other liquidation (or Advance with respect thereto) of the last Group I Mortgage Loan or Group II Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group I Mortgage Loan or Group II Mortgage Loan or (ii) the optional repurchase by the party named in the Agreement of all the Group I Mortgage Loans and Group II Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Group I Mortgage Loans and Group II Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Group I Mortgage Loans and Group II Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

         Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                     A-5-B-7

         IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January 30, 2004

                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Securities Administrator


                                       By:_____________________________________
                                                   Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class B-[3][4][5] Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Securities Administrator


                                       By:_____________________________________
                                                  Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass- Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Dated:
                           ____________________________________________________
                                   Signature by or on behalf of assignor


                                               ________________________________
                                                     Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-6

                           FORM OF CLASS R CERTIFICATE

         THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.3(E) OF THE AGREEMENT OR AN OPINION OF COUNSEL UNDER SECTION 5.3(E) OF THE AGREEMENT THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE TRUSTEE, THE DEPOSITOR OR THE SECURITIES ADMINISTRATOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN
SECTION 1381(A)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER
SECTION 775(A) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES
(A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL

CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.



                                      A-6-2


Certificate No.1                                          Pass-Through Rate:  %

Class R                                                   Percentage Interest: 100%

Date of Pooling and Servicing Agreement and               Aggregate Initial Certificate Principal Balance
Cut-off Date:                                             of this Certificate as of the Cut-off Date:
January 1, 2004                                           $

First Distribution Date:                                  Initial Certificate Principal Balance of this
February 25, 2004                                         Certificate as of the Cut-off Date: $

Master Servicer:
Wells Fargo Bank Minnesota, National
Association                                               CUSIP: ___________

Final Distribution Date:
September 25, 2033


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2004-1

evidencing a fractional undivided interest in the distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by DEUTSCHE MORTGAGE SECURITIES, INC.

         This Certificate is payable solely from certain assets of the Trust Fund as described in the Agreement (as defined below), and does not represent an obligation of or interest in Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans (as defined below) are guaranteed or insured by any governmental entity or by Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Deutsche Mortgage Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

         This certifies that ____________ is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by Deutsche Mortgage Securities, Inc. ("DMSI"). The Mortgage Loans were sold by Deutsche Bank AG New York Branch to DMSI. Wells Fargo Bank Minnesota, National Association will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the

                                      A-6-3

Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among DMSI, as depositor (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and securities administrator (the "Securities Administrator") and HSBC Bank USA as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Securities Administrator of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

         The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs (the "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. The last scheduled Distribution Date is the Distribution Date in September 2033.

         Distributions on this Certificate will be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person in whose name the Certificate is registered at the close of business on the related Record Date or by any other means of payment acceptable to such Certificateholder. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

         No transfer of this Class R Certificate will be made unless the Depositor, the Trustee and the Securities Administrator have received either (i) an opinion of counsel under Section 5.3(e) of the Agreement stating, among other things, that the transferee's acquisition of a Class R Certificate is permissible under applicable law, is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security

                                      A-6-4

Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code (the "Code") and will not subject the Depositor, the Trustee, the Securities Administrator or the Master Servicer to any obligation or liability in addition to those undertaken in the Agreement or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

         This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Securities Administrator nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates affected thereby evidencing not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

         No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose

                                      A-6-5
name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the remittance of all funds due under the Agreement, coinciding with or following the earlier to occur of (i) the maturity or other liquidation (or Advance with respect thereto) of the last Group I Mortgage Loan or Group II Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group I Mortgage Loan or Group II Mortgage Loan or (ii) the optional repurchase by the party named in the Agreement of all the Group I Mortgage Loans and Group II Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Group I Mortgage Loans and Group II Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Group I Mortgage Loans and Group II Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

         Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                      A-6-6

         IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January 30, 2004

                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Securities Administrator


                                       By:_____________________________________
                                                  Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class R Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Securities Administrator


                                       By:_____________________________________
                                                  Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass- Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Dated:
                           ____________________________________________________
                                   Signature by or on behalf of assignor


                                               ________________________________
                                                     Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-7

               FORM OF CLASS III-A-[1][2][3][4][5][6] CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND CERTAIN
LOSSES ALLOCABLE HERETO, AS DESCRIBED IN THE AGREEMENT REFERRED
TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE
CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE
MAY BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE
ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR
OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT,
AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


Certificate No.1                                          Pass-Through Rate:       %

Class III-A-[1][2][3][4][5][6]                            Percentage Interest: _____

Date of Pooling and Servicing Agreement and               Aggregate Initial Certificate Principal Balance
Cut-Off Date:                                             of this Class as of the Cut-Off Date:
January 1, 2004                                           $

First Distribution Date:                                  Initial Certificate Principal Balance of this
February 25, [2004][2007]                                 Certificate as of the Cut-Off Date:
                                                          $____________

Master Servicer:
Wells Fargo Bank Minnesota, National
Association                                               CUSIP: ___________

Final Distribution Date:
December 25, 2033


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2004-1

         evidencing a fractional undivided interest in the distributions allocable to the Class III-A-[1][2][3][4][5][6] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by DEUTSCHE MORTGAGE SECURITIES, INC.

                  This Certificate is payable solely from certain assets of the Trust Fund as described in the Agreement (as defined below), and does not represent an obligation of or interest in Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans (as defined below) are guaranteed or insured by any governmental entity or by Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Deutsche Mortgage Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by Deutsche Mortgage Securities, Inc. ("DMSI"). The Mortgage Loans were sold by Deutsche Bank AG

                                      A-6-3

New York Branch to DMSI. Wells Fargo Bank Minnesota, National Association will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among DMSI, as depositor (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and securities administrator (the "Securities Administrator") and HSBC Bank USA as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  [[Class III-A-1 Certificates:] Interest on this Certificate will accrue during (a) as to the Distribution Date in February 2004, the period commencing on the Closing Date and ending on the day preceding the Distribution Date, and (b) as to any Distribution Date after the Distribution Date in February 2004, the period commencing on the Distribution Date in the month immediately preceding the month in which that Distribution Date occurs and ending on the day preceding that Distribution Date, on the Certificate Principal Balance hereof at a per annum rate equal to the Pass- Through Rate set forth above. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date (the "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The last scheduled Distribution Date is the Distribution Date in December 2033.]

                  [Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month immediately preceding the month of such Distribution Date (the "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The last scheduled Distribution Date is the Distribution Date in December 2033.]

                  Distributions on this Certificate will be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person in whose name the Certificate is registered at the close of business on the related Record Date or by any other means of payment acceptable to such Certificateholder. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial

                                      A-6-4

Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any losses allocable hereto as described in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder, and that neither the Depositor, the Trustee, the Master Servicer nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates affected thereby evidencing not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer,

                                      A-6-5
the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the remittance of all funds due under the Agreement, coinciding with or following the earlier to occur of (i) the maturity or other liquidation (or Advance with respect thereto) of the last Group III Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group III Mortgage Loan or (ii) the optional repurchase by the party named in the Agreement of all the Group III Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Group III Mortgage Loans is less than the percentage of the aggregate Scheduled Principal Balance specified in the Agreement of the Group III Mortgage Loans at the Cut-Off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                      A-6-6

                  IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January 30, 2004

                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Securities Administrator


                                       By:_____________________________________
                                                   Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class III-A-[1][2][3][4][5][6] Certificates referred to in the within-mentioned Agreement.


                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Securities Administrator


                                       By:_____________________________________
                                                  Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass- Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Dated:
                           ____________________________________________________
                                   Signature by or on behalf of assignor


                                               ________________________________
                                                     Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-8

                       FORM OF CLASS III-A-IO CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR
OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT,
AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


Certificate No.1                                          Pass-Through Rate:    %

Class III-A-IO                                            Percentage Interest: _____

Date of Pooling and Servicing Agreement and               Aggregate Initial Notional Amount of this
Cut-Off Date:                                             Class as of the Cut-Off Date:
January 1, 2004                                           $___________

First Distribution Date:                                  Initial Notional Amount of this Certificate as
February 25, 2004                                         of the Cut-Off Date:
                                                          $___________

Master Servicer:
Wells Fargo Bank Minnesota, National
Association

Final Distribution Date:
January 25, 2006                                          CUSIP: ___________


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2004-1

         evidencing a fractional undivided interest in the distributions allocable to the Class A-IO Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by DEUTSCHE MORTGAGE SECURITIES, INC.

                  This Certificate is payable solely from certain assets of the Trust Fund as described in the Agreement (as defined below), and does not represent an obligation of or interest in Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans (as defined below) are guaranteed or insured by any governmental entity or by Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Deutsche Mortgage Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by Deutsche Mortgage Securities, Inc. ("DMSI"). The Mortgage Loans were sold by Deutsche Bank AG

                                      A-2-2

New York Branch to DMSI. Wells Fargo Bank Minnesota, National Association will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among DMSI, as depositor (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and securities administrator (the "Securities Administrator") and HSBC Bank USA as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Class III-A-IO Notional Amount hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date (the "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest required to be distributed to the Holders of Certificates of the same Class as this Certificate. The last scheduled Distribution Date is the Distribution Date in January 25, 2006.

                  Distributions on this Certificate will be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person in whose name the Certificate is registered at the close of business on the related Record Date or by any other means of payment acceptable to such Certificateholder. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The Class III-A-IO Certificates have no Certificate Principal Balance. The initial Notional Balance of this Certificate is set forth above.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder, and that neither the Depositor, the Securities Administrator, the Master Servicer nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.


                                      A-2-3

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates affected thereby evidencing not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the remittance of all funds due under the Agreement, coinciding with or following the earlier to occur of (i) the maturity or other liquidation (or Advance with respect thereto) of the last Group III Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group III Mortgage Loan or (ii) the optional repurchase by the party named in the Agreement of all the Group III Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate

                                      A-2-4

Scheduled Principal Balance of the Group III Mortgage Loans is less than the percentage of the aggregate Scheduled Principal Balance specified in the Agreement of the Group III Mortgage Loans at the Cut-Off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                      A-2-5

                  IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January 30, 2004

                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Securities Administrator


                                       By:_____________________________________
                                                   Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class III-A-IO Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Securities Administrator


                                       By:_____________________________________
                                                 Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass- Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Dated:
                           ____________________________________________________
                                   Signature by or on behalf of assignor


                                               ________________________________
                                                     Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-9

                    FORM OF CLASS III-M-[1][2][3] CERTIFICATE

                  THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS III-A CERTIFICATES [AND][,][ THE CLASS III-M-1 CERTIFICATES, [AND] THE CLASS III-M-2 CERTIFICATES], AS DESCRIBED IN THE AGREEMENT
(AS DEFINED HEREIN).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND CERTAIN
LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED
TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE
CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE
ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR
OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT,
AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 5.3(E) OF THE
AGREEMENT REFERRED TO HEREIN.



Certificate No.1                                          Pass-Through Rate:   %

Class III-M-[1][2][3]                                     Percentage Interest: _____

Date of Pooling and Servicing Agreement and               Aggregate Initial Certificate Principal Balance
Cut-Off Date:                                             of this Class as of the Cut-Off Date:
January 1, 2004                                           $___________

First Distribution Date:                                  Initial Certificate Principal Balance of this
February 25, 2004                                         Certificate as of the Cut-Off Date:
                                                          $___________

Master Servicer:
Wells Fargo Bank Minnesota, National
Association                                               CUSIP: ___________

Final Distribution Date:
December 25, 2033


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2004-1

         evidencing a fractional undivided interest in the distributions allocable to the Class III-M-[1][2][3] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by DEUTSCHE MORTGAGE SECURITIES, INC.

                  This Certificate is payable solely from certain assets of the Trust Fund as described in the Agreement (as defined below), and does not represent an obligation of or interest in Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans (as defined below) are guaranteed or insured by any governmental entity or by Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Deutsche Mortgage Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by Deutsche Mortgage Securities, Inc. ("DMSI"). The Mortgage Loans were sold by Deutsche Bank AG New York Branch to DMSI. Wells Fargo Bank Minnesota, National Association will act as master

                                      A-3-2
servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among DMSI, as depositor (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and securities administrator (the "Securities Administrator") and HSBC Bank USA as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date (the "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The last scheduled Distribution Date is the Distribution Date in December 2033.

                  Distributions on this Certificate will be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person in whose name the Certificate is registered at the close of business on the related Record Date or by any other means of payment acceptable to such Certificateholder. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto as described in the Agreement.

                  Any transferee of this certificate shall be deemed to make the representations set forth in section 5.3(e) of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Depositor, the Trustee, the Master Servicer nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.


                                      A-3-3

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates affected thereby evidencing not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the remittance of all funds due under the Agreement, coinciding with or following the earlier to occur of (i) the maturity or other liquidation (or Advance with respect thereto) of the last Group III Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group III Mortgage Loan or (ii) the optional repurchase by the party named in the Agreement of all the Group III Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Group III Mortgage Loans is less than the percentage of the

                                      A-3-4
aggregate Scheduled Principal Balance specified in the Agreement of the Group III Mortgage Loans at the Cut-Off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                      A-3-5

                  IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January 30, 2004

                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Securities Administrator


                                       By:_____________________________________
                                                   Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class III-M-[1][2][3] Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Securities Administrator


                                       By:_____________________________________
                                                  Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass- Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Dated:
                           ____________________________________________________
                                   Signature by or on behalf of assignor


                                               ________________________________
                                                     Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                  EXHIBIT A-10

                        FORM OF CLASS III-CE CERTIFICATE

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS III-A CERTIFICATES AND THE CLASS III-M CERTIFICATES, AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         DISTRIBUTIONS ON THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN AS THE DENOMINATION OF THIS CERTIFICATE.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.3 OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.3(E) OF THE AGREEMENT OR AN OPINION OF COUNSEL UNDER SECTION 5.3(E) OF THE AGREEMENT THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, ANY SERVICER OR THE TRUST FUND TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.


Certificate No.1

Class III-CE                                              Percentage Interest: _____

Date of Pooling and Servicing Agreement and               Aggregate Initial Certificate Principal Balance
Cut-Off Date:                                             of this Class as of the Cut-Off Date:
January 1, 2004                                           $_________

First Distribution Date:                                  Initial Certificate Principal Balance of this
February 25, 2004                                         Certificate as of the Cut-Off Date:
                                                          $__________

Master Servicer:
Wells Fargo Bank Minnesota, National
Association                                               CUSIP:

Final Distribution Date:
December 25, 2033


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2004-1

evidencing a fractional undivided interest in the distributions allocable to the Class CE Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by DEUTSCHE MORTGAGE SECURITIES, INC.

         This Certificate is payable solely from certain assets of the Trust Fund as described in the Agreement (as defined below), and does not represent an obligation of or interest in Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans (as defined below) are guaranteed or insured by any governmental entity or by Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Deutsche Mortgage Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

         This certifies that [___________] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by Deutsche Mortgage Securities, Inc. ("DMSI"). The Mortgage Loans were sold by Deutsche Bank AG New York Branch to DMSI. Wells Fargo Bank Minnesota, National Association will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the

                                      A-4-2

Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among DMSI, as depositor (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and securities administrator (the "Securities Administrator") and HSBC Bank USA as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date (the "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The last scheduled Distribution Date is the Distribution Date in December 2033.

         Distributions on this Certificate will be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person in whose name the Certificate is registered at the close of business on the related Record Date or by any other means of payment acceptable to such Certificateholder. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and certain losses allocable hereto as described in the Agreement.

         No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit D and either Exhibit E or Exhibit F, as applicable, and (ii) in all other cases, an Opinion of Counsel reasonably satisfactory to the Trustee, the Depositor and the Securities Administrator that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, any Servicer or the Trust Fund in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer

                                      A-4-3
and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Securities Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Class III-CE Certificate will be made unless the Depositor, the Trustee and the Securities Administrator have received either (i) an opinion of counsel under Section 5.3(e) of the Agreement stating, among other things, that the transferee's acquisition of a Class III-CE Certificate is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code (the "Code") and will not subject the Depositor, the Trustee, the Securities Administrator, the Master Servicer, any Servicer or the Trust Fund to any obligation or liability in addition to those undertaken in the Agreement or
(ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

         This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates affected thereby evidencing not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                      A-4-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

         The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the remittance of all funds due under the Agreement, coinciding with or following the earlier to occur of (i) the maturity or other liquidation (or Advance with respect thereto) of the last Group III Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group III Mortgage Loan or (ii) the optional repurchase by the party named in the Agreement of all the Group III Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Group III Mortgage Loans is less than the percentage of the aggregate Scheduled Principal Balance specified in the Agreement of the Group III Mortgage Loans at the Cut- Off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

         Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                      A-4-5

         IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January 30, 2004

                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Securities Administrator


                                       By:_____________________________________
                                                  Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class III-CE Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Securities Administrator


                                       By:_____________________________________
                                                  Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass- Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Dated:
                           ____________________________________________________
                                   Signature by or on behalf of assignor


                                               ________________________________
                                                     Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                  EXHIBIT A-11

                         FORM OF CLASS III-P CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.3 OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.



Certificate No.1

Class III-P                                               Percentage Interest: _____

Date of Pooling and Servicing Agreement and               Aggregate Initial Certificate Principal Balance
Cut-Off Date:                                             of this Class as of the Cut-Off Date:
January 1, 2004                                           $100.00

First Distribution Date:                                  Initial Certificate Principal Balance of this
February 25, 2004                                         Certificate as of the Cut-Off Date:
                                                          $100.00

Master Servicer:
Wells Fargo Bank Minnesota, National
Association                                               CUSIP:

Final Distribution Date:
December 25, 2033


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2004-1

         evidencing a fractional undivided interest in the distributions allocable to the Class P Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by DEUTSCHE MORTGAGE SECURITIES, INC.

         This Certificate is payable solely from certain assets of the Trust Fund as described in the Agreement (as defined below), and does not represent an obligation of or interest in Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans (as defined below) are guaranteed or insured by any governmental entity or by Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Deutsche Mortgage Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

         This certifies that [___________] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by Deutsche Mortgage Securities, Inc. ("DMSI"). The Mortgage Loans were sold by Deutsche Bank AG New York Branch to DMSI. Wells Fargo Bank Minnesota, National Association will act as master servicer of the

                                      A-5-2

Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among DMSI, as depositor (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and securities administrator (the "Securities Administrator") and HSBC Bank USA as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the calendar month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class P Certificates on such Distribution Date pursuant to the Agreement.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than the distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         Distributions on this Certificate will be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person in whose name the Certificate is registered at the close of business on the related Record Date or by any other means of payment acceptable to such Certificateholder. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above.

         No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit D and either Exhibit E or Exhibit F, as applicable, and (ii) in all other cases, an Opinion of Counsel reasonably satisfactory to the Trustee, the Depositor and the Securities Administrator that such transfer may be made without such registration or qualification (which Opinion of Counsel shall

                                      A-5-3
not be an expense of the Trust Fund or of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, any Servicer or the Trust Fund in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Securities Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Class P Certificate will be made unless the Depositor, the Trustee and the Securities Administrator have received either (i) an opinion of counsel under Section 5.3(e) of the Agreement stating, among other things, that the transferee's acquisition of a Class P Certificate is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code (the "Code") and will not subject the Depositor, the Trustee, the Securities Administrator, the Master Servicer any Servicer or the Trust Fund to any obligation or liability in addition to those undertaken in the Agreement or
(ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

         This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates affected thereby evidencing not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The

                                     A-5-4

Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

         The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the remittance of all funds due under the Agreement, coinciding with or following the earlier to occur of (i) the maturity or other liquidation (or Advance with respect thereto) of the last Group III Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group III Mortgage Loan or (ii) the optional repurchase by the party named in the Agreement of all the Group III Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Group III Mortgage Loans is less than the percentage of the aggregate Scheduled Principal Balance specified in the Agreement of the Group III Mortgage Loans at the Cut- Off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

         Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.



                                      A-5-5

         IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January 30, 2004


                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Securities Administrator


                                       By:_____________________________________
                                                  Authorized Signatory




                                           CERTIFICATE OF AUTHENTICATION

         This is one of the Class III-P Certificates referred to in the within-mentioned Agreement.


                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Securities Administrator


                                       By:_____________________________________
                                                  Authorized Signatory


                            A-5-6

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass- Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Dated:
                           ____________________________________________________
                                   Signature by or on behalf of assignor


                                               ________________________________
                                                     Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                  EXHIBIT A-12

                         FORM OF CLASS III-R CERTIFICATE

                  THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G
AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.3 OF
THE AGREEMENT REFERRED TO HEREIN.

                  NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO
SECTION 5.3(E) OF THE AGREEMENT OR AN OPINION OF COUNSEL UNDER
SECTION 5.3(E) OF THE AGREEMENT THAT THE PURCHASE OF THIS CERTIFICATE
IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT
IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED
("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE TRUSTEE, THE DEPOSITOR, THE SECURITIES ADMINISTRATOR,
ANY SERVICER OR THE TRUST FUND TO ANY OBLIGATION OR LIABILITY IN
ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

                  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT
TO THE SECURITIES ADMINISTRATOR THAT (A) SUCH TRANSFEREE IS NOT (1)
THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL
SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL
ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE
FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED
IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY
CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX
IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN
SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE
FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (4) AN AGENT OF A DISQUALIFIED
ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE
ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES
CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION
OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN
THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION
OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE

                                      A-6-1

OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT
BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.3(E) OF THE AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

                  THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY
STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED
PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN
TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND
UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH
THE PROVISIONS OF SECTION 5.3 OF THE AGREEMENT.





                                      A-6-2


Certificate No.1

Class III-R                                               Percentage Interest: 100%

Date of Pooling and Servicing Agreement and               Aggregate Initial Certificate Principal Balance
Cut-Off Date:                                             of this Class as of the Cut-Off Date:
January 1, 2004                                           $____

First Distribution Date:                                  Initial Certificate Principal Balance of this
December 26, 2003                                         Certificate as of the Cut-Off Date: $____

Master Servicer:
Wells Fargo Bank Minnesota, National
Association                                               CUSIP:

Final Distribution Date:
December 25, 2033


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2004-1

          evidencing a fractional undivided interest in the distributions allocable to the Class III-R Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by DEUTSCHE MORTGAGE SECURITIES, INC.

         This Certificate is payable solely from certain assets of the Trust Fund as described in the Agreement (as defined below), and does not represent an obligation of or interest in Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans (as defined below) are guaranteed or insured by any governmental entity or by Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Deutsche Mortgage Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

         This certifies that Deutsche Bank Securities Inc. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by Deutsche Mortgage Securities, Inc. ("DMSI"). The Mortgage Loans were sold by Deutsche Bank AG New York Branch to DMSI. Wells Fargo Bank Minnesota, National Association will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto

                                     A-6-3
under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among DMSI, as depositor (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and securities administrator (the "Securities Administrator") and HSBC Bank USA as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Securities Administrator of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

         The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs (the "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. The last scheduled Distribution Date is the Distribution Date in December 2033.

         Distributions on this Certificate will be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person in whose name the Certificate is registered at the close of business on the related Record Date or by any other means of payment acceptable to such Certificateholder. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

         No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the

                                     A-6-4

1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit D and either Exhibit E or Exhibit F, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Securities Administrator or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Securities Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Class III-R Certificate will be made unless the Depositor, the Trustee and the Securities Administrator have received either (i) an opinion of counsel under Section 5.3(e) of the Agreement stating, among other things, that the transferee's acquisition of a Class III-R Certificate is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code (the "Code") and will not subject the Depositor, the Trustee, the Securities Administrator, the Master Servicer, any Servicer or the Trust Fund to any obligation or liability in addition to those undertaken in the Agreement or
(ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

         This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Securities Administrator nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates affected thereby evidencing not less than 66-2/3% of the Voting Rights.

                                     A-6-5

Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

         The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the remittance of all funds due under the Agreement, coinciding with or following the earlier to occur of (i) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than the percentage of the aggregate Scheduled Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-Off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

         Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                      A-6-6

         IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January 30, 2004


                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Securities Administrator


                                       By:_____________________________________
                                                  Authorized Signatory





                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Class III-R Certificates referred to in the within-mentioned Agreement.


                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Securities Administrator


                                       By:_____________________________________
                                                  Authorized Signatory



                                      A-6-7

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass- Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Dated:
                           ____________________________________________________
                                   Signature by or on behalf of assignor


                                               ________________________________
                                                     Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                                                       EXHIBIT B

                                   [RESERVED]
                                   ----------

                                                                       EXHIBIT C

FORM OF TRANSFER AFFIDAVIT

                                          Affidavit pursuant to Section
                                          860E(e)(4) of the Internal Revenue
                                          Code of 1986, as amended, and for
                                          other purposes

STATE OF                   )
                           )ss:
COUNTY OF                  )

         [NAME OF OFFICER], being first duly sworn, deposes and says:

         1. That he/she is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _____] [the United States], on behalf of which he makes this affidavit.

         2. That (i) the Investor is not a "disqualified organization" as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 2004-1 Mortgage Pass-Through Certificates, Class [III-]R Certificates (the "Residual Certificates") for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Deutsche Mortgage Securities, Inc. (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

         3. That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust other than a "foreign trust," as defined in Section 7701 (a)(31) of the Code.

         4. That the Investor's taxpayer identification number is
______________________.

         5. That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

         6. That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

         7. That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

         IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.


                                   [NAME OF INVESTOR]


                                   By:
                                         --------------------------------------
                                         [Name of Officer]
                                         [Title of Officer]
                                         [Address of Investor for receipt of
                                         distributions]

                                         Address of Investor for receipt of tax
                                         information:

         Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Investor.

         Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF


My commission expires the ___ day of ___________________, 20___.

EXHIBIT D

                         FORM OF TRANSFEROR CERTIFICATE


______________,200___


HSBC Bank USA
452 Fifth Avenue
New York, New York 10018
Attention: Deutsche Mortgage Securities Trust 2004-1

Wells Fargo Bank Minnesota, National Association
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479
Attention:     Deutsche Mortgage Securities, Inc., 2004-1

Deutsche Mortgage Securities, Inc.
60 Wall Street
New York, New York 10005
Attention:     Deutsche Mortgage Securities, Inc.
               Mortgage Loan Trust, Series 2004-1

               Re: Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 2004-1, Class III-[CE][P][III-][R]Mortgage Pass-Through Certificates
                    ------------------------------------------------------

Ladies and Gentlemen:

         In connection with the sale by ___________ (the "Seller") to ________ (the "Purchaser") of $_________ Initial Certificate Principal Balance of Series 2004-1 Mortgage Pass-Through Certificates, Class _____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of January 1, 2004 among Deutsche Mortgage Securities, Inc., as depositor (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as master servicer and securities administrator, and HSBC Bank USA, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, a covenants with, the Depositor, the Trustee and the Securities Administrator that:

         Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.


                                          Very truly yours,



                                          (Seller)

                                          By:
                                             ----------------------------------

                                          Name:
                                               --------------------------------

                                          Title:
                                                -------------------------------

                                    EXHIBIT E

             FORM OF INVESTOR REPRESENTATION LETTER (NON-RULE 144A)

___________,200__

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018
Attention: Deutsche Mortgage Securities Trust 2004-1

Wells Fargo Bank Minnesota, National Association
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479
Attention:    Deutsche Mortgage Securities, Inc., 2004-1

Deutsche Mortgage Securities, Inc.
60 Wall Street
New York, New York 10005
Attention:    Deutsche Mortgage Securities, Inc.
              Mortgage Loan Trust, Series 2004-1

               Re: Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 2004-1, Class III-[CE][P][III-][R] Mortgage Pass-Through Certificates
                    --------------------------------------------------------

Ladies and Gentlemen:

         ______________ (the "Purchaser") intends to purchase from
______________ (the "Seller") $_________ Initial Certificate Principal Balance of Series 2004-1 Mortgage Pass-Through Certificates, Class _____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of January 1, 2004 among Deutsche Mortgage Securities, Inc., as depositor (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as master servicer and securities administrator, and HSBC Bank USA, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Securities Administrator and the Trustee that:

               1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Depositor is not required to so register or qualify the Certificates,
          (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available,
          (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.


               2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

               3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501 (a) promulgated pursuant to the Act.

               4. The Purchaser has been furnished with, and has had an opportunity to review (a) [a copy of the Private Placement Memorandum, dated ______, 2004, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [(b)] [(c)] such other information concerning the Certificates, the Mortgage Loans and the Depositor as has been requested by the Purchaser from the Depositor or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Depositor or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Depositor, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Depositor solely for use in connection with the Original Sale and the Depositor did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Depositor with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

               5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                        Very truly yours,


                                        ---------------------------------------
                                        (Purchaser)

                                        By:
                                           ------------------------------------

                                        Name:
                                             ----------------------------------

                                        Title:
                                              ---------------------------------

                                    EXHIBIT F

                       FORM OF RULE 144A INVESTMENT LETTER

                                                               [Date]

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018
Attention: Deutsche Mortgage Securities Trust 2004-1

Wells Fargo Bank Minnesota, National Association
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479
Attention:        Deutsche Mortgage Securities, Inc., 2004-1

Deutsche Mortgage Securities, Inc.
60 Wall Street
New York, New York 10005
Attention:     Deutsche Mortgage Securities, Inc.
               Mortgage Loan Trust, Series 2004-1

               Re: Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 2004-1 Mortgage Pass-Through Certificates, (the "Certificates"), Including the Class III-CE, III-P AND III-R Certificates (The "Privately Offered Certificates")
                    ------------------------------------------------------------

Dear Ladies and Gentlemen:

         In connection with our purchase of Privately Offered Certificates, we confirm that:

               (i) we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the "Act") or any applicable state securities or "Blue Sky" laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

               (ii) any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the "Trust") or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

              (iii) we are able to bear the economic risk of investment in
                    Privately Offered Certificates; we are an institutional "accredited investor" as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

               (iv) we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;

               (v) we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or "Blue Sky" laws or an exemption from the registration requirements of the Act and any applicable state securities or "Blue Sky" laws is available;

               (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

                         (A) (1) the sale is to an Eligible Purchaser (as
                    defined below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Securities Administrator) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

                         (B) if the Privately Offered Certificate is not
                    registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or "blue sky" laws and, if Wells Fargo Bank Minnesota, National Association (the "Securities Administrator") so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

              (vii) we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

             (viii) we either: (i) are not acquiring the Privately Offered
                    Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or section 4975 of the

                    Internal Revenue Code of 1986, as amended (the "Code"), or
                    (ii)[ [in the case of the Class B-3, B-4 and B-5 Certificates:] each Transferee of a Junior Subordinate Certificate, a represntation (or deemed representation) that
                    (i) th eTransferee is an insurance company (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account' as defined in PTCE 95-60 and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.][[in the case of the Class III-CE, III-P and III-R Certificates:] are providing an opinion of counsel to the effect that the proposed transfer and holding of a Privately Offered Certificate: (I) is permissible under applicable law, (II) will not result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (III) will not subject the Depositor, the Trustee, the Master Servicer, the Securities Administrator, any Servicer or the Trust Fund to any obligation or liability in addition to those undertaken in the Agreement.]

               (ix) We understand that each of the Class III-CE, III-P and III-R
                    Certificates bears, and will continue to bear, a legend to substantiate the following effect: "THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW). SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.3 OF THE AGREEMENT REFERRED TO HEREIN. [[CLASS III-CE, III-P AND III- R: [NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO
                    SECTION 5.3(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL UNDER SECTION 5.3(e) OF THE AGREEMENT THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
                    SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE TRUSTEE, THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, ANY SERVICER OR THE TRUST FUND TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.] [[CLASS B-3, B-4 and B-5:] NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATE PURSUANT TO SECTION 5.3(e) OF THE AGREEMENT.]ANY RESALE, TRANSFER OR OTHER DISPOSITION

                    OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.3(e) OF THE AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE. THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.3 OF THE AGREEMENT.."

         "ELIGIBLE PURCHASER" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified

Institutional Buyer as defined under Rule 144A of the Act or an institutional "Accredited Investor" as defined under Rule 501 of the Act.

         Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of January 1, 2004, between Deutsche Mortgage Securities, Inc., as depositor, Wells Fargo Bank Minnesota, National Association, as master servicer and securities administrator, and HSBC Bank USA, as Trustee (the "Agreement").

         If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.


Name of Nominee (if any):
                          ---------------------------------

         IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

                                        Very truly yours,

                                        [PURCHASER]

                                        By:
                                             ----------------------------------
                                                 (Authorized Officer)

                                        [By:
                                            -----------------------------------
                                                 Attorney-in-fact]

                             Nominee Acknowledgment

         The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                    [NAME OF NOMINEE]

                                    By:
                                       ---------------------------------
                                             (Authorized Officer)


                                    [By:
                                          ------------------------------
                                             Attorney-in-fact]

                                    EXHIBIT G
                         FORM OF BENEFIT PLAN AFFIDAVIT
[Date]

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018
Attention: Deutsche Mortgage Securities Trust 2004-1

Wells Fargo Bank Minnesota, National Association
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479
Attention:        Deutsche Mortgage Securities, Inc., 2004-1

Deutsche Mortgage Securities, Inc.
60 Wall Street
New York, New York 10005
Attention:     Deutsche Mortgage Securities, Inc.
               Mortgage Loan Trust, Series 2004-1

               Re: Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 2004-1 Mortgage Pass-through Certificates, (the "Trust") Class B-3, B-4, B-5, III-CE, III-P, and III-R certificates (The "Purchased Certificates")
                    -------------------------------------------------------

Under penalties of perjury, I, ___________________, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete; and

         1. That I am the _________ of _________________ (the "Purchaser"),
whose taxpayer identification number is ___________, and on behalf of which I have the authority to make this affidavit.

         2. That the Purchaser is acquiring a Purchased Certificate representing an interest in the Trust.

         3. The Purchaser either (a) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a "plan" described in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any entity deemed to hold plan assets of any of the foregoing by reason of a plan's investment in such entity (a "Plan") or (b) [[in the case of the Class B-1, B-2 and B-3 Certificates:] each Transferee of a Junior Subordinate Certificate, a representation (or deemed representation) that
(i) the Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" as defined in PTCE 95-60 and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.] [[in the case of the Class III-CE, III-P and III-R Certificates:] has provided the opinion of counsel required by Section 5.3(d) of the Agreement.]

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed
on its behalf, by its duly authorized officer this    day of _____________, 20 .

                                                [Purchaser]
                                                By:____________________________
                                                Its:

                                                                    SCHEDULE ONE
                                  LOAN SCHEDULE

                 [TO BE PROVIDED BY THE DEPOSITOR UPON REQUEST]

                                                                    SCHEDULE TWO
                           PREPAYMENT CHARGE SCHEDULE


                                       H-3